                                                                   Exhibit 10.60

                     SPECIAL TERMS & CONDITIONS OF PURCHASE

ARTICLE SC.1 PURCHASE ORDER DOCUMENTS

The following documents shall comprise the Purchase Order, and shall together be referred to as the "Purchase Order Documents":

(a) Purchase Order (any printed terms and conditions on the face or reverse of such Purchase Order are null and void);
(b) Special Terms & Conditions of Purchase ("SC");
(c) General Terms & Conditions of Purchase ("GC"); and
(d) Seller's Technical Proposal

In the event of any conflict between the terms of the Purchase Order Documents, the provisions of the document first listed above shall prevail.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the General Conditions of this Purchase Order.

ARTICLE SC.2 SCOPE OF SUPPLY

GE shall design, manufacture, and supply three (3) combustion turbine generators and associated equipment as set forth in GE's May, 2000 Proposal No. 91578AG - Sections 7 through 8 (collectively the "Equipment"). The scope of supply shall also include four hundred fourteen 414) manweeks of technical advisory services and one (1) class week of gas turbine familiarization training (collectively known as "Services"). The technical advisory services included herein are based on a single shift per day, eight (8) hours per shift, five (5) days per week, straight-time basis.

ARTICLE SC.3 PRICE AND PAYMENT

The Purchaser shall pay the Seller, the firm price of One hundred sixteen million two hundred twenty four dollars ($ 116,224,000) (the "Purchase Order Price") for such Equipment and Services. Payment shall be made in accordance with the Payment Schedule in Schedule A and as set forth in GC.2.

The firm price (excluding taxes) for the Equipment and Services as set forth herein is One hundred sixteen million two hundred twenty four dollars ($ 116,224,000). The price set forth above includes freight to the Destination Point (VA or MD) and reflects the making of progress payments in accordance with the Payment Schedule A. The initial non-refundable payment of ten percent (10%) of the above price, as required by the Payment Schedule herein, will be made by ODEC, not later than three (3) business days following the execution of this contract. Payment by ODEC will be by wire transfer of funds in the amount of $11,622,400.


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

PITTSBURGH NATIONAL BANK
5TH & WOOD STREETS
PITTSBURGH, PA 15265
BANK ROUTING # 0430 000 96
GE ACCOUNT # 215-5583

Please reference IPS # 91578 in Wire Transfer transmittal.

ARTICLE SC.4 SHIPMENT

Unless excused elsewhere in this Purchase Order, the Shipment Date for the Equipment (i.e., both Units) provided herein shall be for two (2) units no later than October 31, 2003 and one (1) unit by no later than November 30, 2003.

ARTICLE SC.5 DELAY LIQUIDATED DAMAGES

a)     Delay Liquidated Damages - Drawings

       Subject to Tab 13 of Seller's Technical Proposal, if an individual drawing as indicated below is submitted after the Scheduled Drawing Submittal Date for reasons attributable to Seller and not excused elsewhere in the Purchase Order Documents, the Seller shall pay as liquidated damages ("Drawing Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below until such drawing is submitted:

          -------------------- ----------------------------------------
               Days                   Liquidated Damages per Drawing
          -------------------- ----------------------------------------
               1-30                   $100 / day with 1,000 / day cap
          -------------------- ----------------------------------------
             Over 30                  200 / day with 2,000 / day cap
          -------------------- ----------------------------------------



Seller understands that drawings submitted by Seller will be final by the dates indicated in the Conformed Technical Proposal. Seller shall pay to Purchaser, within 30 days after Purchaser's demand, Liquidated Damages in the amount of one hundred dollars ($100) for up to thirty (30) calendar days late with a one thousand dollar ($1000) per day cap. Beyond thirty (30) days, this amount shall increase to $200 with a two thousand dollar ($2000) per day cap.
The total aggregate liability for such Drawing Liquidated Damages shall not exceed Two Hundred Fifty Thousand Dollars ($250,000). Drawing Liquidated Damages shall apply to the individual drawings identified as such in Seller's Technical Proposal as 0306, 0323, 0326, 0330, and 1603

b) Delay Liquidated Damages -Shipment of Major Components

(1) Seller shall ship the Major Components of each Unit, FOB ex-works, two (2) units no later than October 31, 2003 and one (1) unit by no later than November 30, 2003 ("Scheduled Major Component Shipment Date"). In the event any of the Major Components of a Unit is shipped after the Scheduled Major Component Shipment Date for reasons attributable to Seller and not excused elsewhere in the Purchase Order, the Seller shall pay as liquidated damages ("Shipment Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below until the last Major Component of the Unit is shipped. The Shipment Liquidated Damages below are on a per Unit basis and are not on a Major Component basis.: GE will ship the Equipment on or before dates stated above with freight prepaid and allowed to the Destination Point. Notwithstanding the foregoing, GE shall remain responsible for transportation and risk of loss of the Equipment until the Equipment is delivered to the Destination Point. "Destination Point" shall mean the delivery free on board carrier to the nearest commercially accessible rail siding to ODEC's project site for all rail shipments and free on board carrier to the nearest accessible common carrier point to ODEC's project site for all truck shipments.

The following is a graduated scale for offered schedule liquidated damages for delay in shipment of Major Components (gas turbine, generator, accessory base, Inlet filter and PEECC) if such components are shipped after Shipment Dates.

      ------------------------------------------------------------
         Shipment       Liquidated Damages on last of Major
                                Components in delay
      ------------------------------------------------------------
         0-7 days                    $5000/day
      ------------------------------------------------------------
         8-15 days                   8,000/day
      ------------------------------------------------------------
        16-30 days                   12,000/day
      ------------------------------------------------------------
         30+ days                    25,000/day
      ------------------------------------------------------------

     The above Equipment shipping commitment is contingent upon GE having the Project Specific Definition (defined below) by no later than July 1, 2002. In the event GE does not receive the Project Specific Definition within the time frame specified above, GE, at its option, shall be entitled to release the Equipment based on the contractual definition. Changes in scope after such a release will be handled under the change provision as set forth in the contract.

     The purchaser will make commercially reasonable effort to promptly off load equipment and release rails.
Project Specific Definition shall mean (i) configuration changes, if any, to the base configuration (i.e., acceptance or rejection of any and all equipment options); (ii) site conditions and fuel analysis (oil analysis and gas analysis through C14), (iii) environmental requirements; and (iv) state, local and other regulatory or code requirements (including seismic and wind loading design requirements).

c) Delay Liquidated Damages (Drawings and Shipment of Major Components)

     The Seller's aggregate liability hereunder for a) Drawing Liquidated Damages and b) Shipment Liquidated Damages (collectively known as "Delay Liquidated Damages") shall not exceed five percent (5%) of the Contract Price. The Delay Liquidated Damages paid by

     Seller for such delay shall be Purchaser's exclusive remedy and Seller's sole obligation.

ARTICLE SC.6  PERFORMANCE LIQUIDATED DAMAGES

The Seller guarantees the performance of each Unit ("Performance Guarantees") as set forth in Tab 3.1.1 and 3.1.2 of Seller's Technical Proposal. Subject to GC.17, if a Unit fails to achieve the Performance Guarantees, the Seller shall pay to the Purchaser as liquidated damages ("Performance Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below.

For Simple Cycle Applications:

      -------------------------------------------------------------------
          Criterion      Gas Guaranteed Value     Liquidated Damages
      -------------------------------------------------------------------
          Net Output               kW                   $500/kW
      -------------------------------------------------------------------
        Net Heat Rate           Btu/kWh             5,000 $/BTU/kWh
      -------------------------------------------------------------------

If when first tested the Equipment fails to achieve the guaranteed output or heat rate, Seller shall be afforded a period of 180 days during which it can correct and adjust the Equipment (the "Correction Period"). If, when re-tested at the end of the Correction Period, the Equipment again fails to achieve the guaranteed output or heat rate, Seller shall pay to Buyer as liquidated damages and not as a penalty a sum calculated in accordance with the table above. The liquidated damages payable in respect of deficiencies in performance shall not exceed five 5% of the Contract Price. The liquidated damages shall be Seller's sole and exclusive liability for performance deficiencies.

Notwithstanding the foregoing, in the event the performance of any Unit exceeds any of its performance guarantees (on natural gas or distillate), a credit shall be given using the same dollar value by which the liquidated damage is calculated for such performance guarantee. GE's performance credit or performance liability shall be the net calculation. It is expressly understood that in the event GE's performance credits exceed performance liabilities, ODEC shall pay GE, as a bonus, fifty percent (50%) of the dollar value by which the liquidated damage is calculated but only on the portion of performance credits which are in excess of performance liabilities. The performance bonus payable in respect of exceeding performance standards shall not exceed five 5% of the Contract Price. Performance LD's will be paid on only one fuel.

ARTICLE SC.7  TOTAL AGGREGATE LIQUIDATED DAMAGES

The Seller's overall aggregate liability hereunder for both Performance Liquidated Damages and Delay Liquidated Damages shall not exceed ten percent (10%) of the Contract Price. The Liquidated damages will be paid purchaser and cannot be assigned to EPC.

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

ARTICLE SC.8  GOVERNING LAW

This Purchase Order shall be construed and interpreted in accordance with the laws of the State of New York, USA.

ARTICLE SC.9  FACTORY TESTING AND SITING

GE, at its sole discretion, shall determine the extent of factory testing to be conducted on the Equipment. Upon request, factory test data / reports will be made available solely at GE's option. If Purchaser's unit is FSNL tested Seller's project manager will make reasonable effort to accommodate this event as a witness point.

SITING
GE's pricing as provided herein applies to all three units being installed at any one site located in Virginia or Maryland.

ARTICLE SC.10 TERMINATION FOR CONVENIENCE:
              ---------------------------

If ODEC should cancel this contract prior to title transfer of the Equipment, ODEC shall pay GE a termination fee in accordance with the Termination Schedule B.

ARTICLE SC.11 ENTIRE AGREEMENT

This Purchase Order represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party's authorized representative. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Purchase Order.

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

                                  Schedule A/B

                                                      Cumulative    Gas Turbine
    Months Prior                           Payment     Payment      Termination
       To Ship       Event                 Schedule    Schedule       Schedule
       -------       -----                 --------    --------       --------
                  Order Award/ Signed       10.0%       10.0%          10.0%
                     Contract Down
                        payment
                                                        10.0%          10.0%
                                                        10.0%          10.0%
                                                        10.0%          10.0%
         24                                  2.0%       12.0%          12.0%
         23                                  2.0%       14.0%          14.0%
         22                                  2.0%       16.0%          16.0%
         21                                  2.0%       18.0%          18.0%
         20                                  2.0%       20.0%          20.0%
         19                                  2.0%       22.0%          22.0%
         18                                  2.0%       24.0%          24.0%
         17                                  2.0%       26.0%          26.0%
         16                                  2.0%       28.0%          28.0%
         15                                  2.0%       30.0%          30.0%
         14                                  3.0%       33.0%          32.0%
         13                                  3.0%       36.0%          34.0%
         12                                  3.0%       39.0%          36.0%
         11                                  3.0%       42.0%          38.0%
         10                                  3.0%       45.0%          40.0%
          9                                  3.0%       48.0%          40.0%
          8                                  3.0%       51.0%          40.0%
          7                                  3.0%       54.0%          40.0%
          6                                  3.0%       57.0%          40.0%
          5                                  3.0%       60.0%          40.0%
          4                                  3.0%       63.0%          40.0%
          3                                  4.0%       67.0%          40.0%
          2                                  4.0%       71.0%          40.0%
          1                                  4.0%       75.0%          40.0%
          0          Available to Ship      20.0%       95.0%          40.0%
          0       Shipment                                            100.0%
         -1           30 Days After          5.0%      100.0%         100.0%
                        Shipment

--------------------------------------------------------------------------------
Initial payment due upon Order Award, NET 3 days, via Wire Transfer.
--------------------------------------------------------------------------------
Remaining payments due NET 30 days from receipt of invoice via Wire Transfer.
--------------------------------------------------------------------------------
The Buyer may terminate this contract at any time upon written notice and
--------------------------------------------------------------------------------
payment of termination charges in accordance with the schedule set forth above.
--------------------------------------------------------------------------------
Title to any terminated gas turbine-generator equipment remains with the Seller.
--------------------------------------------------------------------------------
The termination exposure for any equipment for which title has transferred is 100%.
--------------------------------------------------------------------------------

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


                       GENERAL TERMS & CONDITIONS OF SALE

1.    DEFINITIONS ...........................................................3

2.    PAYMENTS ..............................................................4

3.    SECURITY ..............................................................5

4.    TAXES .................................................................5

5.    CHANGES ...............................................................5

6.    INSPECTION AND FACTORY TESTS ..........................................6

7.    TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE .....................6

8.    EXCUSABLE DELAYS ......................................................7

9.    WARRANTY ..............................................................7

10.   PATENTS ...............................................................8

11.   INSURANCE .............................................................9

12.   INDEMNIFICATION .......................................................9

13.   LIMITATION OF LIABILITY ..............................................10

14.   INTENTIONALLY OMITTED ................................................11

15.   FINAL COMPLETION .....................................................11

16.   PERFORMANCE GUARANTEES ...............................................11

17.   TERMINATION FOR CAUSE ................................................12

18.   SELLER'S PROPRIETARY INFORMATION .....................................13

19.   GLOBAL SOURCING ......................................................13

20.   ASSIGNMENT ...........................................................13

21.   COMPLIANCE WITH LAWS, CODES, AND STANDARDS ...........................14

22.   NOTICE TO PROCEED ....................................................14



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

23.   SUSPENSION ...........................................................15

24.   DISPUTE RESOLUTION ...................................................15

25.   MISCELLANEOUS PROVISIONS .............................................15

ARTICLE GC.1 DEFINITIONS

A. "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with, either Party, or, regardless of control or ownership, that is set up solely for fiduciary purposes to own or operate the Units for the benefit of a Party.

B. "Change Order" shall mean a written change order describing the change and setting out adjustments, if any, in the Contract Price, and any other provision of this Agreement which is affected and shall be entered into and signed by the Parties in order for the change to be effective.

C. "Contract Documents" shall mean the Agreement, Special Terms & Conditions, General Terms & Conditions of Sale, and Seller's Technical Proposal.

D. "Contract Price" shall be the total firm price as stated in the Agreement for the Equipment and Services to be provided in accordance with the terms of the Contract Documents.

E. "Day" or "Days," shall mean a calendar day or days of twenty four (24) hours each.

F. "Delay Liquidated Damages" shall mean the Purchaser's sole remedy and Seller's sole obligation for Seller's failure to deliver the Major Components of the Unit by the Scheduled Major Component Delivery Date.

G. "Delivery Date" shall mean the date the last Major Component (gas turbine, generator, accessory base, Inlet filter and PEECC) is delivered to the Delivery Point or is shipped to storage as set forth in Article GC.7.

H. "Delivery Point" shall mean the delivery free on board carrier ("FOB") to the nearest accessible rail siding to the Project Site for all rail shipments and free on board carrier to the nearest accessible common carrier point at the Project Site for all truck shipments.

I. "Equipment" or "Unit" shall mean the gas turbine generator and associated accessories as set forth in Seller's Technical Proposal.

J. "Final Completion" shall have the meaning as set forth in Article GC.15.

K. "Major Components" shall have the meaning of the gas turbine, generator, accessory base, Inlet filter, and PEECC.

L. "Order Definition Meeting" shall mean a project kick-off meeting between the Seller's project execution team and Purchaser's project representatives as set forth in Article GC.22.

M. The term "Parties" shall mean the Purchaser and Seller, collectively, and "Party" shall mean the Purchaser or Seller, individually.

N. "Performance Guarantees" shall mean the Seller's output and heat rate guarantees for the Unit as set forth in Seller's Technical Proposal.

O. "Performance Liquidated Damages" shall mean the Purchaser's sole remedy and Seller's sole obligation for Seller's failure to achieve the Performance Guarantees.

P. "Purchaser" shall mean Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative, having it's primary place of business at 4201 Dominion Boulevard, Glen Allen, Virginia, 23060.

Q. "Technical Proposal" shall mean Seller's Technical Proposal 91578AG dated May 2000.

R. "Seller" shall mean the General Electric Company, a New York corporation acting through its Power Generation Business having a primary place of business at One River Road, Schenectady, New York 12345.

S. "Services" shall mean the training and installation support to be furnished by Seller under this Agreement.

T. "Site" or "Project Site" shall mean the Marsh Run Project Site or such other site in the mainland of Virginia or Maryland as designated by the Purchaser

U. "Subcontractor(s)" or "Supplier(s)" shall mean any corporation, partnership, or individual having a contract with Seller to supply material, equipment, labor, goods, or services to Seller in

V. Ship Dates for the 3 units will be at notice of readiness to ship from the factory. These dates are two (2) units no later than October 31, 2003 and one
(1) unit no later than November 30, 2003.

ARTICLE GC.2 PAYMENTS

Payments shall be made in accordance with the Payment Schedule referenced in and incorporated into the Agreement (Schedule A). Initial payment due upon Order Award, Net 3 days remitted via wire transfer. Remaining payment terms are net ten (30) days from receipt of invoice, remitted via wire transfer. Wire transfer instructions shall be provided on each invoice. Late payments shall be subject to an interest charge equal to two percent in excess of the prime rate as published in the Wall Street Journal, at that time.

If a change in the Unit results in a change in the Contract Price, all installments shall be adjusted accordingly. However, if the change results in a decrease in the Contract Price, then the payments previously made shall be retained by Seller and applied to subsequent payments as they become due.

For those payments which are tied to milestones, it is understood and agreed that if Seller completes the milestone in advance of what is indicated on the Payment Schedule, in no event shall the Purchaser be required to make payment for such milestone prior to sixty (60) days from the milestone date identified on the Payment Schedule.

ARTICLE GC.3 SECURITY

At the time of shipment of the last Major Component of the Unit, Seller will provide a Surety Retention Bond (the "Bond"), substantially in the form attached hereto, in the amount of 2.0% of the Contract Price against satisfaction of Seller's duties, covenants, and obligations hereunder. After the initial performance test, the Bond shall be reduced to amount equal to 125% of the value of the mutually agreed upon punch list items but in no event greater than 2.0% of the Contract Price. The Surety Retention Bond will be in a form and substance acceptable to both Parties. The Surety Retention Bond shall expire upon completion of the mutually agreed upon punch list.

ARTICLE GC.4 TAXES

The Contract Price includes all applicable corporate and individual taxes that are measured by net income or profit imposed by any governmental authority of any country on Seller, its employees or Subcontractors due to the execution of this Contract. The Contract Price also includes all taxes, import duties, and fees required by any governmental authority of any country necessary to import and to deliver the foreign manufactured Equipment to the Project Site.

Notwithstanding the foregoing, the Contract Price does not include any sales, use, excise, value added, gross receipts, consumption, franchise, property, or similar taxes imposed by any federal, state, or local government in the United States of America. Purchaser shall pay all such taxes.

ARTICLE GC.5 CHANGES

Purchaser shall have the right to request that Seller make changes to the Unit, whether such Change request be for modifications, alterations or additions. Seller shall prepare a written description of the proposed Change for the Purchaser's review and approval. All changes under this contract shall be subject to mutual agreement. Seller shall not be obliged to proceed with any Change until mutual agreement has been reached.

In the event Purchaser contemplates making a Change, Purchaser shall so advise Seller. Within ten (10) days (unless otherwise extended by mutual agreement) following written receipt of such advice, Seller shall advise Purchaser of the possibility of performing the requested Change, and shall submit to Purchaser a lump sum firm price relating to the proposed Change, including:

(i) a technical description of the proposed Change in such detail as the Purchaser may reasonably require,

(ii) a lump sum firm price adjustment (increase or decrease) in the Contract Price, if any, caused by the proposed Change,

(iii) all potential effect(s), if any, such Change has on the project schedule, or any other schedule or dates for performance by Seller hereunder, and

(iv) all potential effect(s), if any, such Change has on Seller's ability to comply with any of its obligations hereunder, including Seller's warranties and performance guarantees.

Purchaser shall then have ten (10) days from the date of receipt of such information to either approve or disapprove, in writing, the proposed Change, or to request additional time to consider the proposed Change. If Purchaser approves such Change, Purchaser shall direct Seller, in writing, to perform the Change and Purchaser and Seller shall then execute a Change Order which shall operate as an amendment to this Contract. Upon the execution of the Change Order, Seller shall immediately proceed to perform as set forth in the Change Order.

For Seller initiated changes, the Seller shall submit to the Purchaser a written description of the proposed Change and follow the same procedure as set forth above for Purchaser initiated changes.

ARTICLE GC.6 INSPECTION AND FACTORY TESTS

Upon Purchaser's request and Seller's prior written consent, Purchaser's representative shall be provided access to Seller's facilities to obtain information on production progress and make inspections. Such access will be limited to areas concerned with the Unit(s) and shall not include restricted areas where work of a proprietary nature is being conducted. Notwithstanding anything to the contrary, the Seller shall, at its sole discretion, determine the extent of Purchaser access to Seller's facilities and the extent of factory testing to be conducted on the Equipment.

Subject to the conditions set forth in this Article GC.6, the Seller will make reasonable efforts to obtain for Purchaser's access to Subcontractors' facilities for the purposes described above.

Purchaser's inspection of the Unit or its failure to inspect does not relieve Seller of its obligation to fulfill the requirements of this Agreement, nor is it to be construed as acceptance by the Purchaser.

ARTICLE GC.7 TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE

Title to the Equipment or materials to be shipped from within the United States shall pass to Purchaser when made available for shipment from the manufacturer's factory. Title to the

Equipment or materials to be shipped from a country other than the United States shall pass to Purchaser at the port of export immediately after the Equipment or materials have been cleared for export. Title to Services shall pass to Purchaser as performed. Notwithstanding passage of title, Seller shall remain responsible for risk of loss or damage to the Equipment and materials incorporated therein until delivered to the agreed upon Delivery Point or delivery to storage.

If any part of the Equipment cannot be shipped to Purchaser when ready due to any cause not attributable to Seller, Seller may ship such Equipment to storage. If such Equipment is placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (i) title and risk of loss shall thereupon pass to Purchaser if it had not already passed; (ii) any amounts otherwise payable to Seller upon delivery or shipment shall be payable upon presentation of Seller's invoice(s) and certification of cause for storage;
(iii) all expenses incurred by Seller, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, removal charges and any taxes shall be payable by Purchaser upon submission of Seller's invoice(s); (iv) the Services provided herein shall be subsequently changed to the rate prevailing at the time of actual use and Purchaser shall pay the net increase; and (v) when conditions permit and upon payment of all amounts due hereunder, Seller shall resume delivery of the Equipment to the Delivery Point.

ARTICLE GC.8 EXCUSABLE DELAYS

Seller shall not have any liability or be considered to be in breach or default of its obligations under this Contract to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due to: (i) causes beyond its reasonable control; or (ii) acts of God, acts (or failures to act) of governmental authorities, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), epidemics, civil unrest, riots, delays in transportation, or car shortages; or (iii) acts (or omissions) of Purchaser including failure to promptly: (a) provide Seller with information and approvals necessary to permit Seller to proceed with work immediately and without interruption, or (b) comply with the terms of payment, or (iv) shipment to storage under Article GC.7. Seller shall notify Purchaser of any such delay. The date of delivery or of performance shall be extended for a period of time necessary to overcome the effect of such excusable delay. If Seller is delayed by acts or omissions of Purchaser, or by the prerequisite work of Purchaser's other contractors or suppliers, Seller shall also be entitled to an equitable price adjustment.

ARTICLE GC.9 WARRANTY

Seller warrants to Purchaser that (i) the Equipment to be delivered hereunder shall be designed and fit for the purpose of generating electric power when operated in accordance with Seller's specific operation instructions and, in the absence thereof, in accordance with generally accepted operation practices of the electric power producing industry and shall be free from defects in material, workmanship and title; and (ii) Services shall be performed in a competent, diligent manner in accordance with any mutually agreed specifications.

The foregoing warranties (except as to title) for the Equipment shall apply to defects which appear during the Warranty Period which shall expire upon the first to occur of the following: (a) 12 months from Initial Synchronization of the applicable Unit or (b) 24 months following the Delivery Date of the applicable Unit.

If the Equipment delivered or Services performed hereunder do not meet the above warranties during the Warranty Period, Purchaser shall promptly notify Seller in writing and make the Equipment available for correction. Seller shall thereupon correct any defect by, at its option, (i) reperforming the defective Services,
(ii) repairing the defective part of the Equipment or (iii) by making available necessary replacement parts F.O.B. factory, freight prepaid to the Site. Seller shall provide Technical Advisory Services reasonably necessary for any such repair of the Equipment, but Seller shall not be responsible for removal or replacement of structures or other parts of the facility. If a defect in the Equipment or part thereof cannot be corrected by Seller's reasonable efforts, the Parties will negotiate an equitable adjustment in price with respect to such Equipment or part thereof. The condition of any tests shall be mutually agreed upon and Seller shall be notified of and may be represented at, all tests that may be made.

Any reperformed service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth above, except that the warranty period shall be for a period of one year from the date of such reperformance, repair or replacement. In any event the warranty period and Seller's responsibilities set forth herein for such repaired or replacement part shall expire upon the first to occur of the following: (a) 24 months from initial synchronization of the applicable Unit or (b) 36 months following the Delivery Date of the applicable Unit.

Seller does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to environment or operation, including excessive operation at peak capability, frequent starting, type of fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids. The warranties and remedies set forth herein are further conditioned upon (i) the proper storage, installation, operation, and maintenance of the Equipment and conformance with the operation instruction manuals (including revisions thereto) provided by Seller and/or its subcontractors, as applicable and (ii) repair or modification pursuant to Seller's instructions or approval. Purchaser shall keep proper records of operation and maintenance during the Warranty Period. These records shall be kept in the form of logsheets and copies shall be submitted to Seller upon its request.

The preceding paragraphs of this Article set forth the exclusive remedies for all claims based on failure of or defect in the Equipment and Services provided under this Contract, whether the failure or defect arises before or during the Warranty Period and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. The foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

ARTICLE GC.10 PATENTS

Seller agrees to indemnify and hold harmless Purchaser from any rightful claim of any third party that any Equipment manufactured by Seller and furnished hereunder infringes any registered patent, copyrights, and trademarks. If Purchaser notifies Seller promptly of the receipt of any such claim, does not take any position adverse to Seller regarding such claim and gives Seller information, assistance and exclusive authority to settle and defend the claim, Seller shall, at its own expense and option, either (i) settle or defend the claim or any suit or proceeding and pay all damages and costs awarded in it against Purchaser, or (ii) procure for Purchaser the right to continue using the Equipment, or (iii) modify the Equipment so that it becomes non-infringing, or
(iv) replace the Equipment with non-infringing Equipment; or (v) remove the infringing Product and refund the price. If, in any suit arising from such a claim, the continued use of the Equipment for the purpose intended is forbidden by any court of competent jurisdiction, Seller shall at its option take one or more of the actions under (ii), (iii); (iv) or (v) above. The foregoing states the entire liability of Seller for patent infringement of any Equipment.

The above paragraph shall not apply to (i) any Equipment which is manufactured to Purchaser's design or (ii) the use of any equipment furnished under this Contract in conjunction with any other apparatus or material. As to any Equipment or use described in the preceding sentence, Seller assumes no liability whosoever for patent infringement.

ARTICLE GC.11 INSURANCE

This article GC.11 covers any of Seller liabilities anywhere related to this contract.

The Seller and each of its Subcontractors shall furnish and maintain Comprehensive General Liability insurance with limits of not less than $1,000,000 per occurrence for bodily injury or death, and $1,000,000 per occurrence property damage plus Contractual Liability coverage.

The Seller and each of its Subcontractors shall furnish and maintain automobile liability insurance with limits of not less than $1,000,000 for each person, $1,000,000 for each occurrence and $1,000,000 for property damages.

The Seller and each Subcontractor shall furnish to the Purchaser certificates evidencing compliance with all federal and state workers compensation or similar laws which might impose any charge or liability on the Purchaser in connection with the Work under this Contract. Employers liability insurance with a limit of $1,000,000 per accident and $1,000,000 in the annual aggregate.

Before the Seller or its Subcontractors shall do any work under this Contract, they shall furnish the Purchaser with the aforementioned certificates and certificates of insurance evidencing that insurance has been provided to meet the above requirements. Such certificates shall state that no material change or cancellation can be effected without thirty (30) days prior written notice to the Purchaser.

Seller shall be included on Purchaser's Builder's Risk Insurance Policy as an additional insured, with a waiver of subrogation with respect to Seller's on-Site activities.


ARTICLE GC.12 INDEMNIFICATION

Subject to the provisions of Article GC.13, Seller agrees to indemnify and hold harmless Purchaser from any physical damage to the property of third parties or injury to persons, including death, to the extent resulting directly from the negligence of Seller or its officers, servants, agents, employees, and/or assigns while engaged in activities under this Contract. For purposes hereof, third parties shall not include Purchaser, Operator, or their subsidiaries, parents, affiliates, agents, successors or assigns, or any party with (a) any equity interest in the foregoing entities or (b) a security interest of any nature in any such entity's assets or property, which party also claims or seeks to claim any of the rights, powers or privileges of under this Contract or claims or seeks to claim as a third party beneficiary of Purchaser under this Contract. Purchaser shall likewise indemnify and hold harmless Seller from any physical damage to property of third parties or injury to persons, including death, to the extent resulting directly from the negligence of Purchaser, its officers, servants, agents, employees, and/or assigns, while engaged in activities relating to this Contract. For purposes hereof, third parties shall not include Seller, or any subcontractor, vendor or supplier, or their subsidiaries, parents, affiliates, agents, successors or assigns, or any party with (a) any equity interest in the foregoing entities or (b) a security interest of any nature in any such entity's assets or property, which party also claims or seeks to claim any of the rights, powers or privileges of under this Contract or claims or seeks to claim as a third party beneficiary of Seller under this Contract. In the event such damage or injury is caused by the joint or concurrent negligence of Seller and Purchaser, the loss shall be borne by each Party in proportion to its negligence.

ARTICLE GC.13 LIMITATION OF LIABILITY

The total liability of either Party, on all claims of any kind, whether in contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of the Contract or use of any Equipment shall not exceed the Contract Price, except for the cost of performing the Seller's scope of work or the Purchaser's payment obligation. All liability under this Contract shall terminate four (4) years after the shipment of the last Major Component of the Unit giving rise to the claim.

In no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, shall Seller or its Subcontractors or Suppliers be liable for loss of profit or revenues, loss of use of the Equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, claims of Purchaser's customers for such damages, or for any special, consequential, incidental, indirect or exemplary damages and Purchaser shall indemnify Seller against such claims of Purchaser's customers.

Purchaser covenants and agrees that in the event it seeks to transfer or assign the Equipment and Services to any other third party that it shall, as a condition to such transfer or assignment, cause such third party to acknowledge and accept the restrictions and limitations afforded under this Contract for the benefit of Seller and it's Subcontractors, including the provisions of this Article GC.13.

If Purchaser cannot obtain for Seller from any subsequent purchasers the protections specified in this Article GC.13, Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims made by any subsequent purchasers of the Equipment or Services against Seller for loss or damage arising out of the performance or non-performance of the Equipment or Services provided under this Contract.

If Seller furnishes Purchaser with advice or assistance concerning any products, systems or work which is not required pursuant to the Contract Documents, the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, warranty, indemnity, tort (including negligence), strict liability or otherwise.

For the purposes of this Article GC.13, the term "Seller" shall mean Seller, its affiliates, Subcontractors and Suppliers of any tier, and their respective agents and employees, whether individually or collectively.

The provisions of this Article GC.13 shall prevail over any conflicting or inconsistent provisions contained in any of the documents comprising this Contract, except to the extent that such provisions further restrict Seller's liability.

ARTICLE GC.14 INTENTIONALLY OMITTED

ARTICLE GC.15 FINAL COMPLETION

Final Completion shall occur once (i) Seller has successfully achieved the Performance Guarantees or has paid all Liquidated Damages due and owing including, as applicable, all Performance Liquidated Damages hereunder, and (ii) completion of the mutually agreed upon punch list.

ARTICLE GC.16 PERFORMANCE GUARANTEES

Seller guarantees the performance of the Unit as set forth in the Contract Documents. A performance test shall be run to demonstrate that Seller's Performance Guarantees have been achieved. This test shall be performed using the Seller's testing protocol (GEI-41067D) and shall be conducted immediately following the start-up period after Seller has conducted final check-out of the Unit. If Seller's Performance Guarantees have not been achieved, Seller shall pay Performance Liquidated Damages as indicated in the Agreement. However, Seller will be allowed a cure period of 180 days immediately following the initial performance test during which Performance Liquidated Damages will be deferred, and Seller shall make all repairs, replacements, or other corrections as required for the Unit to meet the Performance Guarantees. During the cure period, Purchaser shall make the Unit available to Seller for such corrective action. At the end of the cure period, if the Unit does not meet Seller's Performance Guarantees, Seller shall then pay Purchaser the appropriate Performance Liquidated Damages. Seller may at any time during the cure period, at its option, pay Purchaser the appropriate Performance Liquidated Damages.

The initial performance test shall be performed by Purchaser at its cost. The Seller shall be notified of, and shall be represented at all such tests. If a re-test is required and to the extent Seller was the cause of such re-test, the actual cost of the retest will be borne by the Seller. The actual cost of the re-test shall mean (i) cost of special test personnel or special operating personnel provided by the Purchaser, (ii) cost of special instrumentation and equipment (including rental cost) and including required calibration of the instrumentation, and (iii) Seller's personnel cost, but in no event whatsoever will Seller be responsible for the cost of fuel, normal operating personnel, or any other such other cost associated with the conducting of such re-test unless specifically noted above.

In conducting the initial performance test or re-tests, the performance of the Unit shall not be adjusted for degradation until such Unit has operated in excess of one hundred (100) hours. The Seller's degradation curve shall be used to determine the adjustment for Unit output and Unit heat rate.

The Seller shall be allowed ninety (90) days from first roll of the Unit to complete Unit checkouts, including adjustments or corrections to make the Unit ready for testing prior to the initial performance test.

In the event Seller is liable to Purchaser for liquidated damages in accordance with the provisions herein for the failure to meet any performance guarantee, the calculation of such liquidated damages shall include a credit when any performance guarantee of any Unit is demonstrated to have been better than the guarantee values. Seller's credit or liability shall be the net calculation.

Notwithstanding the foregoing, in the event the Seller is liable for Performance Liquidated Damages on both natural gas and distillate oil fuels, the Seller shall only be obligated to pay the Performance Liquidated Damage on the fuel which results in the greater compensation to the

Purchaser.

ARTICLE GC.17 TERMINATION FOR CAUSE:

Purchaser shall have the right to terminate this Contract for cause in the event of the following:

(i) Seller becomes insolvent, Seller makes an assignment for the benefit of creditors, or a receiver or trustee is appointed for the benefit of Seller's creditors, or Seller makes a filing for protection from creditors under any bankruptcy or insolvency laws;

(ii) Seller substantially breaches and fails to comply or perform its material obligations hereunder (but only with respect to a material obligation for which this Contract does not provide exclusive remedies);

Prior to termination for breach, Purchaser shall provide Seller with written notice of the nature of such breach and Purchaser's intention to terminate for Seller's default subject to reasonable opportunity for Seller to cure such breach. If Seller fails: (i) to commence and diligently to pursue a cure of such failure within ten (10) business days after receipt of such notice or within such extended period as is considered reasonable by the Parties, or (ii) to provide reasonable evidence that such default does not in fact exist, Purchaser may terminate the Contract.

If Purchaser fails to fulfill any payment conditions as set forth in the Contract, Seller shall have the right to suspend all work on the Unit after twenty (20) days of non-payment of undisputed amounts and any cost incurred by Seller in accordance with such suspension (including storage costs) shall be payable by Purchaser upon submission of Seller's invoice(s). Performance of Seller's obligations shall be extended for a period of time to overcome the effects of such suspension. If Purchaser does not correct such failure within sixty (60) days, Seller shall have the right to terminate this Contract for cause in respect to the portion of the Unit which title has not passed.

If Seller terminates this Contract for Purchaser's breach as provided above, Seller's termination charges shall be paid by Purchaser as set forth in Schedule B of the Agreement. If Purchaser terminates this Contract for Seller's breach, Purchaser will not pay any termination charges and Seller will promptly refund any down payment or progress payments and Purchaser will make all shipped equipment available for return.

ARTICLE GC.18 SELLER'S PROPRIETARY INFORMATION

At the time of furnishing confidential or proprietary information, Seller will expressly designate by label, stamp, or other written communication that the information or documentation furnished is confidential. Purchaser agrees (i) to treat such information as confidential, (ii) to restrict the use of such information to matters relating to Seller's performance of the Contract, and
(iii) to
restrict access to such information to employees of Purchaser and its agents whose access is necessary in the implementation of the Contract. Confidential information will not be reproduced without Seller's prior written consent, and all copies of written information will be returned to Seller upon request except to the extent that such information is to be retained by Purchaser pursuant to the Contract.

The foregoing restrictions do not apply to information which: (i) is contained in a printed publication which was released to the public by Seller prior to the date of the Contract; (ii) is, or becomes, publicly known otherwise than through a wrongful act of Purchaser, its employees, or agents; (iii) is in possession of Purchaser, its employees, or agents prior to receipt from Seller, provided that the person or persons providing the same have not had access to the information from Seller; (iv) is furnished to others by Seller without restrictions similar to those herein on the right of the receiving party to use or disclose; (v) is approved in writing by Seller for disclosure by Purchaser, its agents or employees to a third party; or (vi) for the purpose of financing or project approval, must be provided to a private financing or governmental agency, department, commission or other governmental authority. In disclosing such confidential or proprietary information to governmental authorities, the Purchaser shall cooperate with the Seller in minimizing the amount of such contract information that is furnished. The Purchaser and receiver of information will endeavor to secure and maintain the confidentiality of specified portions of such confidential and proprietary information.

ARTICLE GC.19 GLOBAL SOURCING

Seller reserves the right in its discretion to obtain, source, subcontract, manufacture, fabricate and assemble the Equipment and any of its components and systems outside the United States or from non-domestic concerns, or both; it being understood that the quality standards and warranties of the Seller under the Contract shall be adhered to in all cases irrespective of source and all sourcing shall be consistent with all applicable laws and regulations.

ARTICLE GC.20 ASSIGNMENT

The Parties shall not delegate or assign any or all of their duties or rights under this Contract without prior written consent from the other Party; such consent shall not be unreasonably withheld. Notwithstanding the terms of this provision, the Parties may delegate or assign their duties or rights to any Affiliate or subsidiary, provided that, with respect to Purchaser's delegate or assignee, such delegate or assignee shall own or operate the Units for the purposes of generating electric power for revenue to an electrical power generation grid. Such assignment shall in no way relieve the assigning Party of its obligations under this Contract.

ARTICLE GC.21 COMPLIANCE WITH LAWS, CODES AND STANDARDS

The Contract Price is based on Seller's design, manufacture and delivery of the Equipment and performance of the Services pursuant to (i) its design criteria, manufacturing processes and procedures and quality assurance program, (ii) those portions of industry specifications, codes and standards in effect as of the date of Seller's proposal to Purchaser, which Seller has deemed applicable to the Equipment and the Services, and (iii) the United States Federal, State and local laws and rules in effect on the date of Seller's proposal to Purchaser.

The Contract Price will be equitably adjusted to reflect additional costs incurred by Seller resulting from (i) a change in standards and regulations described in items (ii) or (iii) above after the date of Seller's proposal to Purchaser which affect the Equipment and Services and (ii) changes required to comply with regulatory or industrial requirements in the location where the Equipment will be installed and the Services performed. Purchaser shall advise Seller of requirements affecting the Equipment or Services performed by Seller resulting from the applicability of any laws, rules or regulations in the location where the Equipment will be installed and the Services performed. Reasonable adjustments will be made to the project schedule as may be appropriate to comply with the foregoing. If Seller determines that a change is not possible, Seller will so notify Purchaser and Purchaser may terminate this Contract in accordance with the Schedule B of the Agreement or direct completion without change and assume responsibility for obtaining any necessary waivers.

Notwithstanding the foregoing paragraphs, no modification in price will be made as a result of any general change in the manufacturing facilities of Seller resulting from the imposition of any requirements by any Federal, State or local governmental entity.

ARTICLE GC.22 ORDER DEFINTION MEETING

The Order Definition Meeting ("ODM") shall mean a project kick-off meeting between the Seller's project execution team and Purchaser's project representatives.

Seller shall have no obligation to proceed with any activities related to the design, engineering (including drawings), or manufacture of the Equipment until the ODM. Notwithstanding the foregoing, Seller shall assist Purchaser in its endeavors relating to the air permitting of the Project and cooperate by providing information and support during any hearings in the process of obtaining the permits. In undertaking such assistance, Seller shall not be obligated to incur out-of-pocket costs and expenses without reimbursement from Purchaser.

Subject to Seller receiving the Project Specific Definition as set forth below, the ODM shall be conducted by no later than twelve months prior to the ship date of the first Unit.

It is understood and agreed to by the Parties that Purchaser shall provide, in writing by no later than July 1, 2002) the following information (collectively, the "Project Specific Definition"): (i) configuration changes if any to the base configuration (i.e., acceptance or rejection of any and all Equipment options),
(ii) fuel analysis (oil analysis and gas analysis through C14), (iii) environmental requirements (i.e., air and noise emissions), (iv) state, local and other regulatory or code requirements (including seismic and wind loading design requirements)and the exact location of the Site within mainland Virginia or Maryland. In the event Seller does not receive the Project Specific Definition by the time frame stated above, the Seller shall be entitled to an equitable adjustment in the ODM date and shall be entitled to an equitable adjustment Purchase Order Price or an extension in the Equipment delivery schedule, or both.

ARTICLE GC.23 SUSPENSION

It is expressly understood by the Parties that the Purchaser shall have no right of suspension under this Agreement.

ARTICLE GC.24 DISPUTE RESOLUTION

Any controversy, dispute or difference between the Parties to this Contract, if not amicably settled by the Parties with thirty (30) days following notice of dispute, shall be referred to senior management of the Parties for resolution. In the event the dispute has not been resolved within forty five (45) days following referral to senior management, or such longer period as the Parties may mutually agree, then either Party may then pursue their legal remedies.

ARTICLE GC.25 MISCELLANEOUS PROVISIONS

Except as provided in the Article entitled "Limitation of Liability", these provisions are for the benefit of the Parties hereto and not for any other third party. Waiver by either Party of any right under this Agreement shall not be deemed a waiver by such Party of any other right hereunder.

This Contract represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party's authorized representative. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract.

The invalidity in whole or in part of any part of this Contract shall not affect the validity of the remainder of the Contract.

The following Articles shall survive termination of this Contract: Article (Taxes); Articles (Compliance With Laws, Codes, & Standards); Article (Warranty), Article (Patents), Article (Limitation of Liability), Article (Seller's Proprietary Information), Article (Indemnification) and Article (Miscellaneous Clauses).

g
_______________________________________________________________GE Power Systems

                 GE Power Systems
                 Equipment and Services Proposal

                 for

                 Four PG7241(FA) 60 Hertz
                 Combustion Gas Turbines

                 to

                 Old Dominion Electric Cooperative
                 Remington Project



                                                           Proposal No: 91578AG
                                                               Dated: May, 2000



 GE PROPRIETARY INFORMATION appears on all pages in the Data Sheet, Performance
   Specification, Equipment Scope of Supply, and Commercial Sections of this proposal.

                               Table Of Contents
--------------------------------------------------------------------------------
Proposal Summary

                Introduction ...............................................1
                General Plant Description ..................................2
                Performance Data ...........................................3
--------------------------------------------------------------------------------
Performance and Operation
                Performance Curves .........................................4
                Plant Operating Philosophy .................................5
                Test Philosophy ............................................6
--------------------------------------------------------------------------------
Description of Equipment
                GE Scope of Supply .........................................7
                Turbine-Generator ..........................................8
--------------------------------------------------------------------------------
Design Basis
                Customer Scope of Supply ...................................9
                Codes and Standards .......................................10
                Data Sheets ...............................................11
                Technical Comments ........................................12
--------------------------------------------------------------------------------
Services
                Customer Drawings and Documentation .......................13
                Technical Advisory Services ...............................14
                Training ..................................................15
--------------------------------------------------------------------------------
Drawings and Diagrams
                Mechanical Outline ........................................16
                Electrical One-Line Diagram ...............................17







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--------------------------------------------------------------------------------
Appendices

                    Experience List .........................................18
                    Quality .................................................19
                    Reference Documents .....................................20
                    Spare Parts Recommendation ..............................21








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g
____________________________________________________GE Power Systems

                                1.   Introduction

                   -------------------------------------------------------------
                   1.1  Why Choose GE?

                               When you select a GE heavy duty gas turbine you also gain the resources of the world's largest gas turbine manufacturer. From corporate resources, to manufacturing, to plant service, GE resources are unsurpassed.

                               GE uses a design philosophy based on proven technology and reduced unit maintenance, is the leader in reliability and availability, has packaged designs for fast installation and low cost, can meet demanding low emissions requirements, and has unmatched operational experience. These are the reasons to select GE.

                   -------------------------------------------------------------
                   1.2  Corporate Resources

                               GE is the only company in the world that designs and manufactures heavy duty gas turbines, aircraft engines, and steam turbines. Drawing on the technology and experience of these related products, along with development programs at the GE Corporate Research and Development Center, GE's heavy duty gas turbines have achieved an operating record that is unmatched by the competition.

                               Developments at GE Aircraft Engines and Corporate Research & Development have provided a basis for enhancements to "F" technology gas turbines in advanced cooling techniques, improved sealing methods, patented high-strength alloys, and superior high-temperature coatings.
                               State-of-the-art technology is also utilized in the 18-stage axial flow compressor, the Dry Low NOx combustion system, the turbine nozzles and buckets, and the modular off-base accessory arrangement.

                   -------------------------------------------------------------
                   1.3 Manufacturing

                               GE's heavy duty gas turbine manufacturing operation employs industry-leading techniques at the world's largest gas turbine factory, located in Greenville, SC, USA. The 1 million square feet (92,000 square meters) Greenville facility, along with GE business associate plant resources totaling 6.5 million square feet (600,000 square meters), provide GE with manufacturing capacity unequaled in the industry.


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                  --------------------------------------------------------------
                  1.4 Service and Plant Support

                               GE provides full-time support of the largest localized service network in the world, through 192 service support centers located around the globe. GE service is full scope, extending from unit order through unit retirement. GE field engineers are available to assist with installation and start-up and also with planned and emergency maintenance, with capabilities to perform diagnostics, performance assessments, craft labor coordination, repairs, overhauls, and upgrades.

                               Backing up these field service engineers is a worldwide network of GE service centers as shown on the following map. In addition to 19 service centers in the United States, GE also provides expert repair service through centers in Puerto Rico, Venezuela, England, Saudi Arabia, and Singapore. Whether for routine maintenance or emergency repairs, spare parts are available from warehouses and manufacturing centers all over the world.



                    GE Gas Turbine Repair Centers World Wide


[GRAPHIC APPEARS HERE]




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                  --------------------------------------------------------------
                  1.5 Design Philosophy - Using Proven Technology

                               The reliability of the GE heavy duty gas turbines results from a design philosophy centered on the principle of geometric scaling. Under this principle, the geometric similarity of components is maintained while units are scaled up or down in operating speed and output. Because of this, operating factors such as temperatures, pressures, blade angles and stresses are kept constant, while critical cycle parameters of pressure ratios and efficiency are maintained. In this way, all new machines build on the proven reliability and performance of their predecessors.

                  --------------------------------------------------------------
                  1.6 Reliability and Availability

                               GE heavy duty gas turbines lead the industry in reliability and availability statistics. In fact, reliability and availability of GE "F" class machines rate higher than any other gas turbine design producing more than 50 MW. One key factor in the unmatched reliability of GE's gas turbines is the redundancy built into GE's state-of-the-art gas turbine control system. Because this microprocessor-based turbine control system employs a distributed processor and a redundant architecture, its overall performance is unmatched in the industry. The control system uses independent digital controllers to achieve the reliability of triple redundancy for the turbine control and protective functions.

                  --------------------------------------------------------------
                  1.7 Prepackaged for Rapid Installation

                               The MS7001(FA) is prepackaged in a modularized design to assure fast installation with minimum installation cost. Modules are skid-mounted adjacent to the turbine to minimize interconnection complexities. These modules include:

                               o Accessory module - houses equipment for lube oil, hydraulic oil, gas fuel, and generator seal oil systems

                               o Liquid fuel/atomizing air module - houses equipment for delivering liquid fuel to the turbine

                               o Packaged electrical and electronic control center (PEECC) - houses electrical protection and controls consisting of low voltage motor control centers, turbine and generator control panels, and the emergency DC battery system



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                               The MS7001(FA) features the advanced, packaged
                               design 7FH2 hydrogen-cooled generator designed for compactness and ease of service and maintenance. Factory assembly allows delivery of the generator with the rotor already installed, along with lube oil piping and wiring routed in conduit. This packaged turbine-generator set can reduce installation time and cost by up to 40%.

                  --------------------------------------------------------------
                  1.8 Reduced Maintenance Costs

                               A critical goal in designing GE "F" technology gas turbines is reduced maintenance costs. The result is that competitive units require two to four times as many inspections as the GE "F" class machines. This means a GE machine will save millions of dollars over its service life.

                               When assessing improvements to gas turbine equipment, GE maintains a strict adherence to key design parameters affecting maintenance. The advantage of analysis and feedback from the largest fleet of gas turbines enables GE to develop design improvements and better maintenance procedures.

                               To keep customers informed of such new
                               technology, GE conducts Gas Turbine User and
                               Maintenance Seminars and issues technical publications to GE customers. The operating data from the vast fleet of gas turbines in service, coupled with an evolutionary design philosophy, enable GE to keep customers abreast of the latest advances and know-how in servicing and supporting their units.

                  --------------------------------------------------------------
                  1.9 Emissions

                               GE's gas turbine technology has been developed to meet the ever lower emissions levels required in today's applications. Can-annular combustors with film and impingement cooling meet the environmental requirements for applications throughout the world and provide reliable operation at high firing temperatures. GE is the world's most experienced supplier of Dry Low NOx, diluent injected, and SCR (selective catalytic reduction) systems that meet today's demanding emissions requirements.

                  --------------------------------------------------------------
                  1.10 Experience

                               GE is the world's leading supplier of gas turbines with four times the installed base of its nearest competitor. GE's heavy duty gas turbines are in service in countries all over the world in diverse climates and operating conditions.


                                      Introduction                      Page 1.4
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

                               With this kind of record, GE is able to
                               continuously build in technology improvements, maintenance advancements, and cost reduction strategies for the life of each new plant.

                               The MS7001(FA) builds on a tradition of
                               technological leadership that has made GE gas turbines the standard by which all others have been measured for over four decades. Today, GE's gas turbine product line is the most efficient, most reliable, and most proven in the market.



                                      Introduction                      Page 1.5
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb
g
_______________________________________GE Power Systems


                          2. General Plant Description

                  --------------------------------------------------------------
                  2.1 Equipment Overview


                       2.1.1    Gas Turbine
                                ------------------------------------------------------------------------
                                          Feature                            Specification
                                ------------------------------------------------------------------------
                                Primary Fuel                          Natural Gas
                                ------------------------------------------------------------------------
                                Backup Fuel                           Distillate Fuel Oil
                                ------------------------------------------------------------------------
                                Starting Means                        Static Start
                                ------------------------------------------------------------------------
                                Air Filtration                        Self-Cleaning
                                ------------------------------------------------------------------------
                                Compressor/Turbine Cleaning           On and Off-line Compressor Water
                                                                      Wash
                                ------------------------------------------------------------------------
                                Exhaust System                        Aft and Up Exhaust
                                ------------------------------------------------------------------------
                                Emissions Control                     Gas - Dry Low NOx
                                                                      Liquid - Water Injection
                                ------------------------------------------------------------------------


                      2.1.2     Generator

                                ------------------------------------------------------------------------
                                   Feature                                     Specification
                                ------------------------------------------------------------------------
                                Model                                          7FH2 Packaged
                                ------------------------------------------------------------------------
                                Cooling                                        Hydrogen
                                ------------------------------------------------------------------------
                                Frequency                                      60 Hz
                                ------------------------------------------------------------------------
                                Power Factor (pf)                              0.85 Lagging
                                ------------------------------------------------------------------------
                                Power Factor (pf)                              Capability to 1.00 Leading
                                ------------------------------------------------------------------------
                                Terminal Voltage                               18.0 kV
                                ------------------------------------------------------------------------
                                Generator Excitation                           EX2000P - Static Bus Fed
                                ------------------------------------------------------------------------
                                On-Base Lagging                                Accessory Base
                                ------------------------------------------------------------------------
                                Off-Base Acoustic Enclosure                    Turbine Compartment
                                ------------------------------------------------------------------------
                                Acoustic Barrier Wall                          Exhaust Diffuser
                                ------------------------------------------------------------------------
                                Cooling System                                 Closed H2O to Air
                                ------------------------------------------------------------------------

GE PROPRIETARY INFORMATION            General Plant Description         Page 2.1
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

                  2.1.3      Control Systems

                                Feature                 Specification
                             --------------------------------------------------------
                             Turbine-Generator          SPEEDTRONIC(TM)Mark VI (TMR)














----------
(TM)A trademark of the General Electric Company

GE PROPRIETARY INFORMATION            General Plant Description         Page 2.2
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb
                  g

__________________________________________GE Power Systems

                               3. Performance Data

                  --------------------------------------------------------------
                  3.1 Guarantees

                               Final gas turbine and generator performance will be developed after the site ambient conditions and fuel analysis have been confirmed. The following performance is based on ISO operating conditions.

                  3.1.1 Guaranteed Performance on Natural Gas Fuel

                              ----------------------------------------------------------------------------
                                              Measurement                           Value
                              ----------------------------------------------------------------------------
                              Output (base) -evaporative cooler on                174,100 kW
                              ----------------------------------------------------------------------------
                              Heat rate (base) -evaporative cooler on             9,330 Btu/kWh
                              ----------------------------------------------------------------------------

                  3.1.2 Guaranteed Performance on Distillate Fuel

                              ----------------------------------------------------------------------------
                                              Measurement                           Value
                              ----------------------------------------------------------------------------
                              Output (base) -evaporative cooler on                185,600 kW
                              ----------------------------------------------------------------------------
                              Heat rate (base) -evaporative cooler on             9,935 Btu/kWh
                              ----------------------------------------------------------------------------

                  3.1.2.1 Design Basis

                                               Measurement                          Value
                              ----------------------------------------------------------------------------
                              Elevation                                          0 ft
                              ----------------------------------------------------------------------------
                              Ambient temperature                                59(degree)F
                              ----------------------------------------------------------------------------
                              Relative humidity                                  60 %
                              ----------------------------------------------------------------------------
                              Inlet system pressure drop                         4.0 in. H2O
                              ----------------------------------------------------------------------------
                              Exhaust system pressure                            5.5 in. H2O
                              ----------------------------------------------------------------------------
                              Natural gas fuel heating value (LHV)               21,515 Btu/lb@80(degree)F
                              ----------------------------------------------------------------------------
                              Distillate fuel heating value (LHV)                18,300 Btu/lb@80(degree)F
                              ----------------------------------------------------------------------------
                              Diluent injection flow (water)                     120,570
                              ----------------------------------------------------------------------------
                              Combustion system type                             DLN
                              ----------------------------------------------------------------------------


                              The following also apply to the performance guarantees:

                               o Performance is measured at the generator terminals and includes allowances for excitation power and the shaft-driven equipment normally supplied.



GE PROPRIETARY INFORMATION            Performance Data                  Page 3.1
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

                          o Guarantees are based on new and clean condition of the gas turbine. If more than 100 fired hours have elapsed before a performance test is to be conducted, a GE representative shall have the right to inspect the unit to assure that the power plant is in new and clean condition.

                          o Guarantees are based on a site test conducted as described in the Reference Documents chapter and per the Terms and Conditions of this offer.

                          o Guarantees are based on the calculated amount of diluent injection shown on the above Design Basis table. The actual amount of diluent injection as determined during the field compliance test may be different, which will have an effect on the output and heat rate.

                          o Performance curves for both the turbine and generator are included in the Performance Curves section of this proposal. From these curves it is possible to determine estimated performance at ambient temperatures, percent loads, and barometric conditions differing from those listed in the above design basis table. These curves are used during the site performance test to correct performance readings back to the site conditions at which the performance guarantee was provided.

                  3.1.3   Emissions Guarantees

                          -----------------------------------------------------------------------
                          Measurement                   Natural Gas               Distillate Oil
                                                     (value/load range)        (value/load range)
                          -----------------------------------------------------------------------
                          NOx @ 15% O2 (ppmvd)               9                        42
                          -----------------------------------------------------------------------

                          Notes:

                          For NOx emission compliance, refer to Standard Field Testing Procedure in the Reference Documents chapter of this proposal.

                          NOx emissions for distillate fuel is based on a maximum fuel bound nitrogen content of 0.015% by weight.

                  3.1.4   Acoustics Guarantees

                  3.1.4.1 Near Field Noise Values

                          The near field sound pressure level (SPL) contribution from the GE supplied equipment is guaranteed not to exceed 85 dBA (ref. 20 micropascals) when measured 3 feet (1 meter) in the horizontal plane and at an elevation of 5 feet (1.5 meters) above machine base line or personnel platforms with the equipment operating at base load in accordance with contract specifications.



GE PROPRIETARY INFORMATION            Performance Data                  Page 3.2
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

     3.1.4.1.1       Basis of Guarantee

                     The following also apply to the above guarantee:

                     o Testing methodology shall be based on the latest version of ANSI/ASME PTC 36. The final result shall be the arithmetic average of the SPL's measured around the equipment after background and other corrections have been applied. The equipment shall be in compliance if the final result does not exceed the noise limit(s) specified above.

                     o Equipment shall be operated in a new and clean condition as intended by the designers when measurements are taken. All access compartments, doors, panels and other temporary openings shall be fully closed; all silencing hardware shall be fully installed; all systems designed to be airtight shall be sealed.

                     o If the above guaranteed SPL exceeds the measured background noise by 10 dBA, no correction shall be necessary. Otherwise, corrections to the measured SPL shall be made per ANSI/ASME PTC 36 procedures. Background noise is defined as the noise measured with all GE supplied equipment off and all other plant equipment on.

                     o Intermittent noises such as steam safety blow off valves and filter pulse noise are not included in the above guarantee.

                     o Measurements shall be taken 3 feet (1 meter) away from the outermost surfaces of equipment, including piping, conduit, framework, barriers and personnel protection devices if provided.

                     o Measurements shall not be taken in any location where there is an airflow velocity greater than 5 feet per second (1.5 meters per second), including nearby air intakes or exhausts.

                     o Free field conditions must be prevalent at measurement locations. Testing and for and corrections to a free field shall be per ANSI/ASME PTC 36.

                     o Testing shall be done according to a test plan agreed to by both the customer and GE. Such a plan shall be submitted to both the customer and GE at least 30 days prior to noise compliance testing. The test results shall be submitted in the form of a test report that shall be made available to both the customer and GE.

                     Measurement responsibility shall be stated in the contract. If the customer has responsibility for the compliance measurements, GE reserves the right to audit or parallel these measurements.



GE PROPRIETARY INFORMATION            Performance Data                  Page 3.3
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

         3.1.4.2     Far Field Noise Values

                     There is no far field sound pressure level guarantee.

         3.1.4.2.1   Basis of Guarantee

                     The following also apply to the above guarantee:

                     o Testing methodology shall be based on the latest version of ANSI B133.8. The final result shall be the arithmetic average of the SPL's at the 8 measurement locations after background and other corrections have been applied. The equipment shall be in compliance if the final result does not exceed the noise limit(s) specified above.

                     o Equipment shall be operated in a new and clean condition as intended by the designers when measurements are taken. All access compartments, doors, panels and other temporary openings shall be fully closed; all silencing hardware shall be fully installed; all systems designed to be airtight shall be sealed.

                     o If the above guaranteed SPL exceeds the measured background noise by 10 dBA, no correction shall be necessary. Otherwise, corrections to the measured SPL shall be made per ANSI B133.8 procedures. Background noise is defined as the noise measured with all GE supplied equipment off and all other plant equipment on.

                     o Intermittent noises such as steam safety blow off valves and filter pulse noise are not included in the above guarantee.

                     o Measurements shall be taken 5 feet +/- 2.5 feet (1.5 meters +/- .75 meters) above the ground. Such measurement locations shall be on a flat elevation no more than 16 feet (5 meters) above or below the plant base elevation.

                     o Measurements shall not be taken in any location where there is an airflow velocity greater than 5 feet per second (1.5 meters per second), including nearby air intakes or exhausts.

                     o Measurement locations shall be chosen such that free field conditions exist at those locations. Measurement locations shall not be closer than 12 feet (3.5 meters) to any nearby reflecting surfaces.

                     o Testing shall be done according to a test plan agreed to by both the customer and GE. Such a plan shall be submitted to both the customer and GE at least 30 days prior to noise compliance testing. The test results shall



GE PROPRIETARY INFORMATION            Performance Data                  Page 3.4
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb
                         be submitted in the form of a test report that shall be made available to both the customer and GE.

                    Measurement responsibility shall be stated in the contract. If the customer has responsibility for the compliance measurements, GE reserves the right to audit or parallel these measurements.





GE PROPRIETARY INFORMATION            Performance Data                  Page 3.5
                                      ------------------------------------------
                                      Proposal         91578AG (05/00) Rev. 0 rb

--------------------------------------------------------------------------------
3.2 Estimated Performance

Load Condition                                        BASE       BASE        BASE      BASE
Ambient Temp.                    Deg F.               59.        59.         59.       59.
Evap. Cooler Status                                   On         On          Off       Off
Evap. Cooler Effectiveness       %                    85         85          n/a       n/a
Fuel Type                                             Dist.      Methane     Dist.     Methane
Fuel LHV                         Btu/lb               18,300     21,515      18,300    21,515
Fuel Temperature                 Deg F                80         80          80        80
Liquid Fuel H/C Ratio                                 1.8        n/a         1.8       n/a
Output                           kW                   185,600.   174,100.    183,200.  171,100.
Heat Rate           (LHV)        Btu/kWh              9,935.     9,330.      9,975.    9,370.
Heat Cons. (LHV) X 10(6)         Btu/h                1,843.9    1,624.4     1,827.4   1,603.2
Exhaust Flow        X 10(3)      lb/h                 3722.      3576.       3681.     3534.
Exhaust Temp.                    Deg F.               1088.      1112.       1095.     1119.
Exhaust Heat (LHV) X 10(6)       Btu/h                1020.1     971.1       1010.9    960.9
Water Flow                       lb/h                 120,570.   0.          121,710.  0.
EMISSIONS
---------
NOx                              ppmvd @ 15% O2       42.        9.          42.       9.
NOx AS NO2                       lb/h                 325.       60.         322.      59.
CO                               ppmvd                20.        9.          20.       9.
CO                               lb/h                 65.        29.         65.       29.
UHC                              ppmvw                7.         7.          7.        7.
UHC                              lb/h                 15.        14.         15.       14.
VOC                              ppmvw                3.5        1.4         3.5       1.4
VOC                              lb/h                 7.5        2.8         7.5       2.8
Particulates (TSP)               lb/h                 17.0       9.0         17.0      9.0
EXHAUST ANALYSIS                 % VOL.
----------------
Argon                                                 0.86       0.89        0.85      0.90
Nitrogen                                              71.21      74.18       71.28     74.36
Oxygen                                                10.99      12.27       11.00     12.32
Carbon Dioxide                                        5.62       3.84        5.63      3.84
Water                                                 11.33      8.82        11.24     8.59
SITE CONDITIONS
---------------
Elevation                        ft.                  0.0
Site Pressure                    psia                 14.7
Inlet Loss                       in Water             4.0
Exhaust Loss                     in Water             5.5
Relative Humidity                %                    60
Application                                           7FH2 Hydrogen-Cooled Generator
Combustion System                                     9/42 DLN Combustor

Emission information based on GE recommended measurement methods. NOx emissions are corrected to 15% O2 without heat rate correction and are not corrected to ISO reference condition per 40CFR 60.335(c)(1). NOx levels shown will be controlled by algorithms within the SPEEDTRONIC control system.

IPS- 91578     version code-    2 . 0 . 1 Opt: N   72411298
KOZAKAN        4/27/00 16:08    olddec59ngdoblec.dat



 GE PROPRIETARY INFORMATION                 Performance Data           Page 3.6
                                            -----------------------------------
                                            Proposal  91578AG (05/00) Rev. 0 rb

--------------------------------------------------------------------------------
3.3 Generator Performance Specifications

    3.3.1   Performance Rating Conditions

                      Measurement                               Value

            Elevation                                     0 ft
            Stator insulation                             Class F
            Rotor insulation                              Class F
            Hydrogen gas temperature                      40(degree)C
            Hydrogen pressure                             30 psig
            Required cooling water flow                   1600 gal/min
            Required temperature of inlet cooling water   95(degree)C maximum
            Coolant type                                  67% water, 33% Glycol
            Fouling factor                                0.0005
            Rating and dielectric test standards          ANSI

    3.3.2   Performance Rating, Synchronous Generator

                       Note                                             Design
            Following values based on generator design number           F317P19

                    Measurement                                           Base
            kVA                                                        234,000
            Power Factor                                               0.85
            kW                                                         198,900
            Number of poles                                            2
            Number of phases                                           3
            Frequency (Hz)                                             60
            Voltage                                                    18.0 kV
            Amperes                                                    7,506
            Connection                                                 WYE
            Short Circuit Ratio                                        0.49

                      Temperature Rating                             Value
            (total temperature at base load, with temp stabilized)
            Armature coils (by temperature detector)               100(degree)C

 GE PROPRIETARY INFORMATION                  Performance Data           Page 3.7
                                             -----------------------------------
                                             Proposal  91578AG (05/00) Rev. 0 rb

              Collector (by thermometer)                           125(degree)C
              Field coils (by resistance)                          110(degree)C

                           Dielectric Tests                             Value
                (between coils and frame, ac voltage for 1 minute)
              Armature                                                37,000 V
              Field                                                    3,500 V

                      Excitation (maximum required)                     Value
              kW                                                         574
              Voltage                                                    350

                  Calculated Generator Reactances (base load)           Value
              Xdi                                                       2.140
              X'di                                                      0.322
              X'dv                                                      0.238
              X "dv                                                     0.166
              X2v                                                       0.159
              X0i                                                       0.140


GE PROPRIETARY INFORMATION                  Performance Data           Page 3.8
                                            -----------------------------------
                                            Proposal  91578AG (05/00) Rev. 0 rb
            g
------------------------------- GE Power Systems

            4. Performance Curves

4.1 Turbine and Generator Performance Curves

    4.1.1 Turbine Performance Curves

                    Curve                                 Number        Date
          Estimated Single Unit Performance, Base        522HA851      4/17/98
          Compressor Inlet Temperature Corrections, Base 522HA852      4/17/98
          Modulated Inlet Guide Vanes Effect             522HA853      4/17/98
          Altitude Correction for Turbine                416HA662B     6/30/99
          Humidity Effects Curve                         498HA697B     10/10/89


    4.1.2  Hydrogen Cooled Generator Performance Curves

                    Curve                                              Number
          Estimated Saturation and Synchronous Impedance Curve       F317P19-1
          Estimated Generator Reactive Capability Curve              F317P19-2
          Estimated Excitation V Curve                               F317P19-3
          Generator Output as a Function of Cold Gas Temperature     F317P19-7A
          Generator Output as a Function of Cold Liquid Temperature  F317P19-7B


GE PROPRIETARY INFORMATION                  Performance Curves         Page 4.1
                                            -----------------------------------
                                            Proposal  91578AG (05/00) Rev. 0 rb

                 General Electric Model PG7241(FA) Gas Turbine
              Estimated Performance - Configuration: DLN Combustor

   Compressor Inlet Conditions 59 F (15 C), 60% Relative Humidity Atmospheric
                         Pressure 14.7 psia (1.013 bar)

Fuel:                                                  Natural Gas
Design Output            kW                              171700
Design Heat Rate (LHV)   Btu/kWh (kJ/kWh)                 9360  (9870)
Design Heat Cons (LHV)   Btu/h   (kJ/h)x10(circumflex)1  1607.1 (1695.2)
Design Exhaust Flow      lb/h    (kg/h)x10(circumflex)3  3542.0 (1607)
Exhaust Temperature      deg. F  (deg. C)                 1116  (602.2)
Load                                                      Base

Notes:
1. Altitude correction on curve 416HA662 Rev A.
2. Ambient temperature correction on curve 522HA852 Rev A.
3. Effect of modulating IGV's on exhaust temperature and flow on curve 522HA853 Rev A.
4. Humidity effects on curve 498HA697 Rev. B - all performance calculated with a constant specific humidtiy of .0064 or less as not to exceed 100% relative humidity.
5. Plant Performance is measured at the generator terminals and includes allowances for the effects of inlet bleed heating, exitation power, shaft driven auxiliaries, and 3.04 in H2O (6.33 mbar) inlet and 5.5 in H2O
   (13.70 mbar) exhaust pressure drops and a DLN Combustor.
6. Additional inlet and exhaust pressure loss effects:

                                   % Effect on           Effect on
                                   Output   Heat Rate   Exhaust Temp.
4 in Water (10.0 mbar)inlet          -1.54     0.56       3.0F (1.7C)
4 in Water (10.0 mbar)exhaust        -0.56     0.56       3.0F (1.7C)

[GRAPH APPEARS HERE]


Heat Consumption - Percent Design
Generator Output - Percent Design

                                                              Curve no. 522HA851
4/17/98                                                       Rev - A

                 GENERAL ELECTRIC MODEL PG7241(FA) GAS TURBINE

                    Effect of Compressor Inlet Temperature on
                Output, Heat Rate, Heat Consumption, Exhaust Flow
                      And Exhaust Temperature at Baseload

    Fuel: Natural Gas
    Design Values on Curve 522HA851 Rev A
    DLN Combustor

[GRAPH APPEARS HERE]


    Fuel: Natural Gas
    Design Values on Curve 522HA852 Rev A
    DNL Combustor

[GRAPH APPEARS HERE]

4/17/98

                 GENERAL ELECTRIC MODEL PG7241(FA) GAS TURBINE

           Effect of Inlet Guide Vane on Exhaust Flow and Temperature
            As a Function of Output and Compressor Inlet Temperature



  Fuel: Natural Gas
  Design Values on Curve 522HA851 Rev A
  DLN Combustor


                              [GRAPH APPEARS HERE]



  Fuel: Natural Gas
  Design Values on Curve 522HA853 Rev A
  DNL Combustor

                              [GRAPH APPEARS HERE]

4/17/98

                          GENERAL ELECTRIC GAS TURBINE
                            ALTITUDE CORRECTION CURVE

                        ALTITUDE VS ATMOSPHERIC PRESSURE
                                       AND
                          ALTITUDE VS CORRECTION FACTOR
           FOR GASTURBINE OUTPUT, FUEL CONSUMPTION, AND EXHAUST FLOW




   NOTES:
   1. Exhaust Temperature, Heat Rate, and Thermal Efficiency are not affected by altitude.
   2. Correction Factor = P(atm)/14.7

                              [GRAPH APPEARS HERE]




                                                         Curve no. 416HA662
6/30/99                                                             Rev - B

            General Electric MS6001, MS7001 And MS9001 Gas Turbines

                      Corrections To Output and Heat Rate
                    For Non-Iso Specific Humidity Conditions

                     For Operation At Base Load on Exhaust
                           Temperature Control Curve

                              [GRAPH APPEARS HERE]



10/10/89                                                  Curve no. 498HA697
                                                                       REV B

             ESTIMATED SATURATION AND SYNCHRONOUS IMPEDANCE CURVES
                 234000 KVA - 3600 RPM - 18000 VOLTS - 0.85 PF
                   350 FLD VOLTS - 40 C COLD GAS - 30 PSIG H2

                              [GRAPH APPEARS HERE]



                                                            CURVE NO.  F317P19-1
                                                                 DATE  15-FEB-00

ESTIMATED REACTIVE CAPABILITY CURVES
234000 KVA - 3600 RPM - 18000 VOLTS - 0.85 PF
350 FLD VOLTS - 40 C COLD GAS - 30 PSIG H2

                              [GRAPH APPEARS HERE]



                                                             CURVE NO. F317P19-2
                                                                 DATE  15-FEB-00

                         ESTIMATED EXCITATION V CURVES
                  234000 KVA - 3600 RPM - 18000 VOLTS - 0.85 PF
                   350 FLD VOLTS - 40 C COLD GAS - 30 PSIG H2

                              [GRAPH APPEARS HERE]



                                                             CURVE NO. F317P19-3
                                                                 DATE  15-FEB-00

             GENERATOR OUTPUT AS A FUNCTION OF COLD GAS TEMPERATURE
                  234000 KVA - 3600 RPM - 18000 VOLTS - 0.85 PF
                   350 FLD VOLTS - 40 C COLD GAS - 30 PSIG H2

                              [GRAPH APPEARS HERE]


                                                           CURVE NO.  F317P19-7A
                                                                 DATE  15-FEB-00

            GENERATOR OUTPUT AS A FUNCTION OF COLD LIQUID TEMPERATURE
                 234000 KVA - 3600 RPM - 18000 VOLTS - 0.85 PF
                   350 FLD VOLTS - 40 C COLD GAS - 30 PSIG H2

                              [GRAPH APPEARS HERE]


                                                           CURVE NO.  F317P19-7B
                                                                 DATE  15-FEB-00
    g
-------------------------- GE Power Systems

    5.  Plant Operating Philosophy

    ----------------------------------------------------------------------------
    5.1 Introduction

                    This section describes the startup, on-line operation and shutdown of a simple-cycle power plant.

                    The following paragraphs briefly describe the general operating philosophy and operator's responsibilities for simple-cycle operation. The description is of a general nature. Specifics may vary pending detail design definition.

        5.1.1       Simple-Cycle Mode of Operation

                    The gas turbine power plant can be started from the control panel of the gas turbine control system. Plant permissive circuits must be satisfied that the unit is capable of coming to full speed and synchronizing to the system. Systems must be placed in the ready to start mode:

                    o MCC breakers set in automatic mode
                    o Cooling water module local disconnect switches closed
                    o Fuel systems made ready
                    o Gas turbine/generator permissive to start systems ready

        5.1.2       Starting and Loading

                    All starting is done automatically, with the operator given the opportunity to hold the startup sequence at either the crank (pre-ignition) or fire (post-ignition, pre-accelerate) points of the startup. An "Auto" mode selection results in a start without any holds. Either before issuing a start command, or during the start, the operator may make the following selections.

                    o Select or disable the automatic synchronization capability of the gas turbine control system. Auto synch utilizes the proven microsynchronizer first introduced in the SPEEDTRONIC(TM) Mark II generation. The microsynchronizer provides extremely accurate and repeatable breaker


 (TM) (TM) A trademark of the General Electric Company

                                         Plant Operating Philosophy     Page 5.1
                                         ---------------------------------------
                                         Proposal  91578AG (05/00)     Rev. 0 rb
                         closures based on phase angle, slip, the slip's rate of change and the response time of the breaker which is stored in the system memory.

                     o Selection of Preselected (Intermediate) Load or Base Load. If a selection is made, the unit will automatically load to the selected point and control there. If no selection is made, the unit will load to a low load referred to as "Spinning Reserve" after synchronization. The turbine governor is automatically regulated to maintain the megawatt setting assigned to "Spinning Reserve".

              5.1.3  Operating

                     Once the unit is on line, it may be controlled either manually or automatically from the gas turbine control system operator interface.

                     Manual control is provided by the governor raise/lower control displayed on the operator interface screen. Automatic operation is switched on when the operator selects load points (preselect or base) from the turbine control interface.

                     For a fully automatic start with automatic loading to base load, the operator selects the "Auto" operating mode, enables auto synchronization and selects "Base" load. Given a "Start" signal, the unit will then start, synchronize and load to Base load with no further input on the part of the operator.

             5.1.4   Shutdown

                     On shutdown, the system will automatically unload, coast down and initiate slow speed rotation until proper wheelspace cooldown temperatures are reached.



                                         Plant Operating Philosophy     Page 5.2
                                         ---------------------------------------
                                         Proposal  91578AG (05/00)     Rev. 0 rb
               g
-----------------------------GE Power Systems

               6.      Test Philosophy

    ----------------------------------------------------------------------------
    6.1  Simple-Cycle Power Plant Performance Test Philosophy

         6.1.1    General

                  Performance guarantees for the power plant include electrical output and heat rate. Compliance with these guarantees is determined by an input/output test for the plant. The test includes measurements of additional parameters required to assure that the plant is operating at contract conditions and to enable correction of measured performance to the basis for guarantee conditions.

                  The performance guarantees apply to equipment in new and clean condition.


                  This test must be conducted as soon as possible after the initial startup. The compressor is cleaned per the Compressor Cleaning specification found in the Reference Documents chapter and inspected by the GE representative. The GE representative will be the sole judge with respect to condition of the gas turbine at the time of testing.

                  Performance test technicians are provided by the customer. GE prepares a detailed test specification that is submitted to the customer for mutual agreement. GE provides the technical direction of the tests. In addition, GE performs calculations to determine performance relative to the guarantees and prepares a test report for submittal to the customer.

                  Instrumentation tolerances are applied to the results of the test based on the accuracy of the individual test measurements and the contract requirements. An analysis of the test measurement uncertainty to be applied is made when the detailed test procedure is complete.

         6.1.2    Procedure

                  Testing is conducted on the gas turbine in accordance with the Field Performance Testing Procedure included in the Reference Documents chapter of this proposal. The gas turbine is brought to steady-state test conditions prior to conducting performance testing. The test includes a demonstration of electrical output, heat rate, and other parameters specified in the proposal. Sufficient data is recorded to determine the equipment performance and to


                                         Test Philosophy                Page 6.1
                                         ---------------------------------------
                                         Proposal  91578AG (05/00)     Rev. 0 rb
                  correct it to performance guarantee basis conditions. Corrections are made for operating and climatic conditions that may deviate from the contract performance guarantee including compressor inlet air temperature and humidity, ambient air pressure, fuel properties and water injection, if required.

        6.1.3     Performance Evaluation

                  The simple-cycle performance test is conducted as described above. Adjustments are made for variation in gas turbine operating conditions as follows:

                  1. Gas Turbine Power
                     kW (SC)=kW (GT) *kW (AD)

                  2. Heat Consumption
                     HR(GT)

                  3. Heat Rate
                             HC(GT)*HR(AD)
                     HR(SC) =-------------
                                kW(GT)

                  Symbol              Description
                  --------------------------------------------------------------
                  kW(SC)    Gas turbine-generator measured electrical output
                            (kW) for simple-cycle mode operation at new and clean condition and corrected to guarantee site conditions.

                  kWGT      Gas turbine-generator measured net equipment output
                            (kW) at new and clean conditions.

                  kWAD Gas turbine output corrections to guarantee basis conditions.

                  HCGT Gas turbine heat consumption (106 kJ/h) calculated from fuel flow and lower heating value measured during tests.

                  HRSC Gas turbine net heat rate calculated from measured output and heat consumption corrected to guarantee basis site conditions.

                  HRAD Gas turbine heat rate corrections to guarantee basis site conditions.

                  The test procedure includes correction factors and curves for test variations in ambient temperature, ambient pressure, ambient relative humidity, fuel heating values, and gas turbine water injection. These factors are used to correct the measured performance data from actual operating conditions to rated contract conditions.

                  Output guarantees will be satisfied if the corrected and adjusted output (kWsc) surrounded by the uncertainty interval encompasses the guaranteed plant output or falls above it. Heat rate guarantee will be satisfied if the corrected


                                        Test Philosophy                 Page 6.2
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb
                  and adjusted test heat rate (HRsc) surrounded by the uncertainty interval encompasses the guaranteed plant heat rate or falls below it.

                  At the conclusion of the tests, GE will perform calculations to determine performance relative to guarantee and will issue a report covering the entire testing program.


                                         Test Philosophy                Page 6.3
                                         ---------------------------------------
                                         Proposal      91578AG (05/00) Rev. 0 rb
         g
                             GE Power Systems
------------------------------

         7.      GE Scope of Supply
   -----------------------------------------------------------------------------
         7.1     Gas Turbine Systems....................................... 7.2
         7.2     Generator................................................. 7.10
         7.3     Gas Turbine-Generator Controls and Electric Auxiliaries... 7.17
         7.4     Services.................................................. 7.23

         This chapter presents a listing of the equipment and services which GE proposes to provide. The list is only a quick reference to the scope of supply. Please refer to the Table of Contents to locate more detailed descriptions of the items listed here.


GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.1
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

    ----------------------------------------------------------------------------
    7.1  Gas Turbine Systems

         7.1.1    Gas Turbine

                  Base-mounted gas turbine including:

                  o  Modulating IGV

         7.1.2    Combustion System

                  o  Dry Low NOx combustion system
                  o  Combustion system features

                     -- Thermal barrier coated liners
                     -- Nimonic transition pieces
                     -- Reuter Stokes SiC flame detectors
                     -- With compressor inlet heating

                  o  Water injection for NOx control (on-base provisions)
                     -- Liquid fuel
                     -- Off base water injection skid with:
                        -  Enclosure
                        -  Space heater
                        -  Water injection pump with variable frequency drive
                        -  Water filter
                  o    Diluent injection instrumentation
                        -- Compressor inlet humidity sensor
                        -- Compressor inlet temperature thermocouple

         7.1.3    Fuel Systems

         7.1.3.1  Dual Fuel System - Gas and Distillate

         7.1.3.2  Gas Fuel System

                  o  Stainless steel gas piping
                  o  Orifice type gas flow measurement system


GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.2
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

                    o  Single gas strainer
                    o  Gas fuel valves on accessory base
                    o  Gas fuel cleaning equipment
                       --  Fuel gas scrubber, cyclone type

          7.1.3.3   Liquid Fuel System (one skid for two gas turbines)

                    o  Stainless steel fuel oil piping
                    o  Duplex, low pressure fuel filters, on-base
                    o  Liquid fuel/atomizing air module
                    o  Single, motor driven, atomizing air compressor
                    o  Motor driven, 1x100% capacity, main liquid fuel pump
                    o Distillate fuel forwarding system configured to supply two gas turbines
                       --  Inlet valve for skid isolation
                       -- Duplex fuel oil strainer with differential pressure switch and gauge
                       -- AC motor driven distillate fuel pumps with pressure switches
                       --  Back-up ac motor driven distillate fuel pump
                       --  Pressure regulating valve
                       -- Fuel flowmeter with mechanical readout with+/-2% accuracy for the design fuel
                       -- Pulse generator for remote indication of fuel flow -- Solenoid stop valve
                       --  Distillate fuel skid weatherproof enclosure
                           - With vent fan
                       --  Carbon steel fuel oil piping
                       --  Electrical conduit & junction boxes
                       --  Instrumentation and gauges (dual metric/English)
                       --  Structural steel base

          7.1.4     Lubricating and Hydraulic Systems

          7.1.4.1   Pumps

                    o  AC motor driven dual lube oil pumps

GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.3
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

                  o  AC motor driven dual hydraulic pumps
                     --  Used for jacking oil also
                  o  DC motor driven, emergency lube oil pump
                  o  AC/DC motor driven auxiliary generator seal oil pump

        7.1.4.2   Filters and Coolers

                  o  Dual lube oil system filters
                  o Dual hydraulic oil filters
                  o  Dual lube oil coolers
                     --  Plate/frame type with stainless steel plates
                  o  ASME code stamp
                     --  Lube oil coolers
                     --  Lube oil filters

        7.1.4.3   Lube Oil Piping

                  o 304L stainless steel lube oil feed pipe
                  o Carbon steel lube oil drain pipe
                  o Lube system valve stainless steel trim

        7.1.4.4   Mist Elimination

                  o  Lube vent demister

        7.1.4.5   Oil Reservoir

                  o  With heater for -20(degree)F

        7.1.4.6   Instrumentation

                  o Delta pressure switches for lubrication and hydraulic oil filters

        7.1.5     Inlet System

                  o  Inlet system arrangement
                     --  Up and forward inlet system arrangement


GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.4
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

                     --  Inlet compartment supports straddle ductline

                  o  Inlet filtration
                     --  Self-cleaning inlet filter
                     --  Compressor bleed air supply for filter cleaning
                     -- Standard filter media (low humidity, non-corrosive environments)
                     -- Air processing unit (APU) with galvanized steel piping -- APU heat tracing kit
                     --  50 micron moisture separator
                     --  Weather protection on inlet filter compartment
                     --  Inlet system differential pressure indicator
                     --  Inlet system differential pressure alarm
                     -- Inlet filter compartment support steel (Seismic Zone 2A, (less than symbol)= 100 mph wind speed)
                     --  Evaporative cooler, 85% effective
                     --  Caged ladder access to inlet filter compartment
                     --  Left hand access to inlet filter compartment
                     --  Electric hoist with 500 lb lift capacity
                     --  Inlet filter compartment interior lighting

                  o  Inlet heating
                     --  Bleed heat manifold located in duct
                     --  Inlet bleed heat control valve(s)

                  o  Inlet ducting
                     --  Inlet silencing
                     -- Inlet duct section arrangement per proposed mechanical outline
                     --  Inlet expansion joint
                     --  Inlet 90 degree elbow
                     --  Inlet transition piece
                     -- Inlet ducting support steel (Seismic Zone 2A, = 100 mph wind speed)

                  o  Inlet system atmospheric protection
                     -- Zinc rich paint inside and outside of inlet filter compartment
                     -- Epoxy overcoat inside and outside inlet filter compartment
                     -- Zinc rich paint with epoxy overcoat on evaporative cooler unwetted section


GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.5
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

                       -- Galvanized inlet filter compartment support steel -- Zinc rich paint inside and outside of inlet ducting with epoxy top coat inside ducting
                       -- Epoxy top coat
                          outside of inlet ducting
                       -- Stainless steel inlet
                          silencing perforated sheet
                       -- Galvanized inlet ducting support steel

          7.1.6     Exhaust System

          7.1.6.1   Arrangement

                    o  Exhaust expansion joint
                    o Aft and up exhaust system configuration with exhaust diffuser, expansion joint, ducting and stack
                    o  Exhaust stack, 75 feet high
                    o  Exhaust silencer

          7.1.6.2   Exhaust System Features

                    o  EPA compliant emission test ports
                    o  Ladder and platform for emission testing system
                    o  Personnel protection panel at exhaust platform
                    o Exhaust system materials and atmospheric protection -- Carbon steel exhaust system shell and stiffeners -- 409 stainless steel internal lagging
                       -- Inorganic zinc primer
                          - Structural support steel
                          - Duct exterior
                          - Platform structure and railing
                       -- Galvanized
                          - Ladders and platform grating
                       -- Zinc plated bolts, nuts and washers



GE PROPRIETARY INFORMATION                GE Scope of Supply            Page 7.5
                                          --------------------------------------
                                          Proposal     91578AG (05/00) Rev. 0 rb

               7.1.7 Couplings

                     o   Rigid load coupling
                     o   Load coupling guard

               7.1.8 Gas Turbine Packaging

                     o   Lagging and enclosures
                         -- On-base accessory compartment
                            lagging
                         -- Off-base acoustic enclosure for turbine only -- Off-base load coupling compartment enclosure -- Acoustic barrier wall around exhaust diffuser

                     o Compartment ventilation, pressurization and heating -- Dual turbine compartment vent fans
                         -- Dual accessorybcompartment vent fans
                         -- Dual load compartment vent fan
                         -- Single vent fan for liquid fuel and atomizing air
                            skid
                         -- Heated turbine and accessory compartments for
                            humidity control

                     o   Plant arrangement
                         -- Turbine designed for installation outdoors
                         -- Right hand accessory module
                         -- Exterior unit walkways by customer, mounting pads
                            by GE
                         -- Interior unit walkways

                     o   Turbine and accessory base painting
                         --   Standard primer only

                     o UBC Seismic Zone 4 (except for inlet and exhaust)

                     o UBC Seismic Zone 2A for inlet and exhaust

                     o Hazardous area classification

                         --  NEC Class1, Group D, Division 2
                             --  Turbine compartment
                             --  Natural gas fuel compartment
                             --  Liquid fuel/atomizing air module

                     o   Special features


GE PROPRIETARY INFORMATION             GE Scope of Supply             Page 7.7
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                         -- Dual (metric-English) indicators and gauges

               7.1.9 Fire Protection System

                     o   Fire detection system
                         -- Turbine and accessory compartments
                         -- Liquid fuel and atomizing air skid

                     o   Smoke detection system
                         -- Control cab/PEECC

                     o   Compartment warning signs

                     o   CO2 supply system
                         -- One low pressure CO2 tank per unit
                         -- Tank suitable for 0-120(degree)F(-18 to 49(degree)C)

                     o   Fire protection piping
                         -- Turbine and accessory
                            enclosures
                         -- Liquid fuel/atomizing air skid

                     o Hazardous atmosphere detectors in turbine and gas fuel compartments
                         -- CHx detectors - natural gas compartment
                         -- CHx detectors - turbine gas compartment

                     o   Hazardous atmosphere detector readout
                         -- CHx

              7.1.10 Cleaning Systems

                     o On base piping for on and offline compressor water wash system



GE PROPRIETARY INFORMATION             GE Scope of Supply             Page 7.8
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                     o   Water wash skid
                         -- Water storage tank and freeze protection
                         -- Skid enclosure
                         -- Single skid for multiple units

           7.1.11    Cooling Water System

                     o Cooling system temperature regulating valve
                     o Industrial, off-base cooling water system
                          -- Aluminum fin material
                          -- Corrosion protected cooling skid support structure

           7.1.12    Starting Systems

                     o   Static start (one LCI for two gas turbines)
                         -- Generator start with inverter/regulator
                         -- Static start isolation transformer
                             -- Oil filled
                         -- Isolation transformer fed from auxiliary bus
                         -- Shared hardware within a power block
                         -- Shared hardware across power blocks using cross
                            ties
                            -- PLC based changeover panel
                         -- 12-pulse, water cooled LCI
                         -- One static start for every two gas turbines
                         -- Single dc link reactor
                         -- Water-to-water heat exchanger, shipped loose

                     o   Rotor turning systems
                         -- Turning gear and motor for rotor cooldown
                         -- Rotor indexing (borescope inspection)

           7.1.13    Miscellaneous Systems

           7.1.13.1  Special Systems

                     o   Exhaust frame blowers on turbine compartment roof


GE PROPRIETARY INFORMATION             GE Scope of Supply             Page 7.9
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

------------------------------------------------------------------------------
7.2 Generator

           7.2.1   General Information

                   o Hydrogen cooled generator with conventionally cooled armature
                   o    Outdoor installation
                   o    60 Hz generator frequency
                   o    Generator voltage 18.0 kV
                   o    0.85 power factor (lagging)
                   o    Capability to 1.00 power factor (leading)
                   o    Class "F" armature and rotor insulation
                   o    Class "B" temperature rise, armature and rotor winding
                   o    Generator bearings
                        -- End shield bearing support
                        -- Elliptical journal bearings
                        -- Roll out bearing capability without removing rotor -- Insulated collector end bearing
                        -- Online bearing insulation check
                        -- Offline bearing insulation check with isolated rotor

                   o    Monitoring Devices
                        -- Two (2) velocity vibration probes at turbine end,
                           one (1) at collector end
                        -- Provisions for key phasor-generator
                        -- Provisions for permanent flux probe
                        -- Proximity vibration probes
                           - Two probes per bearing at 45(degree)angle

                   o    Generator Field
                        -- Direct cooled field
                        -- Two-pole field
                        -- Finger type amortissuers

GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.10
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

               7.2.2 Generator Gas Coolers

                     o  Coolers shipped installed
                     o  Generator gas cooler configuration
                        --   Five (5) horizontally mounted simplex coolers
                        --   Coolers located in generator base
                        --   Cooler piping connections on left side as viewed
                             from collector end
                        --   ASME code stamp
                        --   Single wall cooler tubes
                        --   Victaulic cooler couplings
                        --   Plate fins
                        --   Cooling water manifold and isolation valves
                     o  Generator gas cooling system characteristics
                         --  Coolant temperature
                             -- 20(degree)F approach
                         -- Generator capacity with one section out of service
                            80% with Class "F" rise
                         -- TEMA class C coolers
                         -- Maximum cooler pressure capability - 125 psi
                         -- Coolant 66% water and 33% ethylene glycol by volume -- Fouling factor 0.0005

                     o   Generator gas cooler construction materials
                         -- 90-10 copper-nickel tubes
                         -- Carbon steel tube sheets
                         -- Carbon steel waterbox and coupling flanges with
                            epoxy coating
                         -- Aluminum cooler tube fins

               7.2.3 Generator Lube Oil Systems and Equipment

                     o   Bearing lube oil system
                         -- Generator lube oil system integral with turbine -- Sight flow indicator
                     o   Bearing lift oil system
                         -- Stainless steel lift oil piping and tubing
                         -- Lift oil supplied from turbine oil system

GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 711
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                     o   Lube oil system piping materials
                         -- Stainless steel lube oil feed pipe
                         -- Carbon steel lube oil drain pipe
                         -- Welded oil piping

               7.2.4 Generator Grounding Equipment

                     o   Neutral grounding equipment
                         -- Neutral ground transformer and secondary resistor -- Mounted in terminal enclosure
                         -- Motor operated neutral disconnect switch

               7.2.5 Generator Temperature Devices

                     o   Stator winding temperature devices
                         -- 100 ohm platinum RTDs (resistance temperature
                            detector)
                         -- Single element RTDs
                         -- Grounded RTDs
                         -- Nine (9) stator slot RTDs

                     o   Gas path temperature devices
                         -- 100 ohm platinum gas path RTDs
                         -- Single element temperature sensors
                         -- Four(4) cold gas
                         -- Two (2) hot gas
                         -- GTG-2 (common cold gas)

                     o   Bearing temperature devices
                         -- Chromel alumel (type K) thermocouples
                         -- Dual element temperature sensors
                         -- Two (2) bearing metal temperature sensors per
                            bearing

                     o   Collector temperature devices
                         -- 100 ohm platinum RTDs
                         -- Single element temperature sensors
                         -- Collector air inlet temperature sensor
                         -- Collector air outlet temperature sensor




GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.12
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                     o   Lube oil system temperature devices
                         -- Chromel alumel (type K) thermocouples
                         -- Dual element temperature sensors
                         -- One (1) bearing drain temperature sensor per drain

               7.2.6 Packaging, Enclosures, and Compartments

                     o   Paint and preservation
                         -- Standard alkyd beige primer

                     o   High voltage bushings
                         -- High voltage bushings shipped installed
                         -- Six (6) ambient air cooled, high voltage bushings

                     o   Generator terminal enclosure (GTE)

                     o   Line-side terminal enclosure
                         -- Terminal enclosure shipped separate
                         -- Isolated phase bus duct connection
                         -- Phase sequence R-C-L when looking at enclosure
                            terminals
                         -- Outgoing power connection on right side when viewed
                            from collector end
                         -- Lightning arresters

                     o   Neutral terminal enclosure
                         -- Neutral terminals integral with line-side terminal
                            enclosure
                         -- Neutral tie

                     o   Collector compartment/enclosure

                        -- Collector compartment/enclosure shipped separate -- Outdoor
                        --  Collector/brush holding rigging

                     o   Compartment lighting and outlets
                         -- AC lighting
                              --   Collector compartment


GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.13
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

            7.2.7    Hydrogen Systems and Accessories

                     o   Hydrogen gas manifolds
                         -- Auto purge gas purge control manifold
                         -- Hydrogen/CO2 control valve assembly
                         -- H2  Bottle manifold not provided
                         -- CO2 bottle manifold not provided

                     o   Seal oil system
                         -- Control unit mounted in collector compartment -- Stainless steel seal oil feed pipe
                         -- Carbon steel seal oil drain pipe

             7.2.8   Electrical Equipment

                     o   Motors
                         -- TEFC motors
                         -- Coated with antifungal material for protection in
                            tropical areas
                         -- High ambient motor insulation
                         -- Motor heaters connected to ac power
                         -- Extra severe duty motors
                         -- Cast iron motor housings

                     o   Heaters
                         --   Generator stator heaters
                         --   Generator collector heaters

             7.2.9   Generator Excitation Systems, Static Components

                     o   Bus fed static excitation with hot backup bridge

             7.2.9.1 Excitation Module Features

                     o   Control/monitor/display through TCP
                         -- Voltage matching in turbine control system
                         -- Power factor controller in turbine control system -- Var controller in turbine control system
                         -- Selection of automatic or manual regulator




GE PROPRIETARY INFORMATION             GE Scope of Supply           Page 7.14
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                             -- Raise-lower of the active regulator setpoint -- Enter setpoint command
                             -- Display field amps
                             -- Display field volts
                             -- Display transfer volts

                         o   Built-in diagnostic display panel
                             -- Automatic voltage regulator (AVR)
                             -- Manual voltage regulator (FVR)
                             -- Automatic and manual bi-directional tracking
                             -- Reactive current compensation (RCC)
                             -- Volts per hertz limiter (V/Hz LIM)
                             -- Volts per hertz protection (24EX) (Backup to
                                24G)
                             -- Over excitation limiter (OEL)
                             -- Offline/online over excitation protection (76EX) -- Loss of excitation protection (40EX)
                             -- Bridge ac phase unbalance protection (47EX)
                             -- Under excitation limiter (UEL)
                             -- Generator overvoltage protection (59EX)
                             -- Generator field ground detector trip (64FT)
                             -- VT failure detector (VTFD) (60EX)
                             -- Field ground detector alarm (64FA)
                             -- Exciter phrase voltage imbalance (47EX)
                             -- Bridge over-temperature (26EX)

                        o Dual source internal bulk power supply

                        o Millivolt shunt for field

                        o Surge protection
                            -- VT disconnect and CT shorting switches
                            -- Two phase current sensing
                            -- Three phase voltage sensing
                            -- Single pole dc field contactor/bridge

                        o   Thyristor bridge circuit filtering




GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.15
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                     o Shaft voltage suppressor circuit (mounted in panel) -- Field de-excitation circuit (with field discharge inductor)
                         -- Bridge disconnect; ac no load

                     o   Power system stabilizer

             7.2.9.2 Performance

                     o 2.0 response ratio and 160% VFFL (100(degree)C) ceiling @ Vt = 1.0pu

             7.2.9.3 Excitation Enclosure Location

                     o   Installed in LCI/EX compartment
                     o   Installed in excitation compartment

             7.2.9.4 LCI Features

                     o   LCI located in LCI/EX compartment
                     o   LCI output isolation switch (89MD)
                         --  Located in LCI compartment
                     o   LCI cross-connect tie switch (89TS)
                         --  Located in LCI compartment
                     o   LCI disconnect switch (89SS)
                         --  Located in generator terminal enclosure
                     o   LCI fuse
                         --  Located in compartment with LCI

             7.2.9.5 PPT Features

                     o   Freestanding oil-filled PPT for outdoor installation
                     o   PPT fed from auxiliary bus

             7.2.10  Generator Current Transformers and Potential Transformers

                     o   Current transformers (CTs)
                         --  C400 current transformers (CTs)


GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.16
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                           --   Line side CTs
                                -- CT 16, 17, 18 (miscellaneous functions)
                                -- CT 19A, C (voltage regulator droop)
                                -- CT 21, 22, 23 (generator differential relay)

                           --   Neutral CTs
                                -- CT1, CT2, CT3
                                -- CT4, CT5, CT6
                                -- CT7, CT8, CT9

                       o   Potential transformers (PTs)
                           -- Fixed
                           -- VT2, generator line side
                           -- VT4, generator line side



----------------------------------------------------------------------------
7.3 Gas Turbine-Generator Controls and Electric Auxiliaries

                7.3.1 Control Cab/Packaged Electric and Electronic Control
                      Compartment (PEECC)

                      o Control panels mounted on a common skid

                      o Weatherproof, climate controlled, base mounted
                        enclosure

                      o Supplemental wall-mounted air conditioner


                7.3.2 Gas Turbine Control System Panel Features

                      o Triple modular redundant (TMR)

                      o Skid mounted control panels

                      o Auto/manual synchronizing module with synchronizing
                        check function

                      o Generator stator overtemperature alarm (49)

                      o Droop control

                      o Load limiter

                      o Purge cycle

                      o Automatic transfer from gas to liquid fuel




GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.17
                                       ---------------------------------------
                                       Proposal      91578AG (05/00) Rev. 0 rb

                     o Customer alarm/trip contact for CRT display

                     o Additional customer input contacts (digital), as
                       available

                     o Additional customer output contacts (digital), as
                       available

                     o Provision for analog inputs from customer, as available

                     o   Provision for analog outputs to customer, as available

                     o   Wet low NOx data for EPA compliance

                     o   Vibration alarm readout and trip

                     o   Electrical overspeed protection

                     o   Constant settable droop

                     o   Power factor calculation and display

                     o   Power factor control

                     o   VAR control

                     o   Manual set point preselected load


               7.3.3 Local Operator Station

                     o   Commercial grade personal computer

                     o   Color monitor
                         --   Table top
                         --   15 in. screen

                     o   Mouse cursor control

                     o   Table top AT 101 keyboard

                     o   Printer
                         --   24 pin dot matrix

                     o   Display in English language

                     o 50 ft of Arcnet cable between gas turbine control system panel and local operator interface /HMI for indoor use

                     o   RS232C two way serial link (MODBUS) via local HMI



GE PROPRIETARY INFORMATION             GE Scope of Supply            Page 7.18
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               7.3.4 Remote Control and Monitoring Systems

                     o Two remote HMIs per four unit site

                     o Commercial grade personal computer o Color monitor

                         -- Table top
                         -- 20 in. screen

                     o   Mouse cursor control

                     o   Table top AT 101 keyboard

                     o   Printer
                         -- 24 pin dot matrix



               7.3.5 Rotor, Bearing and Performance Monitoring Systems

                     o   Performance monitoring systems
                         -- Performance monitoring sensors wired to gas
                            turbine control system

                     o   Vibration sensors
                         -- Velocity vibration sensors
                         -- Proximity vibration sensors

                     o   Bently Nevada 3500 monitor

                         -- Relay outputs wired to gas turbine control panel
                         -- Analog output (4-20 mA) wired to gas turbine control
                            panel
                         -- Mounted with generator control panel

                     o   Bearing thermocouples
                         -- Bearing drain thermocouples
                         -- Bearing metal thermocouples

                     o   Borescope access holes
                         -- TDXnet communications processor for each gas turbine




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             7.3.6   Generator Control Panel

             7.3.6.1 Generator Control Panel Hardware

                     o   Mounted in PEECC

                     o   Skid mounted with turbine panel

                     o   DGP with test plug capability


                     o   DGP without ModBus communication interface

                     o   DGP with communication interface

                     o   DGP with oscillography capture

                     o   DGP with redundant internal power supply

                     o   Generator breaker trip switch (52G/CS)

                     o   Humidity sensor readout

                     o   Hazardous atmosphere detector readout

                     o   Bentley Nevada vibration monitor(s)


             7.3.6.2 Digital Generator Protection System (DGP)

                     o   Generator overexcitation (24)

                     o   Generator undervoltage (27G)

                     o   Reverse power/anti-motoring (32-1)

                     o   Loss of excitation (40-1,2)

                     o   Current unbalance/negative phase sequence (46)

                     o   System phase fault (51V)

                     o   Generator overvoltage (59)

                     o   Stator ground detection (64G1)/(59GN)

                     o   Generator over/under frequency (81O-1, 81U-1)

                     o   Generator differential (87G)

                     o   Voltage transformer fuse failure (VTFF)




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             7.3.6.3 Generator Protection Discrete Relays

                     o Distance relay (21)

                     o Synchronizing undervoltage relay (27BS-1,2)

                     o Reverse/inadvertent energization protection relay
                       (50RE/86RE)

                     o Breaker or lockout trip coil monitor relay (74)

                     o DC tripping bus, blown fuse protection relay (74-2)

                     o Generator differential lockout relay (86G-1)

                     o Second generator lockout relay (86G-2)

             7.3.6.4 Features Integrated Into Gas Turbine Control System

                     o Gas turbine control system with speed matching,
                       synchronization and check

                     o Manual synchronization displayed on gas turbine control
                       system

                     o Auto/manual synchronizing module displayed on gas turbine control system

                     o Load control in gas turbine control system

                     o Temperature indication for generator RTDs

                     o Generator voltage matching (90VM)

             7.3.6.5 Generator Control Panel Metering

                     o   Generator digital multimeter
                         --   VM - Generator volts
                         --   AM - Generator Amps: Phase 1,2,3 and Neutral
                         --   MW - Generator MegaWatts
                         --   MVAR - Generator MegaVARs
                         --   FM - Generator frequency
                         --   MVA - Generator MVA
                         --   PF - Generator power factor




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             7.3.6.6 Generator Control Panel Transducers

                     o Generator watt/VAR transducer 4-20 mA output for input to
                       TCP (96GG-1)

                     o Generator TCP/droop control transducer 4-20 mA output
                       (96GW-1)

             7.3.7   Generator Protection

                     o Generator electrical protection equipment
                       -- Ground brush rigging

               7.3.8 Batteries and Accessories

                     o Lead acid battery

                     o Single phase battery charger

                     o Second battery charger

                     o Battery and charger mounted in the PEECC

               7.3.9 Motor Control Center

                     o MCC mounted in control cab/PEECC

                     o Tin-plated copper bus-work

                     o 65 kA bracing

                     o 480V 60 Hz auxiliary power

               7.3.10 Motor Features

                     o TEFC motors less than or equal to 200 hp

                     o Coated with antifungal material for protection in
                       tropical areas

                     o High ambient motor insulation

                     o Energy saver motors

                     o Extra severe duty motors

                     o Cast iron motor housings




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                      o   All redundant motors to be lead/lag

                      o   Motor heaters
                          --   Rated 110/120 volts, 50/60 Hz

                      o   WP motors >200 hp

------------------------------------------------------------------------------
                  7.4 Services

                      o    Transportation
                           -- Domestic freight
                           -- Generator shipped with rotor installed

                      o    Documentation
                           -- Up to 10 sets of English language service manuals
                              per station, including Operation, Maintenance and Parts volumes

                      o    Turbine maintenance tools
                           -- Guide pins (for removal or replacement of bearing
                              caps, compressor casing and exhaust frame)
                           -- Fuel nozzle wrenches
                           -- Fuel nozzle test fixture
                           -- Spark plug electrode tool
                           -- Clearance tools
                           -- Fuel nozzle staking tool
                           -- Combustion liner tool
                           -- Bearing and coupling disassembly fixture

                      o    Generator maintenance tools (1 set per site)
                           -- Rotor lifting slings
                           -- Rotor removal equipment including shoes, pans,
                              pulling devices
                           -- Rotor jacking bolts

                      o    Installation equipment
                           -- Trunions for generator
                           -- On loan basis only




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                     o   Electrical System Studies
                         -- All electrical system integration/setting studies by
                            customer, except as follows
                         -- Settings for generator: DGP, 27BS, and 59BN relays,
                            as applicable



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      g          GE Power Systems
------------------


                              8. Turbine-Generator
--------------------------------------------------------------------------------
8.1 Gas Turbine Systems

                       8.1.1   Gas Turbine


                               The MS7001(FA) gas turbine has a single shaft, bolted rotor with the generator connected to the gas turbine through a solid coupling at the compressor or "cold" end. This configuration improves alignment control and provides an axial exhaust-- optimal for combined cycle or waste heat recovery applications. The major features of the MS7001(FA) gas turbine are described below:

                       8.1.2   Compressor Section

                               The axial flow compressor has 18 stages with modulating inlet guide vanes and provides a 15.2 to 1 pressure ratio. Interstage air extraction is used for cooling and sealing air for turbine nozzles, wheelspaces, and bearings, and for surge control during start up.

                       8.1.2.1 Compressor Rotor

                               The compressor rotor consists of a forward stub shaft with the stage zero rotor blades, a sixteen blade and wheel assembly for stages 1 to 16, and an aft stub shaft with the stage 17 rotor blades. Rotor blades are inserted into broached slots located around the periphery of each wheel and wheel portion of the stub shaft. The rotor assembly is held together by fifteen axial bolts around the bolting circle. The wheels are positioned radially by a rabbeted fit near the center of the discs. Transmission of torque is accomplished by face friction at the bolting flange.

                               Selective positioning of the wheels is made during assembly to reduce the rotor balance correction. The compressor rotor is dynamically balanced after assembly and again after the compressor and turbine rotors are mated. They are precision balanced prior to assembly into the stator.

                       8.1.2.2 Compressor Blade Design

                               The airfoil shaped compressor rotor blades are designed to compress air efficiently at high blade tip velocities. Compressor blades are made from high



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                     corrosion resistance material which eliminates the need
                     for a coating. These forged blades are attached to their wheels by dovetail connections. The dovetail is accurately machine to maintain each blade in the desired location on the wheel.

                     Stator blades utilize square bases for mounting in the casing slots. Blade stages zero through four are mounted by axial dovetails into blade ring segments. The blade ring segments are inserted into circumferential grooves in the casing and are secured with locking rings. Stages 5 through 16 are mounted on individual rectangular bases that are inserted directly into circumferential grooves in the casings. Stage 17 and the exit guide vanes are cast segments.

           8.1.2.3   Compressor Stator

                     The casing is composed of three major subassemblies: the inlet casing, the compressor casing, and the compressor discharge casing. These components in conjunction with the turbine shell, exhaust frame/diffuser, and combustion wrapper form the compressor stator.

                     The casing bore is maintained to close tolerances with respect to the rotor blade tips for maximum aerodynamic efficiency. Borescope ports are located throughout the machine for component inspection. In addition all casings are horizontally split for ease of handling and maintenance.

           8.1.2.3.1 Inlet Casing

                     The primary function of the inlet casing, located at the forward end of the gas turbine, is to direct the air uniformly from the inlet plenum into the compressor. The inlet casing also supports the number 1 thrust bearing assembly and the variable inlet guide vanes, located at the aft end.

           8.1.2.3.2 Compressor Casing

                     The compressor casing contains compressor stages zero through 12. Extraction ports in the casing allow bleeds to the exhaust plenum during startup and extraction of air to cool the second and third stage nozzles.

           8.1.2.3.3 Compressor Discharge Casing

                     The compressor discharge casing contains 13th- through 17th- stage compressor stators and one row of exit guide vanes. It also provides an inner support for the first-stage turbine nozzle assembly and supports the



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                     combustion components. Air is extracted from the compressor discharge plenum to cool the stage one nozzle vane, retaining ring, and shrouds.

                     Similarly, air extracted from the compressor discharge plenum is used to provide the following:

                     o Atomizing air for liquid fuel

                     o Fuel system purge air

                     o Inlet bleed heat

                     o Compressor surge control

                     The compressor discharge casing consists of two cylinders connected by radial struts. The outer cylinder is a continuation of the compressor casing and the inner cylinder surrounds the compressor aft stub shaft. A diffuser is formed by the tapered annulus between the outer and inner cylinders. The compressor discharge casing is joined to the combustion wrapper at the flange on its outermost diameter.

8.1.3                Turbine Section

                     In the three stage turbine section, energy from hot pressurized gas produced by the compressor and combustion section is converted to mechanical energy. The turbine
                     section is comprised of the combustion wrapper, turbine rotor, turbine shell, exhaust frame, exhaust diffuser, nozzles and diaphragms, stationary shrouds, and aft (number
                     2) bearing assembly.

8.1.3.1              Turbine Rotor

                     The turbine rotor assembly consists of a forward shaft, three turbine wheels, two turbine spacer wheels, and an aft turbine shaft which includes the number 2 journal bearing. The forward shaft extends from the compressor rotor aft stub shaft flange to the first stage turbine wheel. Each turbine wheel is axially separated from adjacent stage(s) with a spacer wheel. The spacer wheel faces have radial slots for cooling air passages, and the outer surfaces are machined to form labyrinth seals for interstage gas sealing.

                     Selective positioning of rotor members is performed during assembly to minimize balance corrections of the assembled rotor. Concentricity control is achieved with mating rabbets on the turbine wheels, spacers, and shafts. Turbine rotor components are held in compression by bolts. Rotor torque is accomplished by friction force on the wheel faces due to bolt compression.




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                     The turbine rotor is cooled by air extracted from
                     compressor stage 17. This air is also used to cool the turbine first- and second-stage buckets plus the rotor wheels and spacers.

8.1.3.2              Turbine Bucket Design

                     The first-stage buckets use forced air convection cooling in which turbulent air flow is forced through integral cast-in serpentine passages and discharged from holes at the tip of the trailing edge of the bucket. Second-stage buckets are cooled via radial holes drilled by a shaped tube electromechanical machining process. Third-stage buckets do not require air cooling.

                     Second- and third-stage buckets have integral tip shrouds which interlock buckets to provide vibration damping and seal teeth that reduce leakage flow. Turbine buckets are attached to the wheel with fir tree dovetails that fit into matching cutouts at the rim of the turbine wheel. Bucket vanes are connected to the dovetails by shanks which separate the wheel from the hot gases and thereby reduce the temperature at the dovetail. All turbine buckets are coated to provide corrosion resistance.

                     The turbine rotor assembly is arranged to allow buckets to be replaced without having to unstack the wheels, spacers and stub shaft assemblies. Similarly, buckets are selectively positioned such that they can be replaced individually or in sets without having to rebalance the wheel assembly.

8.1.3.3              Turbine Stator

                     The turbine stator is comprised of the combustion wrapper, turbine shell, and the exhaust frame. Like the compressor stator, the turbine stator is horizontally split for ease of handling and maintenance.

8.1.3.3.1            Combustion Wrapper

                     The combustion wrapper, located between the compressor discharge casing and the turbine shell, facilitates removal and maintenance of the transition pieces and stage one nozzle.

8.1.3.3.2            Turbine Shell

                     The turbine shell provides internal support and axial and radial positions of the shrouds and nozzles relative to the turbine buckets. This positioning is critical to gas turbine performance. Borescope ports are provided for inspection of buckets and nozzles.



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8.1.3.3.3            Exhaust Frame

                     The exhaust frame is bolted to the aft flange of the turbine shell and consists of an outer and an inner cylinder interconnected by radial struts. The inner cylinder supports the number 2 bearing. The tapered annulus between the outer and inner cylinders forms the axial exhaust diffuser. Gases from the third-stage turbine enter the diffuser where the velocity is reduced by diffusion and pressure is recovered, improving performance.

                     Cooling of the exhaust frame, number 2 bearing, and diffuser tunnel is accomplished by motor-driven blowers. These motor driven blowers are located on the top of the gas turbine enclosure.


8.1.3.4              Turbine Nozzle Design

                     The turbine section has three stages of nozzles (stationary blades) with air cooling provided to all three stages. The first- and second-stage nozzles are cooled by a combination of film cooling (gas path surface), impingement cooling, and convection cooling in the vane and sidewall regions. The third stage uses convection cooling only.

                     All turbine nozzles consist of multi-vane segments. First-stage turbine nozzle segments are contained by a retaining ring which remains centered in the turbine shell. The second- and third-stage nozzle segments are held in position by radial pins from the shell into axial slots in the nozzle outer sidewall.

8.1.3.5              Bearings

                     The MS7001(FA) gas turbine contains two journal bearings to support the turbine rotor and one dual direction thrust bearing to maintain the rotor-to-stator axial position. The bearings are located in two housings: one at the inlet and one at the center of the exhaust frame. All bearings are pressure lubricated by oil supplied from the main lubrication oil system. The number 1 bearing (journal and thrust) is accessed by removing the top half of the compressor inlet casing. The number 2 bearing is readily accessible through the tunnel along the centerline of the exhaust diffuser. (Removal of the turbine casing is not required for bearing maintenance.) Bearing protection includes vibration sensors and drain oil temperature thermocouples.




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8.1.4                Combustion

8.1.5                Dry Low NOx 2.6 Combustion System

                     The Dry Low NOx 2.6 combustor was designed to minimize emissions when operating on gas fuel but is capable of operation with either gas or liquid fuel. Optimal emissions are achieved through the regulation of fuel distribution to a multi-nozzle, total premix combustor arrangement. The fuel flow distribution to each fuel nozzle assembly is calculated to maintain unit load and fuel split which optimizes turbine emissions.

8.1.5.1              Fuel Nozzle Arrangement

                     The DLN 2.6 combustion system consists of six fuel nozzles per combustion can, each operating as a fully premixed combustor. One fuel nozzle is located in the center of the combustion can with five nozzles located radially from the first as shown in the illustration below. The center nozzles is identified as PM1 (Pre Mix 1). Two outer nozzles located adjacent to the crossfire tubes are identified as PM2 (Pre Mix 2). The remaining three outer nozzles are identified as PM3 (Pre Mix 3). Another fuel passage is located in the airflow upstream of the premix nozzles, circumferentially around the combustion can. This passage is identified as the quaternary fuel pegs.



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                        DLN 2.6 Fuel Nozzle Arrangement
                                   (Typical)

[GRAPHIC APPEARS HERE]


DLN 2.6 Fuel Nozzle Arrangement (Typical)

                     Fuel flow to the six fuel nozzles and quaternary pegs is controlled by independent control valves, each controlling flow split and unit load. The gas fuel system consists of the gas fuel stop/ratio valve, gas control valve one (PM1), gas control valve two (PM2), gas control valve three (PM3), and gas control valve four (Quat).

                     The stop/ratio valve (SVR) is designed to maintain a predetermined pressure at the inlet of the gas control valves. Gas control valves one through four regulate the desired gas fuel flow delivered to the turbine in response to the command signal fuel stoke reference (FSR) from the gas turbine control panel. The DLN 2.6 control system is designed to ratio FSR into a Flow Control Reference. The flow control philosophy is performed in a cascading routine, scheduling a percentage flow reference for a particular valve, and driving the remainder of the percentage to the next valve reference parenthetically downstream in the control software.

8.1.5.2              Chamber Arrangement

                     The gas turbine employs fourteen combustors designated as combustion chambers. There are two spark plugs and four flame detectors in selected chambers with crossfire tubes connecting adjacent chambers. Each combustor



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                     consists of a six nozzle/endcover assembly, forward and aft combustion casings, flow sleeve assembly, multi-nozzle cap assembly, liner assembly and transition piece assembly. A quaternary nozzle arrangement penetrates the circumference of the combustion chamber, porting fuel to casing injection pegs located radially around the casing.

8.1.5.3              Spark Plug Ignition System

                     Two spark plugs located in different combustion chambers are used to ignite fuel flow. These spark plugs are energized to ignite fuel at firing speed during start-up only. Flame is propagated to those combustion chambers without spark plugs through crossfire tubes connecting adjacent combustion chambers around the gas turbine.

8.1.5.4              Flame Detectors


                     Reliable detection of flame location in the DLN 2.6 system is critical to the control of the combustion process and to protection of the gas turbine hardware. Four flame detectors are mounted in separate combustion chambers around the gas turbine to detect flame in all modes of operation. The signals from these flame detectors are processed in control logic and used for various control and protection functions.

8.1.5.5              Gas Fuel Operation

                     The DLN 2.6 fuel system operation is fully automated, sequencing the combustion system through a number of staging modes prior to reaching full load. The primary controlling parameter for fuel staging is the calculated combustion reference temperature. Other DLN 2.6 operation influencing parameters available to the operator are inlet guide vane (IGV) temperature control "ON" or "OFF" and inlet bleed heat "ON" or "OFF". To achieve maximum exhaust temperature, as well as an expanded load range for optimal emissions, both IGV temperature control and inlet bleed heat should be selected "ON".

8.1.5.5.1            Liquid Fuel Operation

                     Because liquid fuel injection occurs at the tips of the outer five fuel nozzle only, operation on liquid fuel is always in diffusion mode. A water injection passage, which is integral to the fuel nozzle as illustrated below, is used for NOx abatement while operating on liquid fuel.



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                                  Fuel Nozzle
                                    (Typical)

[GRAPHIC APPEARS HERE]


8.1.5.6              Inlet Guide Vane Operation

                     The DLN 2.6 combustor emission performance is sensitive to changes in fuel/air ratio. The combustor was designed according to the airflow regulation scheme used with IGV temperature control. Optimal combustor operation is dependent upon proper operation along the predetermined temperature control scheme. Controlled fuel scheduling is dependent upon the state of IGV temperature control.

                     IGV temperature control "ON" is also referred to as a combined cycle operation while IGV temperature control "OFF" is referred to as simple cycle operation.

8.1.5.7              Fuel Flow Monitoring Equipment

                     The following fuel flow equipment is provided for integration by the customer into the fuel supply line:


                     o   Gas

                         -- Meter tube and orifice with delta P transducers for
                            flow indication

                         -- Transmitter for supply temperature indication

                         -- Static pressure transducer



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                     o   Distillate
                         --   Fuel flowmeter
                              Flowmeter is installed on the fuel forwarding skid.

8.1.5.8              Water Injection System

                     The water injection system consists of pumping and metering equipment for supplying water to the combustion system for:

                     o   NOx emission control

                     All piping and components which come into contact with water are stainless steel. The control system provides the above using minimum water injection and minimum degradation in heat rate by modulating the water injection rate proportional to fuel consumption.

8.1.5.8.1            On-Base Equipment

                     The on-base equipment includes water supply manifold(s), water injection spray nozzles built into the fuel nozzles, and a piping connection to the off-base water supply.

                     Also located on-base are the controls for the water injection system consisting of automatic sequencing and flow rate control and operator interfaces for monitoring and recording of the water to fuel ratio and fuel flow.

8.1.5.8.2            Off-Base Water Injection Skid

                     The water injection skid is a self-contained system used to transport treated water from the customer's storage facility to the gas turbine at the proper pressure and flow rate. The skid includes the following components as illustrated in the diagram below:



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                       Gas Turbine Water Injection System
                                    (typical)


                             [GRAPHIC APPEARS HERE]




8.1.5.8.2.1          Inlet Water Strainer

                     An inlet Y-strainer removes particles from the water before entering the injection pump. An inlet water pressure switch is included to monitor the differential across the strainer and signal an alarm through the gas turbine control system when cleaning is required.


8.1.5.8.2.2          Water Injection Pump

                     A single motor driven, high pressure centrifugal water injection pump is used to deliver the water to the gas turbine. The pump includes a variable frequency drive with pump/motor speed feedback. A pressure transmitter is supplied to monitor the water pressure at the pump discharge. The pump motor includes a space heater for anti-moisture condensation.



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8.1.5.8.2.3          Water Filter

                     After exiting the pump, the water is cleaned using a five micron nominally rated filter. A differential pressure switch is included to signal through the gas turbine control system when filter cleaning is needed.

8.1.5.8.2.4          Water Flowmeter

                     Water usage is recorded by a turbine flowmeter with three identical pickups/transmitters and downstream strainer.

8.1.5.8.2.5          Solenoid Stop Valve

                     A water actuated solenoid stop valve is installed at the outlet connection of the water injection skid. The system also includes an actuation pressure regulator, actuation pressure relief valve, quick release valve, and actuation last-chance filter.

8.1.5.8.2.6          Electrical Equipment

                     Interconnecting wiring, conduit, junction box, and motor control center are included for the equipment mounted on the skid.

8.1.5.8.2.7          Skid Features

                     The skid includes a structural steel base, interconnecting piping for the skid mounted equipment, check valves, pressure gauges, inlet water temperature gauge, and manual isolation valves.

8.1.5.8.2.8          Enclosure

                     A weatherproof enclosure with ventilation fan and lighting is provided.

                     A space heater with controlling thermostat is supplied with the enclosure to guard against freezing.

8.1.6                Fuel System

8.1.6.1              Dual Fuel System


                     The dual fuel system allows the gas turbine to operate on either gas or distillate fuel. Either may be used for start up. Transfers from one fuel to the other may be initiated by the operator prior to start up or at any time after


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                     completion of the starting sequence. Transfers from
                     distillate to gas may be required to be made within a load range which results in completing the fuel transfer without staging from one gas fuel combustion mode to another.

                     Since gas is typically the primary fuel and distillate the backup fuel, transfers from gas to distillate are automatically initiated on low gas supply pressure, provided that liquid fuel is available and provided there is adequate time to start the fuel forwarding pump. Transfer back to the primary fuel is by operator initiation only in order to ensure the integrity of the fuel supply and to prevent oscillatory operation if the gas supply pressure is marginal at the transfer initiation pressure. The operator should confirm the availability of the primary fuel supply prior to initiating the transfer.

                     A typical fuel transfer is illustrated below. During fuel transfer, the energy equivalent of fuel flow as a function of the fuel command is matched between the two fuels to insure that equal fuel commands will result in equal energy release in the gas turbine combustors.

                                 Fuel Transfer
                                    (typical)


                             [GRAPHIC APPEARS HERE]


                     The transfer sequence is divided into two parts: a line filling period and the actual transfer. During the first period, the incoming fuel command increases to a level that will allow filling of the system in about thirty seconds, and the outgoing fuel command decreases by an equivalent amount. After fuel has reached the fuel nozzles, the incoming fuel is ramped up to equal the total fuel demand, and the outgoing fuel is ramped down to zero. Since total energy to the gas turbine is held reasonably constant, load variations are minimal--




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


                     generally less than five percent of nameplate rating (for a properly matched and tuned system).

                     The next step in fuel transfer is purging the inactive fuel system and verifying proper operation. During purge of the inactive fuel system, the purge process introduces a limited amount of additional fuel injected into the turbine. The purge sequencing is designed to minimize this effect of this additional fuel flow. Purging of liquid fuel nozzles is initiated during the fuel transfer which causes random opening of purge check valves and significantly reduces load spikes.

                     If diluent injection is used to for emissions control, the fuel transfer is completed before diluent injection is initiated.

                     The gas and liquid fuel systems components are described in the sections which follow.


8.1.6.2              Gas Fuel System

                     The gas fuel system modulates the gas fuel flow to the turbine. Proper operation of the gas fuel system requires that the gas be supplied to the gas fuel control system at the proper pressure and temperature. The pressure is required to maintain proper flow control. The fuel gas temperature must ensure that the required hydrocarbon superheat is maintained. For discussion of fuel gas supply requirements in the Reference Documents - Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines. Major system components, as shown in the illustration which follows, are described below.



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                                Gas Fuel System
                                    (Typical

                             [GRAPHIC APPEARS HERE]



8.1.6.2.1            Strainer

                     A single strainer is used to remove impurities from the gas. A pressure switch which monitors the differential across the strainer will signal an alarm through the gas turbine control system when the pressure drop across the strainer indicates cleaning is required.

8.1.6.2.2            Fuel Gas Stop/Speed Ratio and Control Valves

                     The fuel gas stop/speed ratio and control valves allow fuel flow when the turbine starts and runs, control the fuel flow, and provide protective fuel isolation when the turbine is shut down. In systems with multiple control valve configuration, the control valves also maintain the fuel split among the fuel nozzles.

8.1.6.2.3            Vent Valve

                     When the gas fuel system is shut off, both the stop valve and the control valve(s) are shut. A vent valve is opened between the stop valve and the control valve(s). The vent valve permits the fuel gas to exit to the atmosphere when the turbine is shut down or switched to an alternate fuel.




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8.1.6.2.4            Flow Measurement System

                     The gas fuel flow measurement system uses a flow metering tube with precision orifice. The pressure drop across the orifice is used to determine the fuel flow. To accommodate the large flow turndown, two delta-pressure transducers with different, but over-lapping ranges, are used.

8.1.6.2.5            Fuel Manifold and Nozzles

                     The fuel manifold connects the gas fuel nozzles which distribute the gas fuel into the combustion chambers. For staged combustion systems, more than one manifold is used.


8.1.6.2.6            Piping

                     The gas fuel system uses stainless steel fuel gas piping with carbon steel flanges.


8.1.6.3              Liquid Fuel System

                     The liquid fuel system delivers the fuel oil from the fuel forwarding system to the gas turbine combustion chambers. The system filters the fuel and controls the fuel flow to each of the nozzles in the gas turbine combustion chambers. Major system components, as shown in the illustration which follows, are described below.



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                               Liquid Fuel System
                                   (Typical)

                             [GRAPHIC APPEARS HERE]



8.1.6.3.1            Liquid Fuel Filter

                     Duplex low pressure fuel oil filters remove particles from the fuel before it reaches the main fuel oil pump. Pressure switches monitor the differential across each filter will signal an alarm through the gas turbine control system when transfer or changeout is required.

8.1.6.3.2            Fuel Oil Stop Valve

                     The on-base fuel oil stop valve allows fuel flow when the turbine starts and runs and provides protective fuel isolation when the turbine is shutdown.

8.1.6.3.3            Main Liquid Fuel Pump

                     A single 100% capacity motor-driven main fuel pump supplies high pressure fuel oil for normal start and operation of the gas turbine.

8.1.6.3.4            Bypass Valve

                     The liquid fuel system pumps fuel to the flow divider. Between the pump and the flow divider, a return line back to fuel storage permits some of the pump flow to be subtracted so that all of the pump output does not go to the turbine. An electro-hydraulically controlled valve uses flow subtraction to maintain proper fuel flow to the turbine combustion system.


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8.1.6.3.5            Fuel Flow Divider

                     A mechanical fuel flow divider metering system distributes the liquid fuel flow equally to the gas turbine combustion chambers. The fuel flow divider includes magnetic pick-ups which detect the speed of rotation of the flow divider and provide feedback to the control system.

8.1.6.3.6            Fuel Nozzles


                     Fuel nozzles distribute the fuel into the combustion chambers. A selector valve assembly is included for reading individual fuel nozzle pressure at the output of the flow divider.

8.1.6.3.7            Atomizing Air System

                     The atomizing air system is used to atomize the liquid fuel for combustion.

                     The system uses a single air to water U-tube heat exchanger located on the turbine base to cool turbine compressor discharge air for entry into the atomizing air compressor. The air is filtered before it is used to atomize the liquid fuel for combustion.

                     A motor driven atomizing air compressor atomizes the liquid fuel for combustion. A throttling valve is included to reduce the atomizing air compressor outlet pressure for purging liquid fuel nozzles.

                     The atomizing air equipment is mounted on a combined Liquid Fuel/Atomizing Air Skid which includes a gauge/switch panel, piping with flexible fuel nozzle pigtails, and a weatherproof enclosure.

8.1.6.3.8            Piping

                     The liquid fuel system uses stainless steel fuel oil piping with carbon steel flanges.

8.1.6.4              Distillate Fuel Forwarding System

                     The distillate fuel forwarding system is a factory assembled pumping unit. It is a common system used to transfer the distillate fuel oil from the fuel storage tanks to two gas turbines at the proper pressure, temperature and flow rate. The skid, which includes a structural steel base and carbon steel piping, is designed for outdoor operation without an enclosure. Major system components are described below.




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           8.1.6.4.1 Inlet Isolation Valve

                     The inlet isolation valve allows the unit to be isolated and shut down for maintenance.

           8.1.6.4.2 Duplex Strainer

                     The system includes a duplex-type strainer with cleanout drains to remove particles from the fuel before it reaches the fuel pump. A pressure switch which monitors the differential across the strainers will signal an alarm through the gas turbine control system when cleaning is required.

           8.1.6.4.3 AC Motor-Driven Fuel Pumps

                     Dedicated ac motor driven fuel pumps supply the on-base high pressure main fuel oil pump for normal start and operation of each gas turbine. Fuel pump operation continues until the gas turbine is shut down or tripped out at which time system operation is stopped automatically by the gas turbine control system.

           8.1.6.4.4 Backup AC Motor-Driven Fuel Pump

                     A single backup pump is included to provide protection against main fuel pump failure for either turbine. The main and backup pumps are driven by separate ac motors in a lead-lag relationship to balance the number of starts on each. Check valves in the discharge piping of each pump prevent backflow through the non-operating pump.

           8.1.6.4.5 Fuel Heating

                     Fuel heaters and accessories are mounted on a separate heater skid due to the size of the heaters required.

           8.1.6.4.6 Pressure Regulating Valve

                     A pressure regulating valve is used to maintain the fuel pressure at the customer's connection within the limits required for the on-base turbine fuel system.

           8.1.6.4.7 Flowmeter

                     A flowmeter with mechanical readout is installed in the fuel forwarding skid piping to record the amount of fuel being used per turbine.


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          8.1.6.4.8  Pulse Generator

                     Pulse generators are included to provide indication of distillate fuel flow rate at a remote location such as the plant distributed control system (DCS).

          8.1.6.4.9  Solenoid Stop Valve

                     A normally closed, solenoid stop valve is installed at the outlet connection of the forwarding skid. This stop valve operates in conjunction with the on-base fuel oil stop valve to shut off fuel flow when the turbine is shut down. A constant recirculation loop from the downstream side of the pressure regulating valve to the storage tank is provided to prevent deadheading of the pump when the solenoid stop valve is closed.

          8.1.6.4.10 Distillate Fuel Forwarding Skid Enclosure

                     While the fuel forwarding skid is designed for outdoor operation, a weatherproof enclosure is provided to protect against harsh weather conditions in areas subject to very low ambient temperature or heavy rains.

                     The enclosure is made up of steel panels that fit over the entire fuel forwarding skid, including the roof. Equipment can be easily maintained and removed via access doors and removable panels in the enclosure. Convenience lighting, receptacles and air vents with dust shields are also included.

                     A vent fan with thermostat controlled switch is provided to lower the air temperature within the enclosure and to remove combustible vapors.




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            Liquid Fuel Forwarding System Supplying Two Gas Turbines
                               w/ Fuel Oil Heater
                                   (Typical)

                             [GRAPHIC APPEARS HERE]



          8.1.7      Lubricating and Hydraulic Systems

                     The lubricating provisions for the turbine and generator are incorporated into a common lubrication system. Oil is taken from this system, pumped to a higher pressure, and used in the hydraulic system for all hydraulic oil control system components. The lubrication system includes oil pumps, coolers, filters, instrumentation and control devices, a mist elimination device and an oil reservoir as shown in the system illustration below. Following the illustration is a brief description of the major system components.



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



                                 Lube Oil System
                            MS7001(FA) and MS9001(FA)
                                    (Typical)




                             [GRAPHIC APPEARS HERE]




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          8.1.7.1    Pumps

                     The lubrication system relies on several pumps to distribute oil from the oil reservoir to the systems which need lubrication. Similarly, redundant pumps are used to distribute high pressure oil to all hydraulic oil control system components. These and other oil pumps are listed below.

                     o   Lubrication oil pumps
                         -- Dual redundant ac motor-driven main lubrication oil pumps are provided.

                         -- A partial flow, dc motor-driven, emergency lubrication oil centrifugal pump is included as a back up to the main and auxiliary pumps.

                     o   Hydraulic pumps
                         --  Dual redundant ac motor-driven variable
                             displacement hydraulic oil pumps are provided.


                     o   Seal oil pump
                         -- An auxiliary generator seal oil pump driven by piggyback ac/dc motors is provided as backup to distribute seal oil to the generator.

                     o   Oil Pump for pressure lift journal bearings
                         -- Oil for the pressure lift bearings is provided by the hydraulic oil pump.

          8.1.7.2    Coolers

                     The oil is cooled by dual stainless steel plate/frame oil-to-coolant heat exchangers with transfer valve. The coolers have an ASME code stamp.

          8.1.7.3    Filters

                     Dual, full flow filters clean the oil used for lubrication. Each filter includes a differential pressure transmitter to signal an alarm through the gas turbine control system when cleaning is required. A replaceable cartridge is utilized for easy maintenance. Filters have an ASME code stamp.

                     Dual filters clean the oil for the hydraulic system. Each filter includes a differential pressure transmitter to signal an alarm through the gas turbine control system when cleaning is required. A replaceable cartridge is utilized for easy maintenance. Filters have an ASME code stamp.



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          8.1.7.4    Mist Elimination

                     Lubrication oil mist particles are entrained in the system vent lines by sealing air returns of the gas turbine lubricating system. In order to remove the particles, a lube vent demister is used as an air-exhaust filtration unit. The demister filters the mist particles and vents the air to the atmosphere while draining any collected oil back to the oil reservoir.

                     The lube vent demister assembly consists of a holding tank with filter elements, motor-driven blowers, and relief valve. One assembly is provided for the vent line from the lubrication oil reservoir.

          8.1.7.5    Oil Reservoir

                     The oil reservoir has a nominal capacity of 6200 gallons (23,470 liters) and is mounted within the accessory module. It is equipped with lubrication oil level switches to indicate full, empty, high level alarm, low level alarm, and low level trip. In addition the following are mounted on the reservoir:

                     o   Oil tank thermocouples

                     o   Oil heaters

                     o   Oil filling filter

                     o   Oil reservoir drains

          8.1.8      Inlet System

          8.1.8.1    General

                     Gas turbine performance and reliability are a function of the quality and cleanliness of the inlet air entering the turbine. Therefore, for most efficient operation, it is necessary to treat the ambient air entering the turbine and filter out contaminants. It is the function of the air inlet system with its specially designed equipment and ducting to modify the quality of the air under various temperature, humidity, and contamination situations and make it more suitable for use. The inlet system consists of the equipment and materials defined in the Scope of Supply chapter of this proposal. The following paragraphs provide a brief description of the major components of the inlet system.


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          8.1.8.2    Inlet Filtration

          8.1.8.2.1  Inlet Filter Compartment

                     The self-cleaning inlet filter compartment utilizes high efficiency media filters which are automatically cleaned of accumulated dust, thereby maintaining the inlet pressure drop below a preset upper limit. This design provides single-stage high efficiency filtration for prolonged periods without frequent replacements. Appropriate filter media is provided based on the site specific environmental conditions.

                     Dust-laden ambient air flows at a very low velocity into filter modules which are grouped around a clean-air plenum. The filter elements are pleated to provide an extended surface. The air, after being filtered, passes through venturis to the clean air plenum and into the inlet ductwork.

                     As the outside of the filter elements become laden with dust, increasing differential pressure is sensed by a pressure switch in the plenum. When the setpoint is reached, a cleaning cycle is initiated. The elements are cleaned in a specific order, controlled by an automatic sequencer.

                     The sequencer operates a series of solenoid-operated valves, each of which controls the cleaning of a small number of filters. Each valve releases a brief pulse of high pressure air into a blowpipe which has orifices located just above the filters. This pulse shocks the filters and causes a momentary reverse flow, disturbing the filter cake. Accumulated dust breaks loose, falls, and disperses. The cleaning cycle continues until enough dust is removed for the compartment pressure drop to reach the lower setpoint. The design of the sequencer is such that only a few of the many filter elements are cleaned at the same time. As a consequence, the airflow to the gas turbine is not significantly disturbed by the cleaning process.

                     The filter elements are contained within a fabricated steel enclosure which has been specially designed for proper air flow management and weather protection.

                     Self-cleaning filters require a source of clean air for pulse-cleaning. Compressor discharge air is used as the pulse air source for filter cleaning. It is reduced in pressure, cooled and dried. This air is already clean because it has been filtered by the gas turbine's inlet air filter. When compressor discharge air is used to pulse the filter, cleaning is possible only when the gas turbine is running.


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           8.1.8.2.2 Evaporative Cooler

                     The evaporative cooler is used in applications where significant operation occurs in the hot months and where low relative humidities are common. With evaporative cooling, water is added to the inlet air and, as the water evaporates, the air is cooled. The amount of water required for evaporative cooling depends upon the airflow through the turbine, the temperature and humidity of the ambient air, amount of hardness in the water, and the blowdown rate. The exact increase in power available from the gas turbine is dependent upon the site conditions.

                     The cooler consists of a water distribution system and media packed blocks made of corrugated layers of fibrous material. Water is distributed over the blocks through one set of channels and the air passes over alternate channels. The air side is wetted by the wicking action of the media. A drift eliminator is installed downstream of the media blocks. This system minimizes water carryover.

                     The evaporative cooler includes the following:

                     o   PVC piping

                     o   Cast iron pump frames

                     o   Manual conductivity control for blowdown adjustment

                     o   Non-redundant water distribution pump(s)

           8.1.8.2.3 Moisture Separator

                     The single stage moisture separator is used to remove water spray and mist from the incoming air stream. The moisture separator imposes several directional changes to the air flow. These directional changes will cause the water droplets to drop out of the air stream and be drained from the separator.

           8.1.8.3   Inlet System Instrumentation

           8.1.8.3.1 Inlet System Differential Pressure Indicator

                     Standard pressure drop indicator (gauge) displays the pressure differential across the inlet filters in inches of water.


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          8.1.8.3.2  Inlet System Differential Pressure Alarm

                     When the pressure differential across the inlet filters reaches a preset value, an alarm is initiated. This alarm may signify a need to change the filter elements.

          8.1.9      Exhaust System

                     The aft and up exhaust system arrangement includes the exhaust diffuser, expansion joint, ducting, silencing and stack. After exiting the last turbine stage, the exhaust gases enter the exhaust diffuser section in which a portion of the dynamic pressure is recovered as the gas expands. The gas then flows axially into the exhaust ducting, through the silencer and stack exiting to atmosphere.

          8.1.10     Gas Turbine Packaging

          8.1.10.1   Enclosures

                     Gas turbine enclosures consist of several connected sections forming an all weather protective housing which may be structurally attached to each compartment base or mounted on an off-base foundation. Enclosures provide thermal insulation, acoustical attenuation, and fire extinguishing media containment. For optimum performance of installed equipment, compartments include the following as needed:

                     o   Ventilation

                     o   Heating

                     o   Cooling

                     In addition, enclosures are designed to allow access to equipment for routine inspections and maintenance.

                     The following illustration of the MS7001(FA) shows the gas turbine-generator as it is packaged in adjoining weather protective enclosures.



                              Turbine-Generator                        Page 8.27
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                        MS7001(FA) Gas Turbine Packaging
                                    (Typical)


                             [GRAPHIC APPEARS HERE]



          8.1.10.2   Acoustics

                     Measuring procedures will be in accordance with ASME PTC 36 (near field) and/or ANSI B133.8 (far field).

                     For acoustic guarantees, please refer to the Performance Guarantees section of the proposal.

          8.1.10.3   Painting

                     The exteriors of all compartments and other equipment are painted with two coats of alkyd primer prior to shipment. The exterior surfaces of the inlet compartment and inlet and exhaust duct are painted with one coat of inorganic zinc primer.



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                     Interiors of all compartments are painted as well with the turbine compartment interior receiving high-temperature paint. The interior and exterior of the inlet system is painted with zinc rich paint.

          8.1.10.4   Lighting

                     AC lighting on automatic circuit is provided in the accessory compartment. When ac power is not available, a dc battery-operated circuit supplies a lower level of light automatically.

                     Fluorescent lighting is also provided in the PEECC.

          8.1.10.5   Wiring

                     The gas turbine electrical interconnection system includes on-base wiring, terminal boards, junction boxes, etc. as well as compartment interconnecting cables. Junction boxes are selected to meet the environmental requirement of the Customer but are, in general, of steel or cast aluminum construction. Terminal boards within junction boxes are of the heavy duty industrial type selected for the particular environment in which the junction box is located. On-base gas turbine wire termination uses spring tongue crimped type terminals. Generator wire termination are ring type. Control panel wiring is General Electric type SIS Vulkene insulated switchboard wire, AWG #14-41 Strand SI-57275. Ribbon cables are used as appropriate.

                     Standard cable assemblies are supplied for all fixed point locations such as control equipment compartment to the turbine base, generator, excitation compartment, etc.

          8.1.11     Fire Protection System


                     Fixed temperature sensing fire detectors are provided in the gas turbine, accessory and liquid fuel/atomizing air compartments, and #2 bearing tunnel. The detectors provide signals to actuate the low pressure carbon dioxide (CO2) automatic multi-zone fire protection system. Nozzles in these compartments direct the CO2 to the compartments at a concentration sufficient for extinguishing flame. This concentration is maintained by gradual addition of CO2 for an extended period.

                     The fire protection system is capable of achieving a non-combustible atmosphere in less than one minute, which meets the requirements of the United States National Fire Protection Association (NFPA) #12.



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                     The supply system is composed of a low pressure CO2 tank
                     with refrigeration system mounted off base, a manifold and a release mechanism. Initiation of the system will trip the unit, provide an alarm on the annunciator, turn off ventilation fans and close ventilation openings.

          8.1.12     Cleaning Systems

          8.1.12.1   On-Line and Off-Line Compressor Water Wash

                     Compressor water wash is used to remove fouling deposits which accumulate on compressor blades and to restore unit performance. Deposits such as dirt, oil mist, industrial or other atmospheric contaminants from the surrounding site environment, reduce air flow, lower compressor efficiency, and lower compressor pressure ratio, which reduce thermal efficiency and output of the unit. Compressor cleaning removes these deposits to restore performance and slows the progress of corrosion in the process, thereby increasing blade wheel life.

                     On-line cleaning is the process of injecting water into the compressor while running at full speed and some percentage of load. Off-line cleaning is the process of injecting cleaning solution into the compressor while it is being turned at cranking speed. The advantage of on-line cleaning is that washing can be done without having to shut down the machine. On-line washing, however, is not as effective as off-line washing; therefore on-line washing is used to supplement off-line washing, not replace it.

                     The on-base compressor washing features are described and illustrated below.

          8.1.12.1.1 On-Line Manifold and Nozzles

                     The on-line washing components consist of two piping manifolds, spray nozzles (one in the forward bellmouth and one in the aft bellmouth), and an on/off control valve which is also controlled by the turbine control panel. The turbine control system is equipped with software to perform an automatic online wash by simply initiating the wash from the turbine control panel.

          8.1.12.1.2 Off-Line Manifold and Nozzles

                     Off-line washing is a manual operation because of the large number of manual valves on the turbine which need to be manipulated in order to perform an offline wash. During off-line washing, cleaning solution (water and/or detergent) is injected into the compressor while it is being turned at crank speed. The



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                     cleaning solution is sprayed into the compressor inlet,
                     covering the entire circumference. This should continue until the runoff is free of contaminants.


                Water Wash Off and On-Line Manifold and Nozzles
                                   (Typical)

                             [GRAPHIC APPEARS HERE]


          8.1.12.1.3 Water Wash Skid

                     The off-base water wash skid is used for injecting cleaning solution into the compressor for off-line cleaning. The skid contains a water pump, a detergent storage tank, piping, and a venturi eductor capable of delivering solution at the proper flow, pressure and mix ratio.

                     In addition, the water wash skid is equipped with the following features:

                     o Water storage tank with freeze protection

                     o Enclosure for outdoor installation

                     Typical water wash skid features are shown in the illustration which follows.





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                           Compressor Water Wash Skid
                                   (Typical)

                             [GRAPHIC APPEARS HERE]


          8.1.13     Cooling Water System

                     The closed type cooling water system provides pressure regulated and temperature controlled water flow to dissipate heat rejected from the turbine and load equipment including:

                     o Lube oil system

                     o Turbine support legs

                     o Flame detectors

                     o Atomizing air system

                     o Associated MSD skids

                     The system is comprised of on-base accessory module and turbine compartment mounted components and an off-base cooling water module.


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8.1.13.1             On-Base Components

                     Major components and control devices associated with the accessory module and turbine compartment are as follows:

                     o Water flow regulating valve with capillary temperature
                       sensors (turbine bearing header temperature)

                     o Water flow regulating valve with capillary temperature
                       sensor (atomizing air pre-cooler air discharge temperature)

                     o Turbine support legs and flame detectors (located in the turbine compartment)

                     o Water side interface, i.e., tubes or plates, with lube
                       oil heat exchangers (located in the accessory module)

                     o Atomizing air pre-cooler and purge air cooler (located in turbine compartment)

8.1.13.1.1           Liquid Fuel / Atomizing Air

                     o Water side U-tube interface with atomizing air pre-cooler and purge air cooler

                     o Pressure relief valves

                     o Water flow control valve

8.1.13.1.2           Gas Turbine Base

                     o   Turbine support legs and flame detectors

8.1.13.1.3           Miscellaneous Skids

                     o   LCI cooler (static start system)

                     o   Air processing unit (APU)

8.1.13.1.4           Generator Cooling System

                     o Water side interface, i.e., tubes, with the stator water coolers (TEWAC and/or hydrogen cooled)

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8.1.13.2             Cooling Water Module

                     The off-base cooling water module is a packaged industrial type sized to accommodate the total water flow and heat rejection requirements of the gas turbine unit, accessories and load equipment. The water module system operates at a positive pressure resulting from the pumping and the recirculation of the system flow water. The module consists of the following major components and control devices:

                     o Water surge tank with level indicator

                     o Finned tube air-to-water heat exchanger assemblies

                     o Motor-driven cooling fans

                     o Two (2) motor-driven cooling water pumps

                     o "Y" type water strainer

                     o Temperature switch

8.1.13.3             System Operation

                     Cooling water from the surge tank is pumped by the primary cooling water pump to the on-base inlet of the generator hydrogen or water coolers. At the outlet of the coolers, the water continues to the bearing header temperature regulating valve, flame detector bodies, and through control orifices to the turbine support legs. The water supplied to the bearing header temperature regulating valve is then circulated to the inlet of the lube oil heat exchanger(s).

                     Cooling water is also circulated to the purge air cooler and to the inlet of the atomizing air precooler temperature regulating valve. A portion of the flow from the temperature regulating valve is sent to the inlet of the atomizing air precooler and the rest is bypassed to the pre-cooler outlet line.

                     All water exiting from each source is combined into a single return line with the water returned back to a finned tube air-to-water heat exchanger, where it is cooled. Cooling is accomplished by the air flow draft induced by the motor driven cooling fans over the finned tube heat exchanger assemblies.



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8.1.14               Starting System

8.1.14.1             Cooldown System

                     The cooldown system provides uniform cooling of the rotor after shutdown. A low speed turning gear with motor is used for the cooldown system.

8.1.14.2             Static Start System

8.1.14.2.1           Operation

                     The static start system uses a Load Commutating Inverter
                     (LCI) adjustable frequency drive as the starting means for the gas turbine. By providing variable frequency power directly to the generator terminals, the generator is used as a synchronous motor to start the gas turbine. The generator will be turning at approximately 6 rpm, via a low speed turning gear, prior to starting. With signals from the turbine control, the LCI will accelerate or decelerate the generator to a self-sustaining speed required for purge, light-off, waterwash etc. Deceleration is a coast down function.

                     The system can accelerate the gas turbine-generator without imposing high inrush currents, thereby avoiding traditional voltage disturbances on the ac station service line.

                     Conventional three phase, 12-pulse bridge circuits are used for the rectifier and inverter and are connected through a dc link inductor. An isolation transformer is required to provide three phase power, impedance for fault protection, and electrical isolation from system disturbances to ground.

                     Starting excitation is provided by the generator excitation system.

8.1.14.2.2           System Protection

                     The customer should provide a high level of fault protection for the major equipment. The protective relaying should include phase overcurrent ground fault and motor protection

                     The drive system protective strategy is to provide a high level of fault protection for the major equipment. The rectifier inverter includes voltage surge protection and full fault suppression capability for internal faults or malfunctions. A drive system monitor and diagnostic fault indications continuously monitor the condition and operation of the LCI.


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8.1.14.2.3           Equipment

8.1.14.2.3.1         Low Speed Turning Gear

                     The turning gear assembly is located on the collector end of the generator and is used for slow speed operation (approximately 6 rpm), cooldown and standby turning, and rotor breakaway during startup.

8.1.14.2.3.2         LCI Power Conversion Equipment

                     The LCI power conversion equipment is mounted in a NEMA 1 ventilated enclosure and consists of the following:

                     o 12-pulse converter with series redundant thyristor cells to rectify ac line power to controlled voltage dc power.

                     o Inverter with series redundant cells to convert dc link power to controlled frequency ac power.

                     o Cooling system using a liquid coolant to transfer heat from heat producing devices, such as SCRs and high wattage resistors, to a remote liquid-liquid heat exchanger. The system is closed-loop with a covered reservoir for makeup coolant. Coolant circulates from the pump discharge to the heat exchanger to the power conversion bridges and returns to the pump. A portion of the coolant bypasses to a deionizer system to maintain coolant resistivity. Redundant pumps are provided.

                     o LCI control panel containing microprocessor system control logic for firing, drive sequencing, diagnostics and protective functions, acceleration (ramping function), excitation system interface, and input/output signal interfacing.

                         Note: The control panel is located in the LCI enclosure and includes door mounted panel meters and operator devices.

8.1.14.2.3.3         DC Link Reactor

                     The dc link reactor helps smooth the dc current to eliminate coupling between the frequencies of the converter and inverter and provides protection during system faults by limiting the current.

                     The dc link is a dry-type, air core reactor which is convection cooled. It is located in an outdoor protective enclosure and electrically connected between the converter and the inverter.



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8.1.14.2.3.4         Isolation Transformer

                     The isolation transformer provides electrical isolation and impedance for system protection against notching and harmonic distortion. The transformer has two secondary windings and is designed for service with a three phase, six pulse power converter connected to each secondary winding. One transformer is provided for each LCI.

                     The transformer is a three winding, oil filled type for outdoor mounting.

8.1.14.2.3.5         Motorized Disconnect Switch

                     A motorized disconnect switch is provided to disconnect the static start system during normal generator operation. The disconnect switch is electrically connected between the LCI and the feed for the generator stator.

8.2 Generator

           8.2.1               Electrical Rating

                               The generator is designed to operate within Class "B" temperature rise limits, per ANSI standards, throughout the allowable operating range. The insulation systems utilized throughout the machine are proven Class "F" materials.

                               The generator is designed to exceed the gas turbine capability at all ambient conditions between 0 and 120(degree)F.

           8.2.2               Packaging

                               The 7FH2 generator is designed for compactness and ease of service and maintenance. Location permitting, the unit ships with the rotor, gas shields and end shields factory assembled. The high voltage bushings, bearings, oil deflectors, hydrogen seals, and coolers are also factory assembled. The collector cab ships separately for assembly to the generator at the customer's site. Clearances of the bearings, rub rings, fans, hydrogen seals and deflectors are factory fitted and only require a minimum amount of field inspection of these components.



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                     All generator wiring, including winding and gas RTDs,
                     bearing metal and drain TCs, and vibration detection systems are terminated on the main unit with level separation provided.

                     Prior to full assembly, the generator stator receives a pressure test at 150% of operating pressure followed by a leakage test at 100% of operating pressure.

                     Feed piping between the bearings are stainless steel and mounted on the units in the factory to a common header. All connections to the end shields are assembled. All assembled piping is welded without backing rings and a first pass TIG weld. A full oil flush is performed prior to shipping.

                     Some amount of field assembly is required but should be limited to the following:

                     o Factory fitted bearing drain piping and bearing drain enlargement (BDE)

                         -- Matched, marked, and shipped separate

                         -- Loop seal between BDE and drain tank are stainless
                            steel and ship loose

                     o Water manifolds are factory fitted and shipped separate

                     o Collector compartment:

                         -- Collector end housing and brush rigging are shipped as part of the collector compartment and require some assembly and alignment
                         --  Interconnecting piping from cab to generator
                         --  Interconnecting wiring from cab to generator


8.2.3                Frame Fabrication

                     The frame is a stiff structure, constructed to be a hydrogen vessel and to be able to withstand in excess of 200PSI. It is a hard frame design with its four-nodal frequency significantly above l20Hz. The ventilation system is completely self contained, including the gas coolers within the structure. The gastight structure is constructed of welded steel plate, reinforced internally by radial web plates and axially by heavy wall pipes, bars and axial braces.

                     A series of floating support rings and core rings are welded to keybars which in turn support the core, allowing the entire core to be spring mounted at twenty locations. This arrangement isolates the core vibration, resulting from the radial and tangential magnetic forces of the rotor, by damping the amplitude and reducing the transmissibility by 20:1 Excessive movement of the core, as may result from out of phase synchronization, is limited by the use



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                     of stop collars at certain circumferential locations around the frame. The clearance is designed to allow the spring action of the bar to be unrestricted during normal operation but to transmit the load of excessive movement through the structure prior to yielding of any of the components. This entire arrangement is in keeping with long standard practices and experience with similar frame designs which have proven to be very effective and reliable.

                     The stator frame is supported on four welded-on feet attached at the lower portion of the fabrication. All the weight of the unit and the operating loads are carried through the structure by the web plates and the wrapper to the feet. The machined portion of the feet are located 85" below the centerline of the unit.

8.2.4                Core

                     The core is laminated from grain oriented silicon steel to provide maximum flux density with minimum losses, thereby providing a compact electrical design. The laminations are coated on both sides to ensure electrical insulation and reduce the possibility of localized heating resulting from circulation currents.

                     The overall core is designed to have a natural frequency in excess of 170 hertz, well above the critical two-per-rev electromagnetic stimulus from the rotor. The axial length of the core is made up of many individual segments separated by radial ventilation ducts. The ducts at the core ends are made of stainless steel to reduce heating from end fringing flux. The flanges are made of cast iron to minimize losses. To ensure compactness, the unit receives periodic pressing during stacking and a final press in excess of 700 tons after stacking.


8.2.5                Rotor

                     The rotor is machined from a single high alloy steel forging. The two pole design has 24 axial slots machined radially in the main body of the shaft. The axial vent slots machined directly into the main coil slot are narrower then the main slots and provide the direct radial cooling of the field copper.

                     The two retaining rings are of the body mounted design. The rings are made of 18 Mn - 18 Cr forged material which offers excellent protection against stress corrosion cracking.

                     The coil wedges are segmented stainless steel. Radial holes are drilled in the wedges for ventilation passages.




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                     A shrunk-on coupling is assembled after the collector rings are on, and provides the interface point to the flex-coupling connection to the turning gear. This arrangement is used with a static start system.

8.2.6                Field Assembly

                     The field consists of several coils per pole with turns made from high conductivity copper. Each turn has slots punched in the slot portion of the winding to provide direct cooling of the field.


                              Stator Slot Section
                                    (Typical)

                             [GRAPHIC APPEARS HERE]


The slot armor used in the slots is a Class ""F"" rigid epoxy glass design. An insulated cover is positioned on the bottom of each slot armor and on top of the subslot vent. The cover will provide the required creepage between the lower turn and the shaft. Epoxy glass insulation strips are used between each coil turn. A pre-molded glass retaining ring insulation is utilized over the end windings and a partial amortisseur is assembled under the rings to form a low resistance circuit for eddy currents to flow. The rotor is designed to accommodate static start hardware utilizing slot amortisseurs.


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                     The collector assembly incorporates all the features of GE proven generator packages with slip on insulation over the shaft and under the rings. The collector rings use a radial stud design to provide electrical contact between the rings and the field leads. The rings are designed to handle the excitation requirements of the design (approximately 2200 amps on cold day operation and 1900 amps at rated conditions).

                     The entire rotor assembly, weighing 74,000 pounds is balanced up to 20% over operating speed.


8.2.7                End Shield/Bearing

                     The unit is equipped with end shields on each end designed to support the rotor bearings, to prevent gas from escaping, and to be able to withstand a hydrogen explosion in the unlikely event of such a mishap. In order to provide the required strength and stiffness, the end shield is constructed from steel plate and is reinforced. The split at the horizontal joint allows for ease of assembly and removal.

                     The horizontal joints, as well as the vertical face which bolts to the end structure, are machined to provide a gas tight joint. Sealing grooves are machined into these joints. These steps are taken to prevent gas leakage between all the structural components for pressures up to 45 psig.

                     The center section of the end shields contain the bearings, oil deflectors and hydrogen seals. The lower halves of the bearings are equipped with dual element thermocouples. The leads are connected through a quick disconnect through the end shield to allow ease of bearing removal.

                     Vertically split inner and outer oil deflectors are bolted into the end shield and provide sealing of the oil along the shaft. The deflectors are either fabricated or cast aluminum. All faces of the deflectors have "O" ring grooves to provide additional protection from oil leaks. All annular areas formed between the set of teeth are designed to provide minimum pressure drops and have oil gutters machined in to prevent oil from backdripping on the shaft.

                     The hydrogen seal casing and seals, which prevent hydrogen gas from escaping along the shaft, utilize steel babbitted rings. Pressurized oil for the seals is supplied from the main oil system header to the seal oil control unit, where it is regulated. The seal oil control unit is factory assembled packaged system and is located in the collector end compartment and includes the following components:



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                     o   Differential pressure regulator valve with bypass

                     o Differential pressure gage (seal oil pressure vs. casing gas pressure) and two differential pressure switches: one for alarm and one for actuating the dc emergency seal oil pump

                     o Shut-off and isolation valves for operation and maintenance

                     The collector end bearing and hydrogen seals are insulated from the rotor to prevent direct electrical contact between the rotor and the end shield. Both end shields have proximity type vibration probes. These are located axially at the bearing. Mounting for velocity type vibration sensors is also provided on the surface of the bearing caps.

                     All exiting wiring from the temperature indication devices and the insulating test leads are brought out of the unit through gas tight conex type seals to prevent any chance of a hydrogen leak.

             8.2.8   Winding

                     The armature winding is a three phase, two circuit design consisting of "Class F" insulated bars. The stator bar stator ground insulation is protected with a semi-conducting armor in the slot and GE's well proven voltage grading system on the end arms.

                     The ends of the bars are pre-cut and solidified prior to insulation to allow strap brazing connections on each end after the bars are assembled. An epoxy resin filled insulation cap is used to insulate the end turn connections.

                     The bars are secured in the slot with side ripple springs
                     (SRS) to provide circumferential force and with a top ripple spring (TRS) for additional mechanical restraint in the radial direction. The end winding support structure consists of glass binding bands, radial rings, and the conformable resin-impregnated felt pads and glass roving to provide the rigid structure required for system electrical transients.

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                          Stator End Winding Structure
                                    (Typical)

                             [GRAPHIC APPEARS HERE]



             8.2.9   Lead Connections

                     All the lead connection rings terminate at the top of the excitation end of the unit and the six high voltage bushings (HVBs) exit at the top of the frame.

                     Each of the circuits are connected to the high voltage bushings (HVBs.) The bushings, which provide a compact design for factory assembly and shipment, are positioned in the top of the frame and are offset to allow proper clearances to be maintained. This configuration also allows connections to the leads to be staggered and provides ease of bolting and insulation.

                     The bushings are made up of a porcelain insulators containing silver plated copper conductors which form a hydrogen tight seal. The bushings are assembled to non-magnetic terminal plates to minimize losses. Copper bus is assembled to the bushings within an enclosure. Customer connections are made beyond the terminal enclosure and the specific mating arrangements are provided within the enclosure, not inside the generator.



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            8.2.10   Lubrication System

                     Lubrication for the generator bearings is supplied from the turbine lubrication system. Generator bearing oil feed and drain interconnecting lines are provided, and have a flanged connection at the turbine end of the generator package for connection to the turbine package.

            8.2.11   Hydrogen Cooling System

                     The generator is cooled by a recirculating hydrogen gas stream cooled by gas-to-water heat exchangers. Cold gas is forced by the generator fans into the gas gap, and also around the stator core. The stator is divided axially into sections by the web plates and outer wrapper so that in the center section cold gas is forced from the outside of the core toward the gap through the radial gas ducts, and in the end section it passes from the gas gap toward the outside of the core through the radial ducts. This arrangement results in substantially uniform cooling of the windings and core.

                     The rotor is cooled externally by the gas flowing along the gap over the rotor surface, and internally by the gas which passes over the rotor and windings, through the rotor ventilating slots, and radially outward to the gap through holes in the ventilating slot wedges.

                     After the gas has passed through the generator, it is directed to five horizontally mounted gas-to-water heat exchangers. After the heat is removed, cold gas is returned to the rotor fans and recirculated.

            8.2.12   Hydrogen Control Panel

                     To maintain hydrogen purity in the generator casing at approximately 98 percent, a small quantity of hydrogen is continuously scavenged from the seal drain enlargements and discharged to atmosphere. The function of the hydrogen control panel is to control the rate of scavenging and to analyze the purity of the hydrogen gas. The panel is divided into two compartments, the gas compartment and the electrical compartment, which are separated by a gas-tight partition.

            8.2.12.1 Control Panel Functions

                     The GE hydrogen control panel is designed for use on hydrogen cooled generators with scavenging systems. The panel functions are described below:

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                     o   The hydrogen control panel allows manual control of the
                         continuous scavenging rate, both turbine end and collector end, via metering valves.

                     o Hydrogen from the generator turbine end and generator collector end is continuously monitored for purity. At predetermined time intervals, the purity of the generator core gas is also checked. Two independent, switchable, triple range hydrogen purity analyzers are used, thus providing total redundancy, for two out of two voting. Each display and control panel will include three digital displays providing real time readout of gas purity, gas temperature and the status of the analyzers operating parameters. All information is provided to the station DCS via contact inputs and 4-20 milliamp analog signals.

                     o In the event that one of the analyzers detect a drop in purity, a confirmation by the other gas analyzer is performed. Time for the measurement, which requires reconfiguration of the valves, as well as the handling of possible disagreements in measurement results, is also negotiated between the analyzers.

                     o In the event that either analyzer indicates a low purity alarm, the rate of scavenging is increased automatically and an alarm is annunciated.

                     o All components used in the hydrogen control panel are specifically designed and / or third party approved for use in an Class I, Division I, Group B environment.

            8.2.12.2 Control Panel Devices

          8.2.12.2.1 Differential Pressure Gas Transmitter

                     The differential pressure gas transmitter measures the generator fan differential gas pressure. It provides a 4-20 mA DC signal proportional to differential gas pressure and includes a 316L stainless steel diaphragm all housed in a Factory Mutual approved explosion proof enclosure.

          8.2.12.2.2 Differential Gas Pressure Gage

                     The differential gas pressure gage provides local indication of the generator fan differential gas pressure. The gage is flush mounted, waterproof, dual range and stainless steel movements.


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          8.2.12.2.3 Gas Pressure Transmitter

                     The gas pressure transmitter measures the generator core gas pressure or machine gas pressure as it is sometimes called. It provides a 4-20 mA DC signal proportional to gas pressure and includes a 316L stainless steel diaphragm all housed in a Factory Mutual approved explosion proof enclosure.

          8.2.12.2.4 Gas Pressure Gage

                     The gas pressure gage provides local indication of the generator core gas pressure. The gage is flush mounted, water proof, dual range and stainless steel movements.

          8.2.12.2.5 Total Gas Flowmeter

                     The total gas flowmeter provides local indication of the total flow of scavenged gas. The flowmeter is a flush mounted, in line, direct read flowmeter with stainless steel body.

          8.2.12.2.6 Gas Analyzer Flowmeters (2)

                     Gas analyzer flowmeters provide local indication and control of the gas flow through each of the gas analyzers. Each flowmeter is a flush mounted, in line, direct read flowmeter with stainless steel body.

          8.2.12.2.7 Gas Purifiers (3)

                     Gas purifiers remove oil, water and foreign particles from each of the gas sampling lines (turbine end, collector end and core gas).

          8.2.12.2.8 Moisture Indicators (3)

                     Moisture indicators provide local indication relating to the operating condition of the gas purifiers in each of the gas sampling lines (turbine end, collector end and core gas).

          8.2.12.2.9 Control Cabinet

                     The standard cabinet is NEMA 1 rated and mounted in the collector compartment.


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         8.2.12.2.10 Solenoid Valves

                     All solenoid valves have stainless steel bodies with class H temperature rated coils. The solenoids are also third party approved for use in a Class 1, Division 1, Group B environment.

         8.2.12.2.11 Gas Analyzers

                     The gas purity analyzer utilizes the principle of fixed geometry diffused flow thermal conductivity to measure the purity of a known component of a binary gas mixture. Digital acquisition at the sensor level by precision components, rather than the previous Wheatstone bridge arrangement, increases measurement accuracy. A novel aspect of the analyzer is its ability to operate in a redundant configuration; the two, identical, microcontroller based subsystems which comprise the analyzer are interconnected by a communications channel to enable the analyzer to confirm an alarm condition, (i.e. two out of two voting). This communications channel also allows the analyzer to negotiate and report possible malfunctions in the measurement system.

         8.2.12.3    Fault Detection and Reporting

                     Each subsystem within the analyzer is self-supervising and continuously checks itself for acceptable processor functioning, internal voltages, analog to digital conversion accuracy, integrity of cabling and relay operation. Any faults are immediately annunciated at the cabinet and a contact signal indicating analyzer trouble is opened. A faults log, which maintains a date/time stamp of detected failures can be viewed at any time. The analyzer can also execute detailed self-diagnostics.

         8.2.13      Hydrogen Control Manifold

                     Hydrogen is admitted to the generator casing through the use of the hydrogen gas manifold. The following instrumentation is provided and is located in the collector compartment:

                     o   Generator gas pressure gage

                     o   High and low generator gas pressure switches


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              8.2.14 Carbon Dioxide Control Manifold

                     A carbon dioxide system is used for purging the generator casing of air before admitting hydrogen, and also to purge hydrogen before admitting air. The following instrumentation is provided:

                     o   Purging control valve assembly

                     o   Relief valve

              8.2.15 Detraining System

                     The air-side seal oil and the generator bearing oil drain to a bearing drain enlargement mounted under the generator casing. This bearing drain enlargement is a detraining chamber and provides a large surface area for detraining the oil before it is returned to the main oil tank.

                     Two seal drain enlargements are provided for removing entrained hydrogen from the oil which drains from the hydrogen-side seal rings. They are drained through a common line to a float trap which then drains to the bearing drain enlargement for further detraining. A high liquid level alarm switch is provided to detect abnormal oil level in the seal drain enlargement.

                     Piping is factory fitted and the system is well-proven to assure that no hydrogen can enter into the oil system.

              8.2.16 Generator Collector Compartment

                     An exciter-end, enclosure is provided with the generator. It will contain the following assemblies:

                     o   Hydrogen control panel

                     o   Seal oil control unit, regulator and flowmeter

                     o Seal oil drain system, float trap and liquid level detector

                     o   H2 and CO2 feed and purge system, valves and gauges

                     o   Switch and gauge, block and porting system

                     o   Collector housing and brush rigging assembly

                     o   Collector filters and silencers


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                     o   Level-separated electrical junction boxes

                     o   Turning gear

                     The above items are packaged in the enclosure. The completed enclosure is assembled to the generator at the customer site. The enclosure has been designed to simplify interconnecting wiring and piping between the enclosure and the generator.

                     The enclosure is designed with a removable end wall section and roof to allow ease of rotor removal without moving the housing. Position of all the above hardware is spaced to allow easy access for maintenance and to prevent any unnecessary disassembly during rotor removal. Two doors are provided on the end wall to allow access from either side. Safety latches are provided on the inside of the doors to provide easy exit from the enclosure. AC lighting is standard.

              8.2.17 Generator Terminal Enclosure

                     The Generator Terminal Enclosure (GTE) is a reach-in weather-protected enclosure made of steel and/or aluminum and is located on the generator. The GTE is convection cooled through ventilation louvers to the outside of the enclosure. The louvers are designed to inhibit debris from entering into the compartment.

                     The GTE houses the following major electric components:

                     o   Neutral current transformers (CTs)
                     o   Line CTs
                     o   Lightning arresters
                     o   Neutral grounding transformer with secondary resistor
                     o   Fixed voltage transformers (VT)
                     o   89SS LCI disconnect switch
                     o   Motor operated neutral disconnect switch

              8.2.17.1 Interface Points

                     The primary interface points to the GTE are:


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                     o   The line bus exits the GTE on the right side as viewed
                         from the collector end of the generator

                     o The orientation of the line bus is right-center-left as viewed from the side of the GTE from which the bus exits

--------------------------------------------------------------------------------
8.3           Gas Turbine-Generator Controls and Electric Auxiliaries

              8.3.1  Packaged Electronic and Electrical Control Compartment
                     (PEECC)

                     The PEECC is a completely enclosed compartment suitable for outdoor installation. Heating, air conditioning, compartment lighting, power outlets, temperature alarms, and smoke detectors are provided for convenience and protection of the equipment in the PEECC.

                     Electrical monitoring and control of the unit are accomplished by the turbine control panel and the generator control panel, which are mounted on a common skid and located in the PEECC. The customer control local interface is also located in the PEECC. In addition to the control systems, the PEECC also houses the gas turbine motor control centers and batteries, rack and charger (s). The arrangement of the equipment is shown in the typical compartment layout below.





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         Packaged Electronic and Electrical Control Compartment (PEECC)
                                   (Typical)


                             [GRAPHIC APPEARS HERE]



              8.3.2  SPEEDTRONIC(TM) Mark VI Control System

                     The gas turbine control system, is a state-of-the-art Triple Modular Redundant (TMR), microprocessor based control system. The core of this system is the three separate but identical control modules /R/, /S/, and /T/. Each controller contains its own power supply, processor, communications, and I/O for all of the critical control, protection and sequencing of the gas turbine. Some backup protection devices interface with the /P/ protection module which consists of triple redundant sections labeled /X/, /Y/, and /Z/. These sections provide independent backup protection for certain critical functions such as emergency overspeed protection and the phase-slip windows for synch check protection


----------
(TM) A trademark of the General Electric Company



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                     The three control modules, /R/, /S/, and /T/ acquire data
                     from triple-redundant sensors as well as from dual or single sensors. All critical sensors for control loops and trip protection are triple redundant. A major factor in the high reliability achieved by TMR control systems is due in considerable measure to the use of triple redundant sensors for all critical parameters.

             8.3.2.1 Electronics

                     All of the micro-processor based electronics have a modular design for ease of maintenance. Each control module consists of a 21 slot VME type card rack with a processor card, communication card, and I/O cards. The I/O cards are connected to individual termination boards by computer type cables with 37 pin "D" type connectors. The termination boards have pluggable, barrier type termination blocks. Cards and termination boards can be arranged in various combinations and added in the field for future expansion. Ethernet based local area networks (LANs) are used to communicate between the control modules, the backup protection module, any expansion modules, and the operator interface. A real-time, multi-tasking operating system is provided with floating point data.



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                             [GRAPHIC APPEARS HERE]

                   SPEEDTRONIC Mark VI Control Configuration

                                   (Typical)











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           8.3.2.2   Shared Voting

                     An important part of the fault tolerant control architecture is the method of reliably "voting" the inputs and outputs without any single point failures. Each control module reads its inputs and exchanges the data with the other two control modules every time the application software is executed - 40ms.

                     The voted value of each contact input and the median value of each analog input is calculated within each control module and then used as the resultant control parameter for the application software. Diagnostic algorithms monitor these inputs and initiate a diagnostic alarm if any discrepancies are found between the three sets of inputs. In addition, a 1ms time stamp is assigned to each contact input to provide a built-in Sequence Of Events (SOE) monitor.

                     Redundant contact inputs for trip functions are connected to three separate termination points and then individually voted. This enables the control system to survive multiple failures of contact or analog inputs without causing an erroneous trip command as long as the failures are not from the same circuit.

                     An equally important part of the fault tolerance is the hardware voting of analog and contact outputs. Three coil servos on the valve actuators are separately driven from each control module, and the position feedback is provided with redundant LVDTs. Contact outputs to the hydraulic trip solenoids are voted with three magnetic relays on each side of the floating 125Vdc feeder to the solenoids.

            8.3.2.3  PC Based Operator Interface

                     The operator interface consists of a PC with a GE Fanuc CIMPLICITYR graphics display system and a MicrosoftTM Windows NTTM operating system. A color monitor, keyboard and color printer are included. Client/server capability is inherent with Windows NTTM and redundant server configurations are supported

                     Remote access to the Human Machine Interface (HMI) is provided for monitoring and/or control.

            8.3.2.4  Direct Sensor Interface

                     The input/output (I/O) is designed for direct interface to turbine and generator devices such as vibration sensors, flame sensors, LVDTs, magnetic speed pickups, thermocouples, and RTDs. Direct monitoring of these sensors



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                     eliminates the need for interposing instrumentation with
                     its associated single point failures, reduces long term maintenance, and enables the SPEEDTRONIC Mark VI diagnostics to directly monitor the health of the sensors on the machinery. This data is then available to local operator/maintenance stations.




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                             [GRAPHIC APPEARS HERE]

                     SPEEDTRONIC Mark VI Protective System
                                    (Typical)





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                     o   Contact inputs are powered from the 125Vdc battery bus
                         through the SPEEDTRONIC Mark VI termination boards. Each contact input is optically isolated and has a 1 ms time stamp for SOE monitoring.

                     o Contact outputs are from plug-in, magnetic relays with dry form "C" contact outputs. The control provides a floating 125Vdc source and suppression to each solenoid with a 3.2A slow-blow fuse on each side of the 125Vdc feeder.

                     o Analog I/O can be configured for 4-20ma, 0-1ma, +/-5Vdc, +/-10Vdc inputs and 4-10ma or 0-200ma outputs.

                     o Thermocouple inputs can be grounded or ungrounded, and software linearization can be used to select type E, J, K (standard), or T thermocouples on each point.

                     o RTD inputs can be grounded or ungrounded, and software linearization can be used to select 10 ohm copper, 100 ohm platinum (standard), or 120 ohm nickel RTDs on each point.

                     o Flame inputs are normally the Reuter Strokes type or UV scanners.

                     o Servo valve interface: each of the SPEEDTRONIC Mark VI controllers directly drives one of three coils on a servo valve actuator. Redundant LVTDs are monitored by the control for regulation of the servo loop in software.

                     o Seismic (velocity) vibration inputs are monitored directly by the SPEEDTRONIC Mark VI for trip protection of the turbine and generator. The system provides buffered outputs to BNC connectors to facilitate plug-in analysis instrumentation.

                     o   A Bently Nevada Data Manager 2000 is also provided.

            8.3.2.5  Built-in Diagnostics

                     The SPEEDTRONIC Mark VI control system has extensive built-in diagnostics and includes "power-up", background, and manually initiated diagnostic routines capable of identifying both control panel, sensor, and output device faults. These faults are identified down to the board level for the panel, and to the circuit level for the sensors and actuators.



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            8.3.2.6  Generator and Static Starter Interface

            8.3.2.7  Synchronizing Control and Monitoring

                     A pair of single phase PTs are monitored by the control modules which match the turbine speed to the line frequency and match the generator and line voltages via the LAN to the generator excitation system. A command is issued to close the breaker based on a calculated breaker closure time. Diagnostics monitor the actual breaker closure time and self-correct each time the breaker closes. The single phase PTs are paralleled to the triple redundant protection module for the backup synch check protection. The synch check protection is used to backup the automatic synchronizing and the manual synchronizing which is implemented from a synchroscope display on an operator station. Three phase PT inputs from the generator and line, and single phase CT inputs are normally monitored by the generator excitation control and transmitted to the turbine control on the network

            8.3.2.8  Control System Overview

                     The control system consists of several networks. IONET is an Ethernet based network for communication between the three control modules, the three sections of the protection module and any expansion modules. IONET uses Asynchronous Drives Language (ADL) to "pole" the modules for data instead of using the typical "collision detection" techniques used in Ethernet LANs.

                     Genius BusTM can be used to communicate between the SPEEDTRONIC Mark VI processor card and the GeniusTM family of remote I/O instrumentation. The Genius bus is a LAN consisting of a shielded, twisted-pair wire, daisy-chained from block to block and terminated at both ends. A maximum of 32 devices can be supported on the bus at 153.6Kbaud (extended) which is recommended for most applications since it provides improved noise immunity with little effect on the bus scan time. The bus is a token passing network with a typical bus scan time between 20 and 30ms.

                     The Unit Data Highway (UDH) is an Ethernet based network which provides peer-to-peer communications between the turbine and generator controls. This network uses Ethernet Global Data (EGD) which is a message based protocol with support for sharing information with multiple nodes based on the UDP/IP standard. Data can be transmitted unicast, multicast, or broadcast to peer control systems on the network. Data (4K) can be shared between up to 10 nodes at 25Hz, and global time synchronization and time stamped data is supported.



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                      Turbine Generators and Static Starter
                                     Typical

                             [GRAPHIC APPEARS HERE]

                     Redundant servers (CIMPLICITY/Windows NT) isolate the unit data highway from the Plant Data Highway. These servers and clients can be used as local or remote operator and/or maintenance stations and configured in a variety of arrangements. The primary server can be provided with a time synchronization interface to a Global Time Source
                     (GTS) which is typically implemented with IRIG-B. A backup time master can be provided in a backup server. Network Time Protocol (NTP) is used for internal time synchronization with a +/-1ms time coherence.

                     The Plant Data Highway is used to communicate data to the plant distributed control system or other third party platforms. A variety of protocols are supported including RS232 Modbus RTU master/slave, Ethernet TCP-IP Modbus slave, and Ethernet TCP-IP with GSM (GEDS Standard Messages).

                     The GSM Protocol provides:

                     o    Administration messages

                     o    Spontaneous event driven messages with local time tags

                     o Periodic group data messages at periodic rates down to 1 second

                     o    Common request messages




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            8.3.2.9  Scope of Control

                     The SPEEDTRONIC Mark VI control system provides complete monitoring, control, and protection for gas turbine-generator and auxiliary systems. The scope of control is divided into three sections: control, sequencing and protection.

                     o   Control

                         -   Start-up
                         -   Speed/load setpoint and governor
                         -   Temperature control
                         -   Guide vane control
                         -   Fuel control
                         -   Generator excitation setpoints
                         -   Synchronizing control (speed/voltage matching)
                         -   Emissions control

                     o   Sequencing

                         -   GT auxiliary systems (MSS starters)
                         -   Start-up, running, and shutdown
                         -   Purge and ignition
                         -   Fuel changeover
                         -   Alarm management
                         -   Synchronizing
                         -   Turning gear
                         -   Static start
                         -   H2 sequencing
                         -   Maintain starts, trips, and hours counters
                         -   Event counters
                             - Manually initiated starts
                             - Fired starts
                             - Fast load starts
                             - Emergency trips
                             - Time meters
                             - Fired time

                     o   Protection

                         -   Overspeed, redundant electronics


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                         - Overtemperature (including generator)
                         - Vibration
                         - Loss of flame
                         - Combustion monitor
                         - Redundant sensor CO2 fire protection
                         - Low lube oil pressure, high lube oil temperature,
                            etc.

          8.3.2.10   Gas Turbine Plant Operating Modes

          8.3.2.10.1 Starting/Loading

                     All starting is done automatically, with the operator given the opportunity to hold the start-up sequence at either the crank (pre-ignition) or fire (post-ignition, pre-accelerate) points of the start-up. An "Auto" mode selection results in a start without any holds.

                     Either before issuing a start command, or during the start, the operator may make the following selections:

                     1. Select or disable the automatic synchronization capability of the turbine control. The auto synchronizing system provides extremely accurate and repeatable breaker closures based on phase angle, slip, the rate of change of slip and the response time of the breaker which is in the system memory.

                     2. Select preselected load or base load. If a selection is made the unit will automatically load to the selected point and control there. If no selection is made the unit will load to a low load referred to as "Spinning Reserve" automatically upon synchronization; be it automatic or manual. The turbine governor is automatically regulated to maintain the megawatt setting assigned to "Spinning Reserve".

          8.3.2.10.2 Operating

                     Once the unit is on line, it may be controlled either manually or automatically from the SPEEDTRONIC Mark VI operator interface. Manual control is provided by the governor raise/lower control displayed on the operator interface screen. Automatic operating is switched on when the operator selects a load point from the turbine control interface. The control is capable of either droop or isochronous governing.

                     For a fully automatic start with automatic loading to base load, the operator selects "Auto" operating mode, enables auto synchronization and selects


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                     "Base" load. Given a "Start" signal, the unit will then
                     start, synchronize, and load to base load with no further input on the part of the operator.

          8.3.2.10.3 Shutdown

                     On shutdown, the system will automatically unload and return to turning gear operation. The unit will stay on turning gear until an operator turns it off. (Note: the operator must insure the unit is sufficiently cool before shutting off turning gear to avoid temporary rotor bow due to heat.)

          8.3.2.11   Operating System and Application Software

                     The SPEEDTRONIC Mark VI control is a fully programmable control system. Application software is created from in-house software automation tools which select proven GE control and protection algorithms and integrate them with the I/O, sequencing, and displays for each application. Floating point data (IEEE-854) can be run at frame rates down to 10ms. Changes to the application software can be made with password protection and downloaded to the control module while the turbine is running. All application software is stored in the control module in non-volatile (flash) memory. Application software is executed sequentially and represented in a ladder diagram format. A library of software building blocks allows maintenance personnel to add or change analog loops, sequencing logic, etc. Math blocks are also available. Application software documentation is created directly from the source code, and it can be printed at the site. This includes the primary elementary diagram, I/O assignments, the settings of tuning constants, etc.

          8.3.2.12   Human Machine Interface (HMI)

                     The Human Machine Interface is a single powerful, flexible and user friendly operator interface which brings together all of the displays and functions needed for real-time control and monitoring of turbomachinery processes, auxiliary equipment, driven devices and process alarms associated with power plant control.

                     The HMI system provides the infrastructure needed to meet the demanding requirements of delivering process information from a broader spectrum of controllers and compute platforms as well as accessing and delivering information to a customer's business enterprise system and balance of plant control system.

                     Designed with an open system concept, the system uses standard open hardware and operating system software. The HMI's software system uses the

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                     Windows NT client-server architecture from Microsoft which provides builtin multi-tasking, networking and security features. The ability to run the system on conventional PC based platforms minimizes cost, promotes open interfaces, permits system scalability, and ensures longevity of investment and future enhancement.

          8.3.2.12.1 HMI Product Structure

                     GE Fanuc's CIMPLICITY HMI system serves as the basic core system, which is enhanced by the addition of power plant control hardware and software from GE Industrial Systems. The HMI configuration consists of several distinct elements:

                     o HMI Server - The server is the hub of the system and provides data support and system management. The HMI server also has the responsibility for device communication for both internal and external interchanges. The gas turbine control system can have redundant communications with two HMI servers.

                     o HMI Viewer (Client) - (If provided) the viewer provides the visualization function for the system and is the client of the distributed client-server system. The viewer contains the operator interface application software for issuing commands, viewing screen graphics, data values, alarms and trends, and providing system logs and reports. The gas turbine control system can have redundant communications with up to four HMI servers and/or viewers. The first HMI will be a server; additional HMIs can be a server or viewer depending on the plant control configuration.

          8.3.2.12.2 HMI Product Features

                     o Graphics - The key functions of the HMI system are performed by its graphic system, which provides the operator with process visualization and control in a real-time environment. In the HMI system this important interface is accomplished using CimEdit, a graphics editing package, and CimView, a high performance runtime viewing package.

                     o Alarm Viewer - The alarm management functions of the HMI system are provided by Alarm Viewer. Alarm Viewer handles routing of alarms to the proper operator and alarm sorting and filtering by priority, plant unit, time, or source device.

                     o Trending - HMI trending, based on object linking and embedding technology, provides powerful data analysis capabilities. Trending capabilities include graphing collected data and making data comparisons



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                         between current and past variable data for quick
                         identification of process problems.

                     o Point Control Panel - The HMI point panel provides a listing of points in the system with dynamically updating point values and alarm status. Operators have the ability to view and set local and remote points, enable and disable alarm generation, modify alarm limits, and filter and sort points selectively.

                     o Basic Control Engine - The basic control engine allows users to define control actions to take in response to system events. It monitors event occurrence and executes configured actions in response. The basic control engine is supported by an event editor for defining actions in response to system events and a program editor for programming more complex actions.

                     o User Roles and Privileges - CIMPLICITY allows configuration of system users to control access and privileges.

                     o DDE Application Interface - The DDE Interface allows other Windows applications that use Microsoft standard and Advanced DDE to obtain easy access to HMI point data. Users can integrate software that supports DDE to monitor, analyze, report or modify the HMI point data. In addition the HMI provides advances DDE client communication for data collection from third party devices.

          8.3.2.12.3 Operator Functions

                     o Display Management - Display management provides overall display functions to meet the needs of the turbine plant. Displayed data is a combination of data received over Ethernet from GE third party servers and over the Stage Link from gas turbine controllers. Alarm display includes both connection to gas turbine alarm queues and external PLC systems.

                     o Hold List Display - The hold list is a set of conditions which must be met at certain times, speeds and operating modes in the turbine startup for systems which have Automatic Turbine Startup functions. The HMI provides for creation, modification, display, printing, down and uploading, compiling and reverse translation of a hold list of up to 64 points.

                     o Reactive Capability Display - Reactive capability display shows an X-Y display of real and reactive power. The plot shows three lines of generator capability as a function of generator coolant temperature or hydrogen pressure.



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                     o   Timer, Counter, Accumulator Display - This function
                         shows the settings and totals in the turbine controllers.

                     o Screen Copy - Screen copy makes a copy of screen image and stores it in the Window clipboard for display, printing, directing to a file, or electronic transmission

                     o Trip History - Trip history data collected from each turbine controller can be plotted, printed as tabular data, or transmitted electronically for remote analysis.

                     o Process Alarm Management - The features of process alarm management help the operator to make a proper response to alarms and include the following:
                         - Alarm queue display for each turbine unit controller
                         -   Main alarm display including all plant alarms
                         -   Alarm lockout for toggling alarm conditions
                         - Alarm notepad function for adding explanatory notes to each active alarm drop number for each panel
                         -   Linking alarms to pre-selected display screens
                         - Alarm help utilities for storing more detailed descriptions of alarms and their intended functions
                         - Distinguishing display of control system diagnostic alarms from regular alarm or events

          8.3.2.12.4 Maintenance and Tool Support

                     o Remote Maintenance Access - The HMI system supports remote maintenance access for field installation, troubleshooting, and resolving general maintenance problems of the controller and HMI systems. In remote access, a computer in the remote location appears as a view node on the site system. Capabilities include operation displays, configuration of the HMI, real-time and historical data retrieval, and diagnostic alarms.

                     o Diagnostic Alarms - Diagnostic alarms specifically pertain to the control system and help operators and maintenance personnel respond to control system problems. Functions associated with diagnostic alarms include sorting and grouping capabilities, printing alarms on the HMI alarm printer (if selected), and help utilities to identify alarm and intended response.

                     o View Programs - This special data collection programs provide collection of data necessary to troubleshoot the turbine unit control systems. These


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                         programs create diagnostic data files that are stored
                         for later analysis. Files can be displayed, trended, printed, faxed or transferred.

                     o Logic Forcing - The HMI supports logic forcing and maintains the identity and status of forced points.

                     o Control Constants - Control constants are tune-up parameters and variables that change with each application and may change from time to time during the life of an installation. The HMI displays control constants values for a given control unit and allows adjustment of the values with appropriate ramp rates and min and max values. A tool is included to create and maintain a control constant file on a unit basis which can be downloaded to the unit controller.

                     o Configuration Tools - The HMI system provides tools to configure a turbine control panel including:

                         - Control Sequence Program (CSP) editor to edit existing control program segments and to create new program segments
                         - I/O configurator for embedded turbine control I/O software
                         - Panel configuration including maintenance of the Data Dictionary File System (DDFS) and the Control Signal Data Base (CSDB)
                         - Capability to configure the turbine control backup operator interface
                         - Ability to configure the turbine control unit trip logs

          8.3.2.12.5 Hardware

                     o Intel based PC with 266 MHz Pentium II processor (or better)

                     o   64 MB RAM with 512 KB cache memory

                     o   Hard drive 4.3GB or greater (multiple on historian)

                     o   Floppy drive 1.44 MB

                     o   Video card with 2 MB DRAM

                     o   17 inch monitor

                     o   CD- 24x (or better), with multi-read capability

                     o   2 serial and 1 parallel port

                     o   Windows NT operating system

                     o   Keyboard

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                     o   Trackball or mouse

                     o   Ethernet interface

                     o DAT tape drives on Historian and engineering workstations

                     o   Modems on HMI servers

          8.3.2.12.6 Communications Interfaces

                     The HMI uses Stage Link as its mechanism for communication with GE turbine controllers and ancillary equipment. Stage Link allows the HMI to be located remotely and enables a single HMI to communicate with up to eight turbine controllers.

                     The HMI allows Modbus interfaces with other systems such as DCS.

          8.3.3      Bently Nevada 3500 Monitoring System

                     The gas turbine and generator are equipped with orthogonal proximity probes at each bearing to detect radial motion of the shaft relative to the bearing. Axial position of the gas turbine rotor is sensed by two axial position proximity probes. Each probe is connected to a proximitor.

                     The Bently Nevada 3500 Monitor is a 19 in., sixteen position (fourteen available), panel mount rack containing four proximitor cards each of which can accept up to four channels. (The cards must be programmed for the application.) The system has one monitor card for each of the two turbine rotor axial position probe inputs, one monitor card for the radial X-Y probes from the two turbine bearings and one monitor card for the radial X-Y probes from the two generator bearings. The radial bearing monitor provides values for the overall amplitude, 1X amplitude, 1X phase, 2X amplitude and 2X phase.

                     Features of the system include:

                     o Alert and danger relay outputs - one pair for the axial position monitor and one pair which is shared by all the radial monitors

                     o A communication card for serial data interface to the GE on-site monitor

                     o   AC power supply

                     o   KeyPhasor card


                                    Turbine-Generator                  Page 8.67
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

                     o Rack configuration software for programming the rack functions including a serial interface cable for connecting the RIM card to the customer's computer. (A customer-supplied Microsoft Windows based computer is required.)

          8.3.4      Performance Monitoring Package

                     In conjunction with a centralized control system, the performance monitoring package provides signals which are used to compare turbine airflow versus performance. These data can be used to determine the need for maintenance such as compressor water wash. The package is connected to a control compartment wall-mounted cabinet which contains transducers for 4-20 ma signals.

                     The following equipment is provided:

                     o   Barometer

                     o Compressor inlet total pressure and static pressure probes

                     o   Compressor discharge pressure probe

                     o   Exhaust pressure probe

                     o   Algorithms provided via the Mark V control panel

                     o   Natural gas flow measurement

          8.3.5      Transducers

                     o   Barometric pressure transmitter (96AP)

                     o   Compressor bellmouth differential pressure transmitter
                         (96BD)

                     o   Compressor inlet air total pressure transmitter (96CS)

                     o   Compressor discharge pressure transmitter (96CD)

                     o   Exhaust pressure transmitter (96EP)

                     o   Compressor temperature inlet flange (CT-IF-3/R)

          8.3.6      Motor Control Center

                     The motor control center contains circuit protective devices and power distribution equipment to supply electrical power to all packaged power plant



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

                     devices as defined on the electrical one line diagram. The motor control center is manufactured and tested in accordance with NEMA ICS-2 and UL Standard No. 845. Vertical sections and individual units will be UL (CSA) Labeled where possible. The motor control center is located in the PEECC.

          8.3.7      Generator Protection Panel

                     The heart of the generator protection panel is the digital multifunction relay integration with the gas turbine control system panel. The generator protection panel incorporates this feature along with generator metering and watt and VAR transducers for turbine control.

                     The following page presents a typical one-line diagram for the generator protection panel. The diagram and the tables which follow it illustrate the digital protection features and metering. For job-specific details please refer to the oneline diagram in the drawings section of the proposal.


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


                            Standard Generator Panel
                                   (Typical)

                             [GRAPHIC APPEARS HERE]



           8.3.7.1   Digital Generator Protection (DGP) Features

                     --------------------------------------------
                           Measurement                   Value
                     --------------------------------------------
                         Overexcitation                    24
                     --------------------------------------------

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
                     -----------------------------------------------------------
                     Generator Undervoltage                            27G
                     -----------------------------------------------------------
                     Reverse Power / Anti-Motoring                     32-1
                     -----------------------------------------------------------
                     Loss of Excitation                                40-1,2
                     -----------------------------------------------------------
                     Current Unbalance / Negative Phase Sequence       46
                     -----------------------------------------------------------
                     System Phase Fault                                51V
                     -----------------------------------------------------------
                     Generator Overvoltage                             59
                     -----------------------------------------------------------
                     Stator Ground Detection                           64G/59GN
                     -----------------------------------------------------------
                     Generator Over Frequency                          81O-1,2
                     -----------------------------------------------------------
                     Generator Differential                            87G
                     -----------------------------------------------------------
                     Voltage Transformer Fuse Failure                  VTFF
                     -----------------------------------------------------------


          8.3.7.2    Generator Digital Multimeter

                     -----------------------------------------------------------
                              Measurement                             Value
                     -----------------------------------------------------------
                     Generator Volts                                   VM
                     -----------------------------------------------------------
                     Generator Amps                                    AM
                     -----------------------------------------------------------
                     Generator megawatts                               MW
                     -----------------------------------------------------------
                     Generator megaVARs                                MVAR
                     -----------------------------------------------------------
                     Generator MVA                                     MVA
                     -----------------------------------------------------------
                     Generator frequency                               FM
                     -----------------------------------------------------------
                     Generator Power Factor                            PF
                     -----------------------------------------------------------

          8.3.7.3    Digital Generator Protection (DGP)

                     The digital generator protection system uses microprocessor technology to obtain a numerical relay system for a wide range of protection, monitoring, control and recording functions for the generator. Redundant internal power supplies and extensive diagnostic and self-test routines provide dependability and system security.

                     The DGP provides the commonly used protective functions in one package, including 100% stator ground fault detection using third harmonic voltage monitoring. Adaptive frequency sampling is used to provide better fault protection during off-normal frequencies such as startup.

                     The DGP can store in memory the last 100 sequence of events, 120 cycles of oscillography fault recording, and the last three fault reports

                     The system features a local Human-Machine Interface with integral keypad, 16 character display, and target LEDs for entering settings, displaying present



                                          Turbine-Generator            Page 8.71
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

                     values, viewing fault target information, and accessing stored data. In addition, two RS-232 serial communication ports are provided for local and remote computer access. (Please Note: The Personal Computer (PC) is not part of this offering.)

          8.3.7.4    System Backup Distance Protection (21)

                     Distance relays are typically used instead of overcurrent with voltage restraint when the lines leaving the station bus have distance or pilot relay protection schemes and the generator ties the station bus through a step-up transformer. This protection scheme is designed to protect the generator from faults in the adjacent system which are not cleared by the first line relays. The standard relay is an LPSO three phase digital relay with internal timing function.

          8.3.7.5    Gas Turbine Control System Integration

                     In addition to the relaying mounted in the generator protection panel, the gas turbine control system handles protective functions such as generator temperature protection, synchronizing check, backup frequency and reverse power.

                     Generator control and monitoring are primarily accomplished via the gas turbine control system operator interface. The operator interface handles manual and auto-synchronizing, speed raise/lower, voltage raise/lower, and generator breaker control. Also displayed are frequency and voltage for the generator and bus, breaker status, field current and voltage, along with the status of permissives.

          8.3.8      Static Voltage Regulator for Bus Fed Excitation

                     The exciter is a digital, static, potential source excitation system. The system comes equipped with a full-wave thryristor bridge, which supplies excitation power to the rotating field winding of the main ac generator. In addition, all control and protective functions are implemented in the system software. Digital technology following is a one-line diagram of the excitation system.

                                           Turbine-Generator           Page 8.72
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

           Static Excitation System with Redundant Bridge and Control
                                    (Typical)

           [GRAPHIC GOES HERE]

           8.3.8.1   System Components

                     The exciter is comprised of the following four basic components as described below:

                     1.  Power conversion module
                     2.  Digital controller
                     3.  Excitation transformer
                     4.  Communication interface

           8.3.8.1.1 Power Conversion Module

                     A three phase, full-wave thyristor bridge is the standard conversion module for the digital excitation system. The standard current capability of the bridge is 6% above the calculated rated full load field current of the generator.


                                            Turbine-Generator          Page 8.73
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

                     The thyristor bridge assembly is forced air cooled. The cooling assemblies are all energized during normal operation. Thermostats are used to monitor the power conversion module temperature. An alarm is provided for a high temperature level and a trip is provided at a higher temperature level.

          8.3.8.1.2  Excitation Transformer

                     The excitation transformer (power potential transformer) is separate from the exciter. The power to the transformer is obtained from a station auxiliary bus. The purpose of this transformer is to step the voltage down to the required level for the excitation system.

                     With the use of a regulator in the static exciter, it is not necessary to specify transformer full capacity taps above and below normal on the primary winding. The transformer rating is chosen so that the transformer can deliver the excitation required for the application at 110% rated generator terminal voltage on a continuous basis.

          8.3.8.1.3  Digital Controller

                     The digital controller consists of several microprocessor I/O boards, and a power supply. Cell gating of the SCRs is controlled by one of the microprocessors. If redundant controls are provided, each controller section has its own power supply to ensure backup in the event of a power supply failure.

          8.3.8.1.4  Communication Interface

                     The turbine control interface (HMI or) is the primary interface with the exciter. Communication between the turbine control and exciter utilizes a single or redundant datalink. All exciter control logic and display data utilize this datalink. The exciter trip contact (94EX) is hardwired directly to the generator lockout relay and a single global alarm contact (30EX) is hardwired to the turbine control.

          8.3.8.2    System Features

                     Following are descriptions of selected features of the exciter system. For a complete list of system features and accessories, please refer to the Scope of Supply section of the proposal.

                                           Turbine-Generator           Page 8.74
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

          8.3.8.2.1  Interface with the Gas Turbine Control System

                     The exciter is connected to the gas turbine control system through a digital datalink. This enables the gas turbine control system to provide a digital window into the exciter through which all pertinent variables can be monitored and controlled.

          8.3.8.2.2  Protection Controller

                     The protection controller is separate from the main controller(s) and serves as a backup to the limiters located within the controller. The output of the protection controls transfer to backup control/bridge. The protection features provided are as follows:

                     o   Volts/Hertz, dual level (24EX)
                     o   Loss of excitation (40EX)
                     o   Bridge ac phase unbalance (47EX)

          8.3.8.2.3  Spare Power Conversion Module as Redundant Bridge

                     A complete digital controller and rectifier bridge are provided as backup to the primary controller and bridge.

                     If the protection module senses a condition that would normally initiate a trip signal, it will force a transfer to the redundant system before the trip contact is necessary. The transfer to the redundant system occurs with the generator online and does not affect generator output.

          8.3.8.2.4  Power System Stabilizer (PSS)

                     The power system stabilizer function is incorporated into the exciter software. A signal representing the integral of accelerating power is introduced into the automatic voltage regulator algorithm to enable the generator to produce and transmit large power levels in a stable manner by reducing low frequency rotor oscillations

          8.3.8.2.5  Enclosure

                     The exciter, located in a NEMA-1 stand-alone enclosure, contains the SCR power conversion module and regulator with all standard control and protection functions, plus auxiliary functions such as the de-excitation module and shaft voltage suppression circuit.


                                           Turbine-Generator           Page 8.75
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
                     g
                                GE Power Systems
---------------------------------

                     9.   Customer Scope of Supply
    ----------------------------------------------------------------------------

                     9.1  Gas Turbine-Generator Systems .....................9.1

                     9.2  Civil............................................. 9.6

                     9.3  Installation/Erection..............................9.6

                     9.4  Start-Up/Test......................................9.7

                     9.5  Interconnecting Piping, Wire, and Cable............9.7
    ----------------------------------------------------------------------------
                     To provide a complete operational installation, additional equipment and services not included in this proposal must be provided by the customer or the installer. These include, but are not limited to, the following:
    ----------------------------------------------------------------------------
    9.1   Gas Turbine-Generator Systems

          9.1.1     Fuel System

                    o Liquid fuel in accordance with GEI-41047, Gas Turbine Liquid Fuel Specifications (see Reference Documents chapter)

                        -- Storage tank(s) and piping to the fuel forwarding
                             skid inlet

                        -- Piping from the forwarding skid outlet to the
                             turbine inlet connection
                        Note: Customer shall provide fuel analyses of actual operating fuel at or before the time of commitment to purchase.

                    o Gas fuel in accordance with GEI-41040, Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines (see Reference Documents chapter)

                        -- Gas heating to 50(degree)F (28(degree)C) above dew
                             point

                        -- Gas supply shutoff valve located remotely from the
                           unit

          9.1.1.1   Customer Gas Fuel Systems Supply Requirements

          9.1.1.1.1 Summary of Typical Natural Gas Fuel Supply Conditions

                    1. The gas fuel pressures specified in this document are referenced to FG1. This point identifies the purchaser connection as shown on the Purchaser Connection Drawing.


    GE PROPRIETARY INFORMATION       Customer Scope of Supply           Page 9.1
                                     -------------------------------------------
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

                    2. The fuel gas delivered to the turbine is to meet the most recent revision of the Process Specification Fuel Gases For Combustion in Heavy-Duty Gas Turbines - GEI-41040.

                    3. Maximum supply pressure excursions are limited to either 1% per second ramp or 5% step. The 1% per second ramp is applicable over the range of minimum pressure requirement to maximum operating pressure. The 5% step is applicable over the range of minimum pressure requirement to 95% of maximum operating pressure and with a maximum of one 5% step change in 5 seconds.

                    4. Provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure is not exceeded at FG1.

                    5. ANSI Class VI shut-off in the gas fuel supply line should be provided by the stop/speed ratio valve. If the supply conditions (pressure and temperature) exceed the Class VI shut off limitation on the stop/speed ratio valve, then an automated, hydraulically controlled, Class VI shut-off valve is to be installed upstream of the stop/speed ratio valve.

          9.1.1.1.2 Fuel Supply Pressure Requirements

                                    Measurement                       Value
                    Model Series                                      7241FA
                    Combustor                                         DLN
                    Maximum Mechanical Design Pressure psig           550
                    Maximum Operating Pressure psig                   475
                    Minimum required pressure psig                    425
                    Maximum temperature at minimum pressure(degree)F  120
                    Customer fuel modified Wobbe Index = Btu/((SCF)   To be
                    ((degree)R(circumflex)1/2))                       determined

                    1. The minimum pressure is specified at FG1 with respect to the model series, fuel temp, ambient conditions, combustor, and customer design fuel.

                    2. Maximum mechanical design pressure is specified to provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure value is not exceeded at FG1.

                    3. Maximum operating pressure refers to the maximum turndown capability of the speed ratio valve.

   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.2
                                     -------------------------------------------
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

                  4. Minimum pressure required is referenced to the coldest ambient temperature and the maximum fuel temperature. This value is applicable across the range of operation.

                  5. Minimum fuel temp required superheat above the hydrocarbon dewpoint at FG1 is quoted in GEI41040.

                  6. The Modified Wobbe Index allowable variation from that quoted in the table is+/-5%.

                               Fuel Pressure Reference Points
                                        (typical)

                                    [GRAPHIC GOES HERE]

                  NOTES:

                  1. FG1 is the customer connection point to the gas fuel module. FG1 is the reference point for all pressures quoted in this standard.
                  2. P1 is the pressure at the inlet to the stop/speed ratio valve.
                  3. P2 is the inter-valve pressure between the stop/speed ratio valve and the gas control valve.
                  4. P3 is the discharge pressure from the gas control valve.
                  5.  P4 is the pressure at the combustor end cover.
                  6. Pcd is the compressor discharge pressure measured in the compressor discharge casing.
                  7. Pcc is the pressure at the discharge tip of the fuel nozzle.
                  8. All pressures shown in this diagram are static pressure.
                  9. If the stop/speed ratio valve is not capable of class 6 shut-off, then a class 6 shut-off valve is installed upstream of the SRV fuelsys 104

          9.1.2   Water Injection System

                  o Demineralized water for the water injection system in accordance with the following:

                          Measurement                                  Value
                  Total solids                                       5 ppm max
                  Total trace metals: sodium + potassium + lithium   0.5 ppm max
                  + vanadium + lead)
                  pH                                                 6.5 - 7.5


   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.3
                                     -------------------------------------------
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

                  Where contaminants are present in the water, the total limits in the fuel, water and air should be controlled such that the total concentration equivalent in the fuel (from all sources) conforms to the following limits:

                       Contaminant                  Max Equivalent Concentration
                                                             (ppm-weight)
                    Sodium plus Potassium plus lithium         1.0
                    Lead                                       1.0
                    Vanadium                                   0.5
                    Calcium                                    2.0

                  The water quality requirement can generally be satisfied by demineralized water.

          9.1.3   Lube Oil System

                  o Mineral lube oil in accordance with GE Lube Oil
                    Recommendations (see Reference Documents chapter)

          9.1.4   Inlet System

                  o Inlet heating interconnecting piping

          9.1.5   Exhaust System

                  o External exhaust system finish paint including any tie coats

          9.1.6   Gas Turbine Packaging

                  o Vent and drain piping or ducting, as needed o Exterior
                    unit walkways by customer, mounting pads by GE

          9.1.7   Cleaning Systems

                  o Water for compressor cleaning system in accordance with
                    Gas Turbine Compressor Washing--Liquid Washing Recommendations (see Reference Documents chapter)

   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.4
                                     -------------------------------------------
                                     Proposal           91578AG(05/00) Rev. 0 rb

          9.1.8   Cooling Water System

                  o Coolant in accordance with GE cooling system specifications for gas turbine lubrication, turbine supports, atomizing air and generator cooling systems (see Reference Documents chapter)

          9.1.9   Starting System

                  o LCI heat exchanger piping
                  o LCI system cables
                  o LCI isolation transformer breaker and protection
                  o Start-up PPT overcurrent relays

          9.1.10  Miscellaneous Systems

                  o Station instrument air for start-up
                  o Interconnecting piping between the accessory compartment and liquid fuel/atomizing air skid

          9.1.11  Generator

                  o Hydrogen gas manifold
                    -- H2 bottle manifold
                    -- CO2 bottle manifold

          9.1.12  Electrical Auxiliaries

                  o AC electric power for gas turbine auxiliaries
                  o Electric power for station auxiliaries
                  o Line side current
                    and potential transformers
                  o Generator circuit breaker
                  o ISO-phase bus duct

   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.5
                                     -------------------------------------------
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
          ----------------------------------------------------------------------
          9.2      Civil

                   o Foundation design and construction with all embedments
                     including sub-sole plates, anchor bolts, and conduit
                   o Grounding grid and connections
                   o Necessary drainage, including sumps and piping

          ----------------------------------------------------------------------
          9.3      Installation/Erection

                   o Qualified labor including foremen and superintendents
                     needed for supervision
                   o Transportation, unloading, placement on foundation and
                     installation of the equipment offered in this Proposal
                   o Construction services including electric
                     power, lighting, temporary heaters, test equipment, compressed air, crane(s) and all required standard tools
                   o Storage and security for equipment received
                   o Finish paint including any special external
                     finish paints required for corrosion
                     protection with any required tie coats
                   o Access, necessary authorizations, and office
                     facilities for GE personnel required during installation and start-up
                   o All interconnecting piping between turbine-generator
                     equipment and auxiliary skids
                   o All interconnecting cables between turbine-generator
                     equipment and auxiliary skids
                   o Typical wire, cable and piping supplied by the customer
                     are illustrated in sketches at the end of this section

                   Note: For a more detailed description of GE and customer responsibilities during installation, see the Technical Advisory Services or Installation chapter of this proposal.


GE PROPRIETARY INFORMATION           Customer Scope of Supply           Page 9.6
                                     -------------------------------------------
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
          ----------------------------------------------------------------------
          9.4    Start-Up/Test

                            o  Fuel and load for tests
                            o Operating personnel for starting, preliminary runs and tests
                            o Lubricating fluid, greases, and supplies for starting, preliminary runs, tests and normal operation thereafter
                            o All field performance tests conducted in accordance with GE recommended test procedure (see Reference Documents chapter)

          ----------------------------------------------------------------------
          9.5    Interconnecting Piping, Wire, and Cable

                            Following are interconnecting piping, wire and cable illustrations which are intended to convey the connections required for customer supply. Relative locations of equipment may differ from those depicted in the illustrations. See Scope of Supply chapter for equipment offered.


   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.7
                                     -------------------------------------------
                                     Proposal          91578AG (05/00) Rev. 0 rb

                          Mechanical and Off Base Skid
                       Interconnecting Piping by Customer
                                    (Typical)


                              [GRAPHIC GOES HERE]


   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.8
                                     -------------------------------------------
                                     Proposal          91578AG (05/00) Rev. 0 rb

                            Electrical Off Base Skid
                   Interconnecting Wire and Cable by Customer
                                    (Typical)

                              [GRAPHIC GOES HERE]


   GE PROPRIETARY INFORMATION        Customer Scope of Supply           Page 9.9
                                     -------------------------------------------
                                     Proposal          91578AG (05/00) Rev. 0 rb
                   g
                                GE Power Systems
---------------------------------

                  10. Codes and Standards
    ----------------------------------------------------------------------------
    10.1 Gas Turbine-Generator

                  GE considers the applicable sections of the following US and ISO codes and standards to be the most relevant for the gas turbine equipment. Our designs and procedures are generally compliant with the applicable section for the following:

                  ANSI/ASCE 7-1995           Minimum Design Loads for Buildings and Other
                                             Structures (Used for snow loads)

                  ANSI/ASME B1.1-1989        Unified Inch Screw Threads (GE complies at the
                                             customer's connection)

                  ANSI/ASME B1.20.1-1983     General Purpose (Inch) Pipe Threads
                  (R1992)

                  ANSI/ASME B16.5-1996       Pipe Flanges and Flanged Fittings

                  ANSI/ASME B16.9-1993       Factory-Made Wrought Steel Butt Welding Fittings

                  ANSI/ASME B16.21-1992      Nonmetallic Flat Gaskets for Pipe Flanges
                                             (Spiral-wound gaskets per API 601 may be used,
                                             particularly in turbine compartment piping.)

                  ANSI/ASME B31.3-1996       Chemical Plant and Petroleum Refinery Piping Gas
                                             turbine piping systems comply, with the exceptions
                                             to the following paragraphs:

                                             6.6.1 The standard factory performance test
                                             serves as the leak test for all gas turbine piping
                                             systems on units and peripheral skids/hardware
                                             except as noted on 6.6.2.

                                             6.6.2 Fuel gas and steam injection systems are
                                             tested as individual fabrications at 1.5 times their
                                             design operating pressures.

                  ANSI/ASME PTC-36-1985      Measurement of Industrial Sound (Used for Near-
                  (R1998)                    field Measurements Only)

                  ANSI B133.2-1977 (R1997)   Basic Gas Turbine. GE complies, with the following
                                             exception to paragraph 8.5:

                                             Loose items such as jackscrews and eyebolts are
                                             not furnished. Provisions for use of such items are
                                             not included in the design.

                  ANSI B133.3-1981 (R1994)   Gas Turbine-Procurement Standard-Auxiliary
                                             Equipment (GE complies fully with design
                                             portions only. GE uses its own lube oil
                                             flushing procedure. Atomizing air
                                             receiver is not applicable.)

                  ANSI B133.4-1978 (R1997)   Gas Turbine Control and Protection Systems
                  ANSI B133.5-1978 (R1997)   Gas Turbine Electrical Equipment



                                     Codes and Standards               Page 10.1
                                     -------------------------------------------
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

                  ANSI B133.8-1977 (R1989)     Gas Turbine Installation Sound Emission (Used for
                                               Far-field Measurements Only)

                  ANSI/NFPA 12-1998            Carbon Dioxide Extinguishing Systems

                  ANSI/NFPA 70-1999            National Electrical Code (Electrical components are
                                               designed to meet the intent of this Code for Class
                                               1, Group D, Div. 2, Hazardous area classification,
                                               where appropriate.)

                  ANSI/IEEE C37-1995           Guides and Standards for Circuit Breakers,
                                               Switchgear, Substations and Fuses

                  ANSI/IEEE C37.1-1994         Definition, Specification and Analysis of Systems
                                               Used for Supervisory Control, Data Acquisition and
                                               Automatic Control

                  ANSI/IEEE C37.2-1996         Electrical Power System Device Function Numbers (GE complies with respect to device designations except that, in a few cases, device numbers were modified or added to fit GE's needs.)

                  ANSI/IEEE C37.90.1-1989      Surge Withstand Capability (SWC) Tests for Protective Relays
                  (R1994)                      and Relay Systems (Salem Controls)

                  ANSI/IEEE C37.101-1993       Guide for Generator Ground Protection as Applicable to High
                                               Impedance Grounding (Method I)

                  ANSI/IEEE C57-1995           Compilation of all C57 Transformer Standards

                  ANSI C50.10-1990             Rotating Electrical Machinery - Synchronous Machines

                  ANSI C50.13-1989             Rotating Electrical Machinery - Cylindrical Rotor
                                               Synchronous Generators

                  ANSI C50.14-1977 (R1989)     Requirements for Combustion Gas Turbine-Driven
                                               Cylindrical Rotor Synchronous Generators (GE does not provide a peak reserverating. Not all of the prototype tests indicated in
                                               Table 2 have necessarily been conducted.)

                  ANSI/IEEE 100-1996           Dictionary of Electrical and Electronics Terms

                  NEMA MG1-1993                Motors and Generators

                  NEMA MG2-1989 (R1994)        Safety Standard for Construction and Guide for Selection, Installation
                                               and Use of Electric Motors and Generators

                  NEMA TR1-1993                Transformers, Regulators and Reactors

                  NFPA 30-1996                 Flammable and Combustible Liquids (GE complies with NFPA 30 with regard to those sections of this standard that are applicable to gas turbines.)

                  NFPA 497A-1992               Classification of Class I Hazardous (Classified) Locations for
                                               Electrical Installations in Chemical Process Areas


                                           Codes and Standards        Page 10.2
                                           ------------------------------------
                                           Proposal    91578AG (05/00) Rev. 0 rb

                  NFPA 8506-1995               Standard on Heat Recovery Steam Generator Systems (GE complies with NFPA 8506 as amended by Tentative Interim Amendment 95-1, with regard to those sections of this standard that are
                                               applicable to gas turbines.)

                  ANSI S1.4-1983 (R1997)       Specification for Sound Level Meters

                  ANSI S1.13-1995              Methods for the Measurement of Sound Pressure Levels

                  ANSI/SAE/J184-Feb. 87        Qualifying a Sound Data Acquisition System

                  AGMA 6011-H97                Specification for High-Speed Helical Gear Units (Used for accessory gear and load gear except for service factor.)

                  UBC-1997                     Uniform Building Code (Used for wind loads and seismic design)

                  ANSI/IEEE 421.1-1996         Definitions for Excitation Systems for Synchronous Machines

                  EIA/TIA RS-232E-1991         Interface between Data Terminal Equipment and Data Circuit
                                               Terminating Equipment Employing Serial Binary Interchange

                  The GE Gas Turbine Drafting Standards are based on the following as appropriate to the gas turbine. Please note that in several instances (symbols, etc.) have been devised for GE's special needs (such as flow divider and manifolds):

                  ANSI/ASME B46.1-1995         Surface Texture

                  ANSI/ASME Y14.5M-1994        Dimensioning and Tolerancing

                  (R1999)

                  ANSI Y14.15-1966 (R1988)     Electrical and Electronics Diagrams (On-base gas
                                               turbine and accessory base equipment)

                  ANSI Y14.17-1966             Fluid Power Diagrams

                  ANSI Y14.36-1978             Surface Texture Symbols

                  ANSI/IEEE 315-1975 (R1993)   Graphic Symbols for Electrical and Electronics
                                               Diagrams

                  ANSI Y32.10-1967 (R1994)     Graphical Symbols for Fluid Power Diagrams

                  ANSI/ASME Y32.11-1961        Graphic Symbols for Process Flow Diagrams in the
                  (R1998)                      Petroleum and Chemical Industries

                  ANSI/ASME Y32.2.3-1949       Graphical Symbols for Pipe Fittings, Valves and
                  (R1999)                      Piping

                  ANSI/AWS A2.4-1998           Symbols for Welding, Brazing and Nondestructive
                                               Examination

                  ASME BPVC Section VIII,      Boiler and Pressure Vessel Code--Pressure
                  Division 1 -1990             Vessels (for Stator Frame Welds)

                  ISO 7919-1-1986              Mechanical Vibrations - Measurements on Rotating


                                            Codes and Standards        Page 10.3
                                            ------------------------------------
                                            Proposal   91578AG (05/00) Rev. 0 rb

                                         Shafts and Evaluation

                  ISO 10816 (Draft)      Mechanical Vibrations - Evaluation of Machine
                                         Vibration by Measurements of Non-rotating Parts

                  TEMA C, 7th Edition    Mechanical Standards for Class C Heat
                                         Exchangers (for Commercial Coolers)

                  OSHA Regulation No.    Crane Lifts; Factor of Safety
                  1910.179-1995

    ----------------------------------------------------------------------------
    10.2   Other Codes and Standards of Practice

                  In the event conflicts arise between the codes and standards of practice described herein and codes, laws, rules, decrees, regulation, standards, etc., of the Owner and/or country where the equipment is to be installed, the codes and standards of practice described herein will govern. If the Owner desires other codes and standards of practice to be utilized by GE or its Suppliers, they will be subject to negotiation and mutual agreement between the Owner and GE.

                                              WARNING
                                              -------

                         Manufactured with 1.1.1-trichloroethane, CFC-113 and TCA and contains Halon-1301, HCFC-22 and Freon-113, substances which harm public health and environment by destroying ozone in the upper atmosphere.


                                            Codes and Standards        Page 10.4
                                            ------------------------------------
                                            Proposal   91578AG (05/00) Rev. 0 rb
                  g
                                GE Power Systems
---------------------------------
                  11. Data Sheets
    ----------------------------------------------------------------------------
    11.1   Technical Data

                  The following technical data is typical for the size and type of unit proposed and except for that information specifically identified as being guaranteed, this data is preliminary in nature and subject to change based on final equipment design and component selection.

           11.1.1 Gas Turbine

                      Measurement                           Value

                  Type                                 Heavy duty
                  Stages                               3
                  Configuration                        Single shaft, 2 bearing
                  Operating speed                      3600 rpm
                  Critical speeds
                     First rpm
                        Lateral                         1154
                        Torsional                       1309
                     Second rpm
                        Lateral                         1212
                        Torsional                       7403
                     Third rpm
                        Lateral                         2066
                        Torsional                       10305
                     Fourth rpm (lateral)              3044
                     Fifth rpm (lateral)               3162
                  Maximum tip speed                    1615 fps
                  Trip speed
                     Electrical                        3960 rpm
                  Maximum temperature                  2420(degree)F
                  First stage rotor bucket material
                     Metal                             *DS-GTD-111
                     Coating                            GE proprietary coating

    GE PROPRIETARY INFORMATION              Data Sheets                Page 11.1
                                            ------------------------------------
                                            Proposal   91578AG (05/00) Rev. 0 rb

                  Second stage rotor bucket material
                     Metal                              DS-GTD-111
                     Coating                            GE proprietary coating
                  Third stage rotor bucket material
                     Metal                              GTD-111
                     Coating                            GE proprietary coating
                  Stator nozzle material
                     First                              FSX-414
                     Second and third                   GTD-222
                  Rotor wheel material                  IN-706

                  * Directionally solidified casting with serpentine cooling passages

         11.1.2   Compressor

                        Measurement                          Value
                  Type                                  Axial flow
                  Stages                                18
                  Ratio                                 15.3 (ISO)
                  Maximum tip speed                     1269 fps
                  Inlet guide vanes                     Variable-modulating
                  Inlet guide vane material             C-450
                  Rotor blade material
                     Stages 0 through 8                 C-450
                     Stages 9 through 17                AISI-403
                  Stator blade material
                     Stages 0 through 8                 C-450
                     Stages 9 through 17                AISI-403
                  Rotor material
                     Stages 0 through 14                Ni Cr MoV
                     Stages 15 through 17               Cr Mo V

         11.1.3      Bearings

                        Measurement                            Value
                  Radial type (2)                       Tilt Pad
                  Thrust type (1)                       Tilt pad

    GE PROPRIETARY INFORMATION              Data Sheets                Page 11.2
                                            ------------------------------------
                                            Proposal   91578AG (05/00) Rev. 0 rb

         11.1.4   Combustion

                       Measurement                        Value

                  Type                             Can annular reverse flow
                  Number of chambers               14
                  Materials
                     Liners                        Hastelloy X and HS-188
                     Transition pieces             Nimonic 263
                  Igniters (quantity)              2
                  Flame detectors (quantity)       4

         11.1.5   Water Injection

                       Measurement                        Value

                  Required inlet pressure          0-20 psig
                  Maximum inlet temperature        110(degree)F
                  Minimum inlet temperature        35(degree)F

                  Refer to GEK-101944, Requirements for Water/Steam Purity in Gas Turbines in the Reference Document Chapter for water injection quality.

         11.1.6   Natural Gas Fuel

                       Measurement                        Value
                  Pressure required
                     * Maximum                     475 psig
                     * Minimum                     site specific
                  Fuel gas temperature (minimum)   50(degree)F of superheat

                  * Fuel gas supply pressure is measured at the inlet connection to the gas fuel valve module, and the pressure value at this point is referenced to site conditions. For typical gas fuel quality information, refer to GEI-41040, Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines in the Reference Document Chapter.

         11.1.7   Liquid Fuel

                  For typical liquid fuel quality information, refer to GEI 41047, Gas Turbine Liquid Fuel Specifications in the Reference Document Chapter.

    GE PROPRIETARY INFORMATION              Data Sheets                Page 11.3
                                            ------------------------------------
                                            Proposal   91578AG (05/00) Rev. 0 rb

          11.1.8     Distillate Fuel Forwarding Skid

                     ---------------------------------------------------------------------------------
                             Measurement                                  Value
                     ---------------------------------------------------------------------------------
                     Distillate fuel oil flow range             208 - 301 gpm per turbine
                     ---------------------------------------------------------------------------------
                     AC pump motor size                         50 hp
                     ---------------------------------------------------------------------------------

          11.1.9     Lubrication and Hydraulic Control Oil

                     ---------------------------------------------------------------------------------
                             Measurement                                  Value
                     ---------------------------------------------------------------------------------
                     Configuration (turbine and generator)      Common supply
                     ---------------------------------------------------------------------------------
                     Oil type                                   Mineral oil

                                                                Reference GEK-32568
                     ---------------------------------------------------------------------------------
                     Retention time                             5 minutes
                     ---------------------------------------------------------------------------------
                     Bearing supply pressure nominal            25 psig
                     ---------------------------------------------------------------------------------
                     Bearing supply temperature (nominal)       130(degree)F
                     ---------------------------------------------------------------------------------
                     Main oil pump
                     ---------------------------------------------------------------------------------
                        Type                                    Centrifugal
                     ---------------------------------------------------------------------------------
                        Driver                                  AC motor
                     ---------------------------------------------------------------------------------
                     Auxiliary oil pump
                     ---------------------------------------------------------------------------------
                        Type                                    Centrifugal
                     ---------------------------------------------------------------------------------
                        Driver                                  AC motor
                     ---------------------------------------------------------------------------------
                     Emergency oil pump
                     ---------------------------------------------------------------------------------
                        Type                                    Centrifugal
                     ---------------------------------------------------------------------------------
                        Driver                                  DC motor
                     ---------------------------------------------------------------------------------
                     Lube filter effectiveness                  Beta 17 = 200
                     ---------------------------------------------------------------------------------
                     Lube cooler                                Plate and frame (stainless) water
                                                                cooled
                     ---------------------------------------------------------------------------------

          11.1.10    Inlet Air

                     ---------------------------------------------------------------------------------
                              Measurement                                Value
                     ---------------------------------------------------------------------------------
                     Air filter
                     ---------------------------------------------------------------------------------
                        Normal pressure loss                    4.0 in. H2O
                     ---------------------------------------------------------------------------------

GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.4
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

          11.1.11    Exhaust System

                     ----------------------------------------------------------------------------------------
                              Measurement                                    Value
                     ----------------------------------------------------------------------------------------
                     External duct shell and stiffeners          A36 carbon steel
                     Internal flow liner                         Duct walls: 409 stainless steel
                                                                 Silencer panels (if provided): ASTM/A176 TY
                                                                 409 stainless steel perforated sheet
                     ----------------------------------------------------------------------------------------
                     External duct primer                        Inorganic zinc
                     ----------------------------------------------------------------------------------------


          11.1.12    Fire Protection


                              Measurement                                    Value
                     ----------------------------------------------------------------------------------------
                     Type                                        Low presssure CO2
                     ----------------------------------------------------------------------------------------
                     System                                      Multi-zone
                     ----------------------------------------------------------------------------------------
                     Detector                                    Fixed type temperature sensors
                     ----------------------------------------------------------------------------------------
                     Detector manufacturer                       Fenwal or equal
                     ----------------------------------------------------------------------------------------
                     Number of detectors                         22
                     ----------------------------------------------------------------------------------------


          11.1.13    Cooling Water Module

                     ----------------------------------------------------------------------------------------
                              Measurement                                    Value
                     ----------------------------------------------------------------------------------------
                     Nominal heat duty*                          200,000 to 317,000 Btu/min
                                                                 (211 to 334 MJ/min)
                     ----------------------------------------------------------------------------------------
                     Supply temperature (maximum)                120(degree)F (49(degree)C)
                     ----------------------------------------------------------------------------------------
                     Supply pressure (maximum)                   125 psig (862 KPag)
                     ----------------------------------------------------------------------------------------
                     Expected system pressure drop               45 psid (310 KPad)
                     ----------------------------------------------------------------------------------------
                     * Actual value depends on site configuration and conditions.

          11.1.14    Starting System

                     ----------------------------------------------------------------------------------------
                              Measurement                                    Value
                     ----------------------------------------------------------------------------------------
                     Configuration                                Generator static start
                     ----------------------------------------------------------------------------------------
                     Manufacturer                                 GE
                     ----------------------------------------------------------------------------------------
                     Type                                         Load commutating inverter (LCI)
                                                                  frequency drive
                     ----------------------------------------------------------------------------------------




GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.5
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

          11.1.15    Controls

                     ----------------------------------------------------------------------------------------------
                                Measurement                                      Value
                     ----------------------------------------------------------------------------------------------
                     Manufacturer                                             GE
                     ----------------------------------------------------------------------------------------------
                     Model                                                    SPEEDTRONIC(TM)Mark VI
                     ----------------------------------------------------------------------------------------------
                     Type                                                     Triple Modular Redundant (TMR)
                                                                              Microprocessor based
                     ----------------------------------------------------------------------------------------------
                     Display                                                  Color graphics (CRT)
                     ----------------------------------------------------------------------------------------------
                     Operator input                                           Keyboard and cursor positioning
                                                                              device
                     ----------------------------------------------------------------------------------------------
                     Control panel supply                                     125 Vdc
                     ----------------------------------------------------------------------------------------------
                     Auxiliary power supply                                   120 Vac
                     ----------------------------------------------------------------------------------------------
                     Enclosure                                                NEMA Class I
                     ----------------------------------------------------------------------------------------------
                     Generator control panel manufacturer                     GE
                     (includes protective relays and synchronizing
                     equipment)
                     ----------------------------------------------------------------------------------------------
                     Auxiliary panel manufacturer                             GE
                     ----------------------------------------------------------------------------------------------
                     MCC
                     ----------------------------------------------------------------------------------------------
                     AC                                                       480Vac, 3 phase, 60 Hz
                     ----------------------------------------------------------------------------------------------
                     DC                                                       125 Vdc
                     ----------------------------------------------------------------------------------------------
                     Air conditioning and heating                             240 Vac, 1 phase, 60 Hz
                     ----------------------------------------------------------------------------------------------
                     Convenience outlets and lighting                         120 Vac
                     ----------------------------------------------------------------------------------------------

          11.1.16    Battery and Accessories

                     Battery System Features                 Description
                     ----------------------------------------------------------------------------------------------
                     Battery Type                            56 Cell 125Vdc nominal calcium-alloyed flooded
                                                             lead/acid type
                                                             Floated at 129Vdc (2.30 volts/cell)
                                                             Equalized at 135Vdc (2.41 volts/cell)
                     ----------------------------------------------------------------------------------------------
                     Shipping                                Batteries shipped in special shipping
                                                             containers to the site for installation.
                     ----------------------------------------------------------------------------------------------
                     Installation                            Mounted in the control compartment
                     ----------------------------------------------------------------------------------------------
                     Charger Type                            Single phase 35 amp charger
                     ----------------------------------------------------------------------------------------------
                     Charger Redundancy                      Second single phase battery charger capable of
                                                             load sharing with the primary battery charger
                     ----------------------------------------------------------------------------------------------

----------
(TM)A trademark of the General Electric Company



GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.6
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

          11.1.17    Generator Panel Specifications

                     -------------------------------------------------------------------------------
                                 Measurement                                        Value
                     -------------------------------------------------------------------------------
                     Overall Dimensions Of Standard Panel          54 in. W x 20 in. D x 90 in. H
                     -------------------------------------------------------------------------------
                     Shipping Weight                               2500 lbs
                     -------------------------------------------------------------------------------
                     Installation:                                 Indoor Free Standing
                     -------------------------------------------------------------------------------
                     Enclosure:                                    Standard NEMA 1
                     -------------------------------------------------------------------------------
                     Voltage Range :                               10%
                     -------------------------------------------------------------------------------
                     Rated AC Voltage:                             120Vac
                     -------------------------------------------------------------------------------
                     Rated DC Voltage:                             125Vdc
                     -------------------------------------------------------------------------------
                     Battery Load (Typical):                       300VA
                     -------------------------------------------------------------------------------
                     Max Duration Of Battery Interruption:         200ms
                     -------------------------------------------------------------------------------
                     PT Burden (Maximum):                          150 VA
                     -------------------------------------------------------------------------------
                     CT Burden (Maximum):                          50VA
                     -------------------------------------------------------------------------------
                     Operating Temperature:                        -20 to 40(degree)C
                     -------------------------------------------------------------------------------
                     Storage Temp:                                 -30 to 55(degree)C
                     -------------------------------------------------------------------------------
                     Max Humidity:                                 95% non-condensing
                     -------------------------------------------------------------------------------
                     Panel Seismic Rating:                         Currently meets Zone 2B
                                                                   requirements
                     -------------------------------------------------------------------------------
                     Fast Transient Rating:                        Most Devices Meet Class IV (IEC
                                                                   255-22-4)
                     -------------------------------------------------------------------------------
                     Electrostatic Discharge Rating:               Most Devices Meet Class IV (IEC
                                                                   255-22-2)
                     -------------------------------------------------------------------------------
                     Insulation Test For The Panel:                2400 VOLT 60 Hz HI POT TEST
                     -------------------------------------------------------------------------------
                     Radio Interference Supp. Class:               5 Watts (27/153/462 MHz) at 1
                                                                   meter Distance with door closed
                                                                   causes no alarms or trip
                     -------------------------------------------------------------------------------
                     Industrial Certification                      UL, CSA. (CE Pending)
                     -------------------------------------------------------------------------------

          11.1.18    Generator Panel Typical Electrical Loading Chart

                                Function                          Burden               Watt       Volt
                                                                  (PT,CT)              Loss       Range
                     ------------------------------------------------------------------------------------
                     Digital Generator Protection            0.4 VA, 0.022 @ 5 A        25         20%
                     ------------------------------------------------------------------------------------
                     Synchronizing Undervoltage Relays       13.2 VA, 0                            20%
                     (27BS-1,2)
                     ------------------------------------------------------------------------------------
                     WATT Transducer (96GW-1)                0.6VA, 0.4VA               5          15%
                     ------------------------------------------------------------------------------------
                     WATT/VAR Transducer(96GG-1)             0.6VA, 0.4VA               5          15%
                     ------------------------------------------------------------------------------------



GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.7
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

                     -------------------------------------------------------------------------
                     DC Blown Fuse Detection (74)            N/A                  7.8     N/A
                     -------------------------------------------------------------------------
                     Generator Digital Meter (DMM)           0.1VA, 0.1VA         6       20%
                     -------------------------------------------------------------------------
                     System Backup Distance (21) (SLY)       0.4, 0.028 @ 5 A     20      10%
                     -------------------------------------------------------------------------
                     Inadvertent Energization protection     2.25 VA              4.5
                     (50RE) MDPA730000BA
                     -------------------------------------------------------------------------

          11.1.19    Generator Panel Meter and Transducer Accuracies

                     -------------------------------------------------------------------------
                             Meter Function                                Accuracy
                     -------------------------------------------------------------------------
                     Generator DMM (VM, AM)                                0.35%
                     -------------------------------------------------------------------------
                     Generator DMM (MW, MVAR, MVA)                         0.5%
                     -------------------------------------------------------------------------
                     Generator DMM (PF)                                    1.0%
                     -------------------------------------------------------------------------
                     Generator DMM (FM)                                    0.02Hz
                     -------------------------------------------------------------------------
                     96GW-1 & 96GG-1 Transducers                           0.2%
                     -------------------------------------------------------------------------

          11.1.20    Digital Static Exciter

                     ------------------------------------------------------------------------------------------
                               Measurement                                  Value
                     ------------------------------------------------------------------------------------------
                     General
                     ------------------------------------------------------------------------------------------
                        Excitation System Type                      Digital Static Potential Source
                     ------------------------------------------------------------------------------------------
                     Performance (per IEEE std 421.2)
                     ------------------------------------------------------------------------------------------
                     Response                                       High Initial Response
                     ------------------------------------------------------------------------------------------
                          Standard Response                         2.0 Response Ratio and 160% VFFL
                                                                    ceiling @ generator terminal
                                                                    voltage = 1.0 per unit based on a
                                                                    field winding temperature of
                                                                    100(degree)C (Per IEEE 421)
                     -----------------------------------------------------------------------------------------
                     Compliant Standards
                     -----------------------------------------------------------------------------------------
                        ANSI/IEEE                                   ANSI C37.2, C37.18, C37.20, C57.9x
                                                                    series, IEEE 383, 421, 421A, 421B, 421.1
                     -----------------------------------------------------------------------------------------
                        NEMA/ICS                                    AB1, ICS1-111, ICS6-110, SG3, WC7
                     -----------------------------------------------------------------------------------------
                        CSA                                         All applicable standards
                     -----------------------------------------------------------------------------------------
                        NEC                                         All applicable guidelines
                     -----------------------------------------------------------------------------------------
                        UBC                                         Meets Zone 4 Requirements
                     -----------------------------------------------------------------------------------------
                     Rectifier Bridge
                     -----------------------------------------------------------------------------------------
                        Type                                        6 SCR, Full-wave
                     -----------------------------------------------------------------------------------------
                        Fuses                                       Fast-acting, Current-Limiting, one per leg
                     -----------------------------------------------------------------------------------------
                     Input Control Power Requirements
                     -----------------------------------------------------------------------------------------
                        From Preferred Station Service              120 Vac Single Phase (quantity 2 for
                     -----------------------------------------------------------------------------------------


GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.8
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

                     -------------------------------------------------------------------------------------------
                                                                    redundant exciters)
                     -------------------------------------------------------------------------------------------
                     125 Vdc/250 Vdc Station Battery
                     -------------------------------------------------------------------------------------------
                        Control Power with redundant                5.00 amperes continuous
                     control
                     -------------------------------------------------------------------------------------------
                     Environmental (Enclosure)
                     -------------------------------------------------------------------------------------------
                       Operating Temperature Range                 0C to +30C (32F to 86F)
                     -------------------------------------------------------------------------------------------
                        Storage Temperature Range                   -40C to +70C (-40F to +158F)
                     -------------------------------------------------------------------------------------------
                        Humidity                                    5% to 95% non-condensing
                     -------------------------------------------------------------------------------------------
                        Heat Dissipation                            18,000 W @ 1900 ADC. Linear
                                                                    relationship for other currents.
                     -------------------------------------------------------------------------------------------
                     Line filter module                             Not required for PPT secondary Voltages
                                                                    (less than)250 Vac
                     -------------------------------------------------------------------------------------------
                        Dimensions                                  13 in. H x 19 in. D x 22 in. W
                     -------------------------------------------------------------------------------------------
                        Weight                                      Approximately 50 lbs
                     -------------------------------------------------------------------------------------------
                        Mounting Requirements                       When height restrictions prevent this
                                                                    module from being mounted on top of the
                                                                    main enclosure, it must be mounted within
                                                                    a 15 foot wire run of the main enclosure.
                  -------------------------------------------------------------------------------------------


          11.1.21 Estimated Power Consumption of Electrical Auxiliaries at ISO Conditions

                                Auxiliary                      Start         Start    Ops     Ops      Standby
                                                               (kw)          (kw)     (kw)    (kw)      (kw)
                                                               Gas           Dist     Gas     Dist
                                                               Fuel          Fuel     Fuel    Fuel
                     -------------------------------------------------------------------------------------------
                      Static start                             7140          7140
                     -------------------------------------------------------------------------------------------
                      Lube oil pump                              83            83      83       83          83
                     -------------------------------------------------------------------------------------------
                      Hydraulic oil pump                         50            50      50       50          50
                     -------------------------------------------------------------------------------------------
                      Exhaust frame blowers                      62            62      62       62
                     -------------------------------------------------------------------------------------------
                      Turning gear motor                                                                     6
                     -------------------------------------------------------------------------------------------
                      Atomizing air compressor                                414              414
                     -------------------------------------------------------------------------------------------
                      Turbine compt vent fans                    17            17      17       17
                     -------------------------------------------------------------------------------------------
                      Liquid fuel skid vent fan                   4             4       4        4
                     -------------------------------------------------------------------------------------------
                      Load coupling compt vent fan                4             4       4        4
                     -------------------------------------------------------------------------------------------
                      Accessory compt vent fan                    4             4       4        4
                     -------------------------------------------------------------------------------------------
                      Lube oil heater                            45            45                           45
                     -------------------------------------------------------------------------------------------
                      Control system                             50            50      50       50          50
                     -------------------------------------------------------------------------------------------


GE PROPRIETARY INFORMATION              Data Sheets                    Page 11.9
                                        ----------------------------------------
                                        Proposal       91578AG (05/00) Rev. 0 rb

                    ----------------------------------------------------------------------------------
                    Generator/GTE/collector anti-                                                   9
                    condensation space heaters
                    ----------------------------------------------------------------------------------
                    Turbine/accessory/liquid fuel/gas                                              19
                    valve compt anti-condensation space
                    heaters
                    ----------------------------------------------------------------------------------
                    H2 auxilliary seal oil pump                                                     8
                    ----------------------------------------------------------------------------------
                    Water injection pump                                                  207
                    ----------------------------------------------------------------------------------
                    Water injection skid space heater         10       10       10         10      10
                    ----------------------------------------------------------------------------------
                    Cooling water pump                       124      124      124        124
                    ----------------------------------------------------------------------------------
                    Cooling water fans                       132      132      132        132
                    ----------------------------------------------------------------------------------
                    Distillate fuel forwarding pump                    41                  41      41
                    ----------------------------------------------------------------------------------
                    Water Wash Pump                                                                17
                    ----------------------------------------------------------------------------------
                    Water wash skid space heater              10       10       10         10      10
                    ----------------------------------------------------------------------------------
                    Air conditioning - PEECC                  36       36       36         36      36
                    ----------------------------------------------------------------------------------
                    Air conditioning - LCI                    30       30       30         30      30
                    ----------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
11.2   Component Weights and Dimensions

                    ----------------------------------------------------------------------------------
                    Item                         Length           Width         Height        Weight
                                                  (Ft)             (Ft)          (Ft)          (Lbs)
                    ----------------------------------------------------------------------------------
                    Accessory compartment        31.00           11.50          13.83         80000
                    ----------------------------------------------------------------------------------
                    Turbine compartment          29.33           13.25          14.00        377000
                    ----------------------------------------------------------------------------------
                    Generator                    37.20           12.08          13.80        540000
                    ----------------------------------------------------------------------------------


GE PROPRIETARY INFORMATION          Data Sheets                       Page 11.10
                                    --------------------------------------------
                                    Proposal           91578AG (05/00) Rev. 0 rb
                                       g

_____________________________________GE Power Systems

                             12. Technical Comments


                     -----------------------------------------------------------
                     Customer specifications have not been submitted.


                                    Technical Comments                 Page 12.1
                                    --------------------------------------------
                                    Proposal           91578AG (05/00) Rev. 0 rb
                                       g

________________________________GE Power Systems

                              13. Customer Drawings and Documentation

-------------------------------------------------------------------------------
                               As soon as practicable after the work is started, a distribution list will be established to dispatch to the Owner one (1) reproducible and six (6) prints of drawings, diagrams and material lists.

                               The Owner's engineer may approve the mechanical outline and one-line electrical diagram before their use is permitted. Errors detected in any drawings submitted will be corrected. A distribution list for dispatching to the Owner's engineer one (1) reproducible and two (2) prints of drawings and diagrams will be established as soon as practicable after the design work is started. The above approval will not be cause for waiver of any responsibility for discrepancies and errors made by others, but not detected in the examination.

                               The approval time-cycle will be consistent with those periods allotted on the project schedule.

--------------------------------------------------------------------------------
13.1 Gas Turbine Drawings

                    13.1.1     Gas Turbine Drawing Schedule

                               In a typical project, the drawings are released in accordance with the schedule indicated below. Modifications to the schedule for any drawings affected by changes in the definition of the equipment or open Owner options will be available ten (10) working days after receipt of resolution of the change or option. One change or option may affect several drawings. Any drawings returned to GE with comments and/or changes will be reissued, if appropriate, within thirty (30) calendar days after receipt by GE.

                               ---------------------------------------------------------------------------
                                GE                 Drawing Title                                * Weeks
                               Item                                                           6B/7EA/7FA
                               ---------------------------------------------------------------------------
                               0040      Schematic Diagrams                                        12
                               ---------------------------------------------------------------------------
                               0301      Outline, Gas Turbine Package                              16
                                         Connections - Electrical
                               ---------------------------------------------------------------------------
                               0302      Outline, Purchaser Mounted Devices                        16
                               ---------------------------------------------------------------------------
                               0306      Outline, Mechanical - Gas Turbine and Load                14
                               ---------------------------------------------------------------------------
                               0313      Outline, Gas Turbine Package Connection Piping            16
                               ---------------------------------------------------------------------------


                              Customer Drawings and Documentation      Page 13.1
                              --------------------------------------------------
                              Proposal                 91578AG (05/00) Rev. 0 rb

                    --------------------------------------------------------------------------
                    0314     Note, Gas Turbine Package Connections Outline - Piping        16
                    --------------------------------------------------------------------------
                    0323     Outline, Foundation Interface                                 16
                    --------------------------------------------------------------------------
                    0326     Outline, Foundation Interface,                                20
                             Off-Base - Mechanical Equipment
                    --------------------------------------------------------------------------
                    0330     Outline, Foundation Interface, Off-Base Electrical            16
                             Equipment
                    --------------------------------------------------------------------------
                    0408     Weight and Center of Gravity, Gas Turbine Package             16
                    --------------------------------------------------------------------------
                    0414     Device Summary                                                13
                    --------------------------------------------------------------------------
                    0438     Document List                                                 8
                    --------------------------------------------------------------------------
                    0444     One-Line Diagram                                              13
                    --------------------------------------------------------------------------
                    0463     Cable Summary                                                 14
                    --------------------------------------------------------------------------
                    1603     Foundation Bolting Arrangement                                16
                    --------------------------------------------------------------------------

                     * Elapsed weeks between Order Definition Meeting (ODM) and drawing release

          13.1.2     Gas Turbine Drawing Descriptions

                     Owner design drawings provided by GE allow a Owner to design foundations, make station layouts, order long-lead Owner supplied equipment and prepare an installation bid package or plan. Following are definitions of each drawing including its purpose and information presented:

                    ------------------------------------------------------------
                    Item #                     Drawing Title
                    ------------------------------------------------------------
                     0040 Schematic Diagrams - These diagrams are functional representations of all packaged power plant fluid systems, such as lubrication oil, coolant system, fuel and fuel forwarding. They contain information regarding flow rates, pressures and temperature requirements at Owner connection points and identify system capacity to determine initial fill requirements.

                            The purpose is to provide information to allow the Owner to determine station interconnecting piping design requirements, location of off- base skids and the amount of lubrication oil and coolant required for operation of the power plant. The schematics also act as source documents for generation of the device summary.
                    ------------------------------------------------------------
                     0301   Outline, Gas Turbine Package Connections-Electrical
                            - This drawing provides the necessary information to determine cable trenches and conduit needs for GE supplied cable/wiring connecting to gas turbine and generator equipment. In addition, the drawing provides suggested foundation cable routing and the location and details of GE supplied junction boxes.
                    ------------------------------------------------------------
                     0302 Outline, Purchaser Mounted Devices - This drawing describes
                    ------------------------------------------------------------


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                     -----------------------------------------------------------
                            equipment such as the gas fuel flow measurement system and exhaust duct pressure switch package which interface with the gas turbine and are shipped separately from the major pieces, i.e., turbine and generator, for installation by the Owner. Included for each item is an outline drawing, pertinent information for proper installation and a wiring diagram, if applicable.
                     -----------------------------------------------------------
                     0306 Outline, Mechanical - Gas Turbine and Load - The mechanical outline provides dimensional data
                            (length, width and height) of the gas
                            turbine-generator package and all other major pieces of GE supplied equipment.

                            The purpose of this drawing is to define space requirements for station layout, show generator rotor removal dimensions, cooler tube bundle and lubrication oil filter removal dimension, vertical centerlines for major pieces and outline dimensions of the pieces of equipment extending beyond the perimeter of the gas turbine-generator package.
                     -----------------------------------------------------------
                     0313 Outline, Gas Turbine Package Connection Piping - This drawing shows the outline of the gas turbine package with detailed dimensions for Owner supplied field piping connections with interface dimensions for points that must be connected to a station sump or drain. The purpose is to define the location of field piping connections for GE supplied loose piping and components, as well as Owner supplied piping.
                     -----------------------------------------------------------
                     0314   Note, Gas Turbine Package Connections
                            Outline-Piping - The Owner's piping connection notes provide piping interface data including thread and flange sizes and ratings. Descriptive information is provided for connections normally plugged and/or connected to the station sump. The purpose is to define piping connections shown on the Owner's Piping Connection Outline.
                     -----------------------------------------------------------
                     0323 Outline, Foundation Interface - This drawing contains foundation interface information for the main gas turbine and generator foundation including pad locations and loadings for embedded sole plates. Embedded conduit locations and sizes within the gas turbine foundation are defined. The purpose is to provide information to aid design of the foundation for the gas turbine components located on the unit centerline.
                     -----------------------------------------------------------
                     0326 Outline, Foundation Interface, Off-Base - Mechanical Equipment - This drawing depicts the arrangement of off-base mechanical components supplied by GE. It also includes equipment envelope dimensions and piping.
                     -----------------------------------------------------------
                     0330 Outline, Foundation Interface, Off-Base - Electrical Equipment - This drawing shows electrical connection points for off-base electrical components supplied by GE.
                     -----------------------------------------------------------
                     0408 Weight and Center of Gravity, Gas Turbine Package - This drawing contains the location of package unit weights and center of gravity for
                     -----------------------------------------------------------

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                    ------------------------------------------------------------
                            the control compartment, accessory and turbine compartment, generator, generator line side cubicle (if supplied), inlet compartment, inlet and exhaust systems and on-base coolant water module. The purpose is to provide suggested slinging
                            arrangements and to assist the Owner in determining lifting requirements for heavier pieces of equipment.
                    ------------------------------------------------------------
                     0414   Device Summary - The Device Summary defines the
                            functional characteristics for all mechanical and electrical devices on the gas turbine-generator and their associate components. It is developed from all the schematic drawings and forms the basis for the cable block diagram and connection outlines.
                    ------------------------------------------------------------
                     0438   Document List - This drawing is intended to provide
                            a list of commonly required specifications and
                            recommendations for equipment or commodities
                            supplied by the Owner.
                            The following is provided as applicable:
                            Owner documentation index
                            Coolant recommendations for closed cooling system Fuel oil specification
                            Fuel gas specification
                            Lubrication oil recommendations
                            Welding symbol interpretation
                            Cable installation data
                            Drafting symbols
                            Insulation recommendations
                            The purpose is to provide information to allow the Owner to determine requirements for the aforementioned items.
                    ------------------------------------------------------------
                     0444   One-Line Diagram - This drawing contains a
                            simplified electrical schematic of the power system from generator ground to the Owner's high voltage bus including protective relaying, excitation system and synchronizing system. Also shown on this drawing are auxiliary power systems with schematic display of distribution panels. A location key is used to indicate component locations. Device nomenclature follows the IEEE standard for electrical switchgear.
                    ------------------------------------------------------------
                     0463   Cable Summary - This drawing contains information
                            for interconnecting cables and wires to GE supplied equipment. It indicates "from/to" information, cable size for GE supplied cables and voltage level requirements, information for the Owner to supply interconnecting cable/wire not furnished by GE and prepare bid specifications for quotation on installation of all required cable/wire. The purpose is to define requirements for GE and Owner supplied cables/wires and necessary information for installation bids.
                    ------------------------------------------------------------
                     1603   Foundation Bolting Arrangement - This drawing
                            depicts the arrangement of the bolting of the gas turbine, generator, GE supplied components located on the gas turbine centerline, inlet and exhaust ducts to the main foundation. The material required for leveling and
                    ------------------------------------------------------------

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                     -----------------------------------------------------------
                            bolting the components to the foundation and the shims, keyways and keys required for alignment of the gas turbine are defined and the materials supplied by GE are identified.
                            The purpose of this drawing is to supplement the information presented on the Foundation Interface drawing and to define the material supplied by GE.
                     -----------------------------------------------------------
--------------------------------------------------------------------------------
13.2 Generator Drawings


          13.2.1     Generator Drawing Schedule
                     --------------------------------------------------------------------------
                     GE Item                      Drawing Title                         Weeks*
                     --------------------------------------------------------------------------
                       C900       Exciter Model                                           12
                     --------------------------------------------------------------------------
                       C901       Generator Cooler Performance Data                       10
                     --------------------------------------------------------------------------
                       C902       Generator Data and Curves                               10
                     --------------------------------------------------------------------------
                       C903       Test Report                                            10**
                     --------------------------------------------------------------------------
                       C907       Generator Requisition Summary Sheets                     8
                     --------------------------------------------------------------------------

          13.2.1.1   Additional Generator Drawing Schedule for Hydrogen Cooled
                     Units
                     --------------------------------------------------------------------------
                      GE Item                   Drawing Title                          Weeks*
                     --------------------------------------------------------------------------
                        G1D0           Outline, Liquid Detector Assy                     12
                     --------------------------------------------------------------------------
                        G2FA           P&ID, Generator Auxiliary Systems                 12
                     --------------------------------------------------------------------------
                        G2RS           Specification, H2/CO2 Piping                      12
                     --------------------------------------------------------------------------
                        G4JX           Outline, BDE Loop Seal                            12
                     --------------------------------------------------------------------------
                        SDH            Station Designer's Handbook                       12
                     --------------------------------------------------------------------------

          13.2.1.2   Generator Drawing Notes

                     * Elapsed weeks between Order Definition Meeting (ODM) and drawing release

                     ** After unit shipment

                     Generator drawings are normally provided unless the same information has already been presented in gas turbine drawings. Drawings which are not listed here may be provided if additional optional equipment is included in the scope of supply.

                              Customer Drawings and Documentation      Page 13.5
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          13.2.2     Generator Drawing Descriptions

                     -----------------------------------------------------------
                     Item #                 Drawing Title
                     -----------------------------------------------------------
                     C900 Excitation Model - Mathematical transformer and constant representation of exciter hardware.
                     -----------------------------------------------------------
                     C901 Generator Cooler Performance Data - Flow, material, connection and water requirements for generator coolers.
                     -----------------------------------------------------------
                     C902 Generator Data and Curves - Estimated generator performance data and curves typically include reactive capability, excitation V, synchronous and saturation impedance and generator output as a function of cold air, gas or liquid temperature.
                     -----------------------------------------------------------
                     C903   Test Report - A manufacturing report that summarizes
                            data measured on each customer's generator.
                     -----------------------------------------------------------
                     C907 Generator Requisition Summary Sheets - Summary of what GE has interpreted as the customer's scope of supply.
                     -----------------------------------------------------------

          13.2.2.1 Additional Generator Drawing Descriptions for Hydrogen Cooled Units

                     -----------------------------------------------------------
                     Item #                   Drawing Title
                     -----------------------------------------------------------
                     G1D0 Outline, Liquid Detector Assy - Shows the interface dimensions and special features.
                     -----------------------------------------------------------
                     G2FA P&ID, Generator Auxiliary Systems - Shows interconnecting piping with scope split.
                     -----------------------------------------------------------
                     G2RS Specification, H2/CO2 Piping - Provides instructions for the installation of the H2 system equipment.
                     -----------------------------------------------------------
                     G4JX Outline, BDE Loop Seal - Shows the portion of the lube system, which consists of the generator lube oil ports, their interface points, and any lube oil piping supplied by GE. This schematic may not be provided with every job because this information may be on the turbine lube oil schematic.
                     -----------------------------------------------------------
                     SDH Station Designer's Handbook - Provides critical installation, operation and maintenance information.
                     -----------------------------------------------------------

--------------------------------------------------------------------------------
13.3    Typical Drawings and Documentation for Gas Turbine-
        Generator Owners

                     This section describes the documentation GE provides to support the Owner's efforts to design, install, operate and maintain the GE gas turbine-generator packaged power plant. This documentation is divided into three (3) categories which coincide with the progression of the project:


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                     o            Advance Owner interface documents

                     o            Owner design drawings

                     o            Startup and operation documents

          13.3.1     Advance Owner Interface Documents

                     In addition to the Owner design drawings formally issued for construction, GE can upon request, provide advance information suitable for use in: (a) project planning and estimating the scope and cost of a project; and/or (b) the initiation and development of the design of equipment, systems and/or civil works that interface with GE furnished equipment. This information is furnished on an informal basis. The following definitions are provided for clarification:

          13.3.1.1   Typical Drawings

                     Typical drawings consist of either drawings previously developed for a different project or drawings for a reference unit for purposes of information and/or illustration. These drawings are suitable for use in project planning and for estimating the scope and cost of a project. Typical drawings, however, lack the prerequisite detail and/or project-specific features necessary to permit their use to develop designs for equipment, systems and/or civil works that interface with GE furnished equipment. The use of typical drawings for such design development is strictly at the risk of the Owner.

                     Please note: typical drawings can be augmented by preliminary design information furnished by GE at the Order Definition Meeting (ODM). Preliminary design information provided at that meeting normally consists of a one-line diagram and mechanical outline drawing, but can be extended upon request to include foundation interface information.

          13.3.1.2   Preliminary Design Information

                     This information may consist of typical drawings, marked-up drawings or any other material in either graphic or descriptive format used to convey non-finalized design information on GE furnished equipment. This information is sufficiently detailed to permit initiation and development of the design of equipment, systems and/or civil works interfacing with GE furnished equipment. This information, however, may be subject to changes that impact equipment, systems and/or civil works by others that interface with GE


                              Customer Drawings and Documentation      Page 13.7
                              --------------------------------------------------
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

                     furnished equipment. The use of preliminary design information as a basis for the issue of final drawings by others is at their risk.

            13.3.1.3 Order Definition Meeting

                     To meet stated drawing and equipment scheduling commitments, agreement must be reached on options, alternatives and technical details within a limited time period. After receipt of an order, GE will promptly conduct an "Order Definition" meeting with the Owner's representatives to finalize the required design and scope of supply. Options and alternatives not finalized at this meeting will be documented with a schedule to resolve each, so as to minimize the impact on the shipment and price. Drawings affected by the lack of final definition will be identified during the "Order Definition" meeting and a schedule for drawing transmittals established upon receipt of the final data.

              13.3.2 Startup and Operation Documents

                     Documentation associated with the checkout, initial startup and routine operation of a GE gas turbine-generator packaged power plant will be provided in the English language and include the following:

                     o Consolidated Service Manuals; available 12 weeks after
                       unit shipment
                     o Turbine Control Specification; available at
                       time of unit shipment
                     o Elementary Diagrams; available at
                       time of unit shipment
                     o Startup Report; available after initial operation of the unit

                     In addition, previously supplied functional drawings such as the one line, schematic piping, device summary and elementary diagrams are heavily utilized during the functional checkout and initial startup operations.

            13.3.2.1 Service Manuals

                     The Service Manuals consist of Operation and Maintenance manuals and Parts manuals. The manuals are enclosed in heavy duty three inch binders with a coated canvas outer covering and post style mechanism. Ten sets are provided for each station.

                     Manuals are optionally available on CDROM. Each CD is unit specific with search capabilities and can be downloaded to the customer's internal computer network.


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                     Optional features included in this proposal are as follows:

                     o The manuals are printed on standard 8.5 x 11 in./11 x 17 in. paper

            13.3.2.2 Operation and Maintenance Manual

                     The Operation and Maintenance Manuals contains site specific information on turbine-generator operation. Normal operating sequences are described, together with normal running inspections for all supplied equipment and systems. Trouble shooting and diagnostic recommendations are also included. Special notes, and cautionary and warning statements are included and highlighted throughout the instruction book to enable easy recognition of special procedures and techniques which must be followed to ensure correctness and safety for equipment and personnel. Operating information is also included for all components and systems that are standardized in their design.

                     These manuals provide information for inspection and maintenance of the turbine, its accessories and auxiliary systems over the life of the equipment. Recommended procedures for scheduling inspections and planning maintenance outages, including recommended spares, tools and equipment are provided. Standard practices for disassembly, component inspection and reassembly are described in detail. Copies of the necessary reporting forms are provided by the local GE representative.

            13.3.2.3 Parts Manual

                     This volume includes all necessary turbine accessory and auxiliary system drawings and bills of material to allow ordering of replacement and expendable materials, parts, components, and assemblies for all routine inspection and maintenance activities. It is organized along the same lines as the model list, or master parts list used to manufacture the turbine in the factory and is specific to the Owner unit.

           13.3.2.4 Service Manuals Schedule

                     Service Manual completion and shipment will occur in two phases as listed below:

                     o Service Manuals shipment - twelve weeks after the shipment of the last major component (for example, lube oil skid)


                       Customer Drawings and Documentation         Page 13.9
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                     o   Follow-up shipment - Twelve weeks after Manual
                         shipment, to include any shortage material received after the Manual shipment (for example, drawings, vendor documentation)

            13.3.2.5 Turbine Control Specification

                     The turbine control specification provides all recommended turbine control panel settings, control system calibration procedures and turbine operating sequences. It is a unit specific document, and together with the device summary and generator elementary, provides information on field settable control and protective equipment.

            13.3.2.6 Elementary Diagrams

                     Elementary diagrams are provided for the gas turbine and generator controls, including the excitation system. The turbine control elementary diagram is primarily functional, and although some hardware representation is included where appropriate, it concentrates on a pictorial representation of the turbine and auxiliary system sequencing and control and protection algorithms implemented in the panel software. The turbine control panel is also supported for checkout purposes by a hardware connection diagram depicting internal hardware connections.

                     The generator and power system elementary diagram is also functional; however, since control, protection and sequencing are accomplished with hardware elements, it is more representative of the actual system hardware configuration. The same is also true of the motor control centers for electrically powered auxiliaries.

            13.3.2.7 Startup Report

                     The startup report is prepared by the field startup engineer after completion of the initial operation of the unit. It provides an indication of the initial settings and startup control characteristics for the gas turbine, generator and auxiliary systems. It is useful for anticipating trouble and performing diagnostic work at least through the first inspection period, and in many cases, over the life of the installation.



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
                        g
-----------------------------------GE Power Systems

                         14. Technical Advisory Services
   ---------------------------------------------------------------------------
   14.1 Installation Support

                               GE offers a full range of turnkey and field installation services. In addition to the supply of equipment and technical direction, GE's experience includes thousands of world-wide turnkey and installation projects. The process begins with GE project management involvement with the Purchaser during the conceptual and proposal stage of the project to develop the scope and establish the project baseline which provides a solid foundation for the execution of the project, on time, and with a minimum of scope changes. Below is an outline of these additional services.

                        14.1.1 Technical Direction of Installation

                               Technical Direction is an active, on-site service to provide engineering and technical guidance, advice, and counsel, based upon GE's current engineering, manufacturing, installation, and operating practices as related to work performed by others. The objective is to install GE-supplied equipment in a technically correct, high quality, safe manner, and to achieve a timely startup and reliable operation.

                               It is the act of recommending the correct course of action based upon good engineering, manufacturing and operation practices for the GE equipment involved. Such services may also include testing, adjusting, programming and other similar services.

                               Technical Direction of Installation Services exclude any supervision, management, regulation, arbitration and/or measurement of the owner personnel, agents or contractors and work related thereto. Technical Direction of Installation Services do not include any responsibility for planning, scheduling, monitoring or management of the work.

                        14.1.2 Technical Direction of Installation
                               Representative(s)

                               The Company will provide technical direction services on straight time, forty hours per week, during the first eight hours of each shift, five days per week, Monday through Friday per the equipment contract and in accordance the period identified in Installation and Period Charges below. This service will be provided by one or more Technical Direction of Installation Representatives as deemed necessary by the Company. The Technical Direction of Installation Representative shall:



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            14.1.2.1 Lead Technical Advisor

                     Company's Technical Direction for Installation Team will be headed by an experienced turbine installation Technical Advisor whose functions and responsibilities will include the following:

                     1. Participate in a pre-installation meeting to provide the
                        Purchaser and his installation contractor with technical direction necessary for establishing the installation planning, scheduling, methods and responsibilities to be used and followed throughout the installation.

                     2. The effective guidance and counseling of the other
                        Company more Technical Direction of Installation Representatives to provide for broader utilization of their skills.

                     3. The integration of the assigned service work with the
                        Purchaser representatives to assist in meeting scheduled completion, starting and operation dates. This will include participation in on-site job progress meetings as the chief representative of Company.

                     4. The reporting of pertinent facts on failure of
                        equipment warranted by GE to the proper GE personnel to permit prompt and equitable settlement of warranty claims.

                     5. The submittal of timely reports on job progress and
                        problems.

                     6. The planning, organization, and direction of the other
                        Company personnel for the installation, start-up, testing, and warranty implementation of the GE-supplied equipment.

                     7. The maintenance of installation records and a job log
                        book.



            14.1.2.2 Gas Turbine Installation Team

                     The Gas Turbine Installation Team will be composed of Technical Direction of Installation Representatives skilled in one or more of the following areas: mechanical erection of gas turbine-generators, electrical equipment installation and testing, and SPEEDTRONIC(TM) MK-VI Control System checkout, calibration, and unit start-up. Their principal functions and responsibilities will be to provide Technical Advisory Services during:

                     1. Inspection and unloading of the gas turbine major
                        components at the installation site and their placement on the foundation.

                     2. Setting of the sole plates or fixators.

                     3. Setting of necessary shims between Purchaser-supplied
                        sole plates and the gas turbine.


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
                               4.  Removal of shipping supports on the gas
                                   turbine.

                               5. Installation of the gas turbine and generator packages to the proper centerline and elevation.

                               6.  Alignment of the gas turbine and generator.

                               7. The assembly, clearance and alignment, of all major parts to the extent that the same can be accomplished without dismantling.

                               8. Installation of the gas turbine air inlet system and exhaust plenum and exhaust ducting.

                               9.  Checkout of piping, control wiring, and
                                   instrumentation lines between the gas turbine and other GE-supplied gas turbine equipment.

                               10. Checkout and initial operation of the base
                                   mounted gas turbine starting equipment.

                               11. Sequencing and checkout of the gas turbine
                                   SPEEDTRONIC(TM) MK-VI Control Panel.

                               12. Installation and checkout of the generator
                                   and excitation/electrical systems.

                               13. Start-up of the gas turbine unit with Owner's
                                   operating personnel.

                               14. Instruct the Purchaser's installation and
                                   operating personnel, at the site at the time of the work activity in accordance with the installation schedule, in the:
                                   -- Conduct of such component and operating
                                      tests as the Technical Direction of
                                      Installation Representative shall specify.
                                   -- Initial starting and placing the equipment
                                      in good operating condition.
                                   -- Company's recommended procedure for
                                      regularly starting, operating, and
                                      shutting down the equipment.

                               15. Mark-up of two sets of GE drawings, per
                                   standard GE practices, to reflect the
                                   as-built condition of the gas
                                   turbine-generator equipment. One set for site records and one set to be returned to GE Customer Service.

------------------------------------------------------------------------------
14.2 Installation Period and Charges

                               A.  The period of Technical Direction of
                                   Installation at the site shall commence on the date agreed upon by the parties for setting the sole plates or fixators and shall continue until the technical direction, inspection and instruction per the equipment contract has expired as mutually agreed upon. It is recommended that Technical Direction of Installation coverage be continued until the installation is complete (normally 24 hours after



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

                                   attaining full load) except for the times during which no installation work on the equipment is scheduled or performed by the Purchaser.

                               B. The price quoted includes the equivalent of technical direction services for 594 manweeks composed of the first 8 hours of each shift, 5 days per week, Monday through Friday, for a prescribed number of manweeks.

                               C.  In the event the Purchaser interrupts,
                                   extends, or accelerates the work, so as to require technical direction service at times other than provided in (B) above, the Company reserves the right to render additional billing as follows:

                                   -- If the normal work schedule exceeds eight
                                      hours per day, Monday through Friday, or forty hours per week, the premium due the Company will be 1.5 hours for each hour worked. The premium will be deducted from the purchased manweeks. In the event that the purchased manweeks are exceeded, the Purchaser will be invoiced at the published rates in effect at the time the work is performed.

                                   -- If the work schedule is interrupted, or
                                      extended beyond that established in the
                                      pre-installation meeting, or if other
                                      services of the Technical Direction of
                                      Installation Representative are required and not specifically provided for herein such as, but not limited to, using special equipment when handling the gas turbine during transit, storage, or installation, or when the service is required during delays caused by the Purchaser or others, or when the service is required during periods when work on the equipment is being performed by a labor force of less than adequate size and composition, commensurate with Paragraph A of "Purchasers Responsibilities" below, such services provided at times as provided in paragraph (B) above will be charged to the Purchaser's purchased manweeks for Technical directions.

                                   -- If the installation schedule is extended
                                      to exceed the manweeks of Technical
                                      Direction provided in (B) above, then
                                      services in excess of stated manweeks will be billed to the Purchaser at the Company's published rates in effect at the time the work is performed.

                                   -- If Technical Direction of Installation
                                      Representative(s) is/are released from the site by the Purchaser while the installation is in progress, the same Technical Direction of Installation Representative may not be available to return but will be replaced with a qualified Technical Direction of Installation Representative within two weeks after Company's receipt of written request from the Purchaser for a Technical Direction of Installation Representative.


                       Technical Advisory Services                  Page 14.4
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                                   -- Company retains the option to replace the
                                      Technical Direction of Installation
                                      Representative at GE's expense, with
                                      proper overlap to ensure orderly transfer of responsibilities.

                                   -- Transfer to Subsidiary or Affiliated
                                      Company: This Proposal and all resulting contracts may be assigned or novated, in part or in whole, by Seller to one of Seller's wholly owned subsidiaries upon written notice to Purchaser setting forth the effective date of such assignment or novation. Upon the effective date of this assignment or novation, all of the rights and obligations of Seller under this Proposal and all resulting contracts shall vest solely in Seller's subsidiary. SELLER GUARANTEES THE PERFORMANCE OF ITS SUBSIDIARY AFTER THE ASSIGNMENT OR NOVATION TAKES EFFECT.

                               D. Purchaser will not be invoiced for Technical Direction of Installation Services for work associated with warranty and/or documented and agreed upon backcharges.


                          14.3 Purchaser's Responsibilities
--------------------------------------------------------------------------------

                               A. Furnish qualified labor including necessary foremen and superintendents for its supervision. The size and composition of the labor force shall be agreed upon by the parties prior to the start of installation and shall consist of the necessary crafts or trade to obtain optimum schedules.
                               B.  Provide all tools and test equipment,
                                   equipment facilities (including a suitable office area with electricity, trailer, shelter or section of the construction housing area where drawings, special tools, and other Company equipment can be kept and referred to or worked upon) and devices required for the safe handling, storage and installation of the equipment.
                               C. Provide the equipment and suitable materials and supplies not furnished as part of the equipment which are required for installation, such as foundation bolts, sole plates, shims, grouting forms, grouting, piping beyond the points designated on the Company's outline drawings, wiring between pieces of equipment, paint, etc.
                               D. Provide, as required, operating personnel, compressed air, fuel, electric power, lubricant oil and supplies for starting, operating, and testing the equipment.
                               E.  Consult the Technical Direction of
                                   Installation Representative in advance with respect to the scheduling of all installation work and to carry out such work so as to furnish the Technical Direction of Installation Representative adequate opportunity to inspect the work in progress during his regular working hours.

                       Technical Advisory Services                  Page 14.5
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                               F.  Unload, transport and place the equipment on
                                   its foundations. If required, provide
                                   suitable storage space, transport, store, and protect the equipment.


                               G.  Purchaser will take all necessary
                                   precautions, at all times, for the safety of Company personnel at site. This includes, but is not limited to, indoctrination of Purchaser's safety practices, energization/de-energization of all power systems (electrical, mechanical, pneumatic and hydraulic) using a lock-out tag procedure, and conducting periodic safety meetings during construction and start-up.

                               H. Climate-controlled and secure office and storage space adjacent to the work area at the Site. Purchaser will supply phone lines, phone and fax service as required, in the office space. Site sanitary facilities (bathroom, washroom) will be supplied by the Purchaser.



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                             g
-----------------------------------GE Power Systems


                              15. Training
     -------------------------------------------------------------------------
     15.1 Summary

                               A one week basic familiarization training program is conducted for a selected number of Owner's engineers, operations and maintenance personnel. The training will be conducted at the Owner's job site.

                               The Owner's personnel assigned for training must have prior general knowledge of power plant systems operation.

     --------------------------------------------------------------------------
     15.2 Gas Turbine Familiarization

                        15.2.1 Objective

                               To familiarize operators and supervisory personnel to safely and properly operate a gas turbine-generator unit.

                               Emphasis is placed on the operator's
                               responsibilities with regard to the auxiliary systems, operational data taking, and data evaluation. Operators are also instructed in how to interpret fault annunciation and how to determine if the annunciated fault can be remedied by operator action or by the assistance of instrumentation and/or maintenance personnel.

                               The course focuses on starting, loading, and specific operator checks of the various turbine support and auxiliary systems to ensure safe and reliable operation of the turbine unit.

                        15.2.2 Content

                               The typical Gas Turbine Familiarization course covers the following areas:

                               o    Unit Arrangement
                                    -- Gas Turbine, Generator

                               o    General Description
                                    -- Gas Turbine and Generator Major
                                       Components


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                               o    Support Systems
                                    -- Lube Oil
                                    -- Hydraulic and Control
                                    -- Cooling Water
                                    -- Cooling and Sealing Air
                                    -- Fuel(s)
                                    -- Starting
                                    -- Heating and Ventilation
                                    -- Fire Protection
                                    -- Generator Systems

                               o    Control System

                                    -- Control Panel Arrangement
                                    -- Basic Control Functions and Operating
                                       Sequences
                                    -- Basic Protection Functions

                               o    Turbine Generator Operation
                                    -- Startup
                                    -- Operating Parameters
                                    -- Emergency Procedures

                               o    Operator Responsibilities
                                    -- Data Taking and Evaluation
                                    -- Operating Limits and Required Operator
                                       Action on Various Annunciator Indications
                               o    Unit Documentation

------------------------------------------------------------------------------
15.3 Training Material and Related Conditions (On-Site Training)

                               o Classes run daily (five days/week) and are limited to six (6) hours. The actual class time, a.m. and p.m. hours, is dictated by the availability of the equipment and the students per the normal work schedule. Each class time period should be agreed to by the Owner's management and GE's instructor(s) at the beginning of the program. The six (6) hour class limitation will allow ample time for the instructor(s) to prepare the next session's work plan.

                               o A maximum of twelve (12) students per class can be accommodated.



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                               o    English-speaking instructor(s) will be
                                    furnished for the course duration.

                               o Each student will be furnished a suitable bound course instruction handbook in English; shipment costs have been included in the firm price quoted herein. Any materials furnished are exclusively for the use of the Owner's personnel. This material is not for resale or to be distributed to third parties, nor is it to be copied or reproduced without GE's prior written permission.

                               o Any audio or video recording of GE's lecture material is prohibited unless GE grants permission in writing in advance of the training program.

                               o The instructor(s) will retain all visual aids such as 35mm slides and transparencies used to conduct the course.

                               o The power plant equipment should preferably be operable and available to support this course of study.

                               o GE shall be responsible for the instructors travel and living expenses during the training period.

--------------------------------------------------------------------------------
15.4 Training Schedule

                               After engineering design has been finalized, training is conducted during a mutually-agreeable time.



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          g
-------------------------------GE Power Systems

                             16. Mechanical Outline
-----------------------------------------------------------------

                              Later





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          g
-------------------------------GE Power Systems



                        17. Electrical One-Line Diagram
-----------------------------------------------------------------------

                       One-Line Diagram                  Later




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          g
-------------------------------GE Power Systems


                              18. Experience List
----------------------------------------------------------------------------




                       Experience List                              Page 18.1
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
MS7001FA         4/12/2000 6:07:32 PM

SHIP YR    CUSTOMER                              COUNTRY   MODEL D     MODEL     NP MWSEGM       FUEL  CYCLE  STATION

   2000    BUCKSPORT ENERGY/CHAMPION INTL        USA       MS7001FA    MS7241FA   169.90 IPP     DA    CC     BUCKSPORT ENERGY

   2000    CONOCO GLOBAL/DUPONT                  USA       MS7001FA    MS7241FA   169.90 IPG     NG    CC     CONOCO-SABINE

   2000    CONOCO GLOBAL/DUPONT                  USA       MS7001FA    MS7241FA   169.90 IPG     NG    CC     CONOCO-SABINE

   1999    DUKE ENERGY                           USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     HIDALGO

   1999    DUKE ENERGY                           USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     HIDALGO

   1999    DUKE ENERGY                           USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     MAINE INDEPENDENCE

   1999    DUKE ENERGY                           USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     MAINE INDEPENDENCE

   1999    DUKE FD/LAMAR POWER PARTNERS          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     PANDA ENERGY/ERCOT 1

   1999    DUKE FD/LAMAR POWER PARTNERS          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     PANDA ENERGY/ERCOT 1

   1999    DUKE FD/LAMAR POWER PARTNERS          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     PANDA ENERGY/ERCOT 1

   1999    DUKE FD/LAMAR POWER PARTNERS          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     PANDA ENERGY/ERCOT 1

   1999    EMI                                   USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     RUMFORD

   1999    GREGORY POWER PARTNERS, LG&E          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     GREGORY

   1999    GREGORY POWER PARTNERS, LG&E          USA       MS7001FA    MS7241FA   169.90 IPP     NG    CC     GREGORY

   1999    HOUSTON INDUSTRIES                    USA       MS7001FA    MS7241FA   169.90 IPP     DA    CC     CARDINAL ENERGY/SHELL

   1999    HOUSTON INDUSTRIES                    USA       MS7001FA    MS7241FA   169.90 IPP     DA    CC     CARDINAL ENERGY/SHELL

   1999    HOUSTON INDUSTRIES                    USA       MS7001FA    MS7241FA   169.90 IPP     DA    CC     CARDINAL ENERGY/SHELL

   1999    SAN ANTONIO TEXAS, CITY OF            USA       MS7001FA    MS7241FA   169.90 EUPG    NG    CC     BRAUNIG

   1999    SAN ANTONIO TEXAS, CITY OF            USA       MS7001FA    MS7241FA   169.90 EUPG    NG    CC     BRAUNIG

   1999    TALLAHASSEE FL, CITY OF               USA       MS7001FA    MS7241FA   169.90 EUPG    DA    CC     PURDOM 8
   1999    TIVERTON POWER ASSOCIATES             USA       MS7001FA               169.90 IPP     DA    CC     TIVERTON


1998     FRONTERA GENERATION LTD PTNR          USA      MS7001FA    MS7231FA   167.80 IPP    NG    CC      CSW-FRONTERA (MERCHANT)

1998     FRONTERA GENERATION LTD PTNR          USA      MS7001FA    MS7231FA   167.80 IPP    NG    CC      CSW-FRONTERA (MERCHANT)
1998     OCCIDENTAL CHEMICAL CORP              USA      MS7001FA               167.00 IPG    NG    CC      INGLESIDE 1 (MERCHANT)
1998     OCCIDENTAL CHEMICAL CORP              USA      MS7001FA               167.00 IPG    NG    CC      INGLESIDE 2 (MERCHANT)

1996     COGENTRIX/CLARK COUNTY, WA            USA      MS7001FA    MS7221FA   167.80 IPP    DA    CC      RIVER ROAD, CLARK COUNTY

1995     HERMISTON GENERATING L.P.             USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      HERMISTON 1, OR

1995     HERMISTON GENERATING L.P.             USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      HERMISTON 2, OR
1994     CMS GENERATING                        USA      MS7001FA               159.00 IPP    NG    CC      DEARBORN

1994     ENERGY NATIONAL INC.                  USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      CROCKETT COGEN

1994     PORTLAND GENERAL ELECTRIC             USA      MS7001FA    MS7221FA   159.00 EUPG   NG    CC      COYOTE SPRINGS

1993     SITHE ENERGIES/INDEPENDENCE           USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      INDEPENDENCE, SCRIBA

1993     SITHE ENERGIES/INDEPENDENCE           USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      INDEPENDENCE, SCRIBA

1993     SITHE ENERGIES/INDEPENDENCE           USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      INDEPENDENCE, SCRIBA

1993     SITHE ENERGIES/INDEPENDENCE           USA      MS7001FA    MS7221FA   159.00 IPP    NG    CC      INDEPENDENCE, SCRIBA

1993     TIGER BAY COGEN                       USA      MS7001FA    MS7221FA   159.00 IPP    DA    CC      FORT MEAD, TIGER BAY

1992     FLORIDA POWER & LIGHT COMPANY         USA      MS7001FA    MS7231FA   159.00 EUPG   NG    CC      MARTIN 3

1992     FLORIDA POWER & LIGHT COMPANY         USA      MS7001FA    MS7221FA   159.00 EUPG   NG    CC      MARTIN 3

1992     FLORIDA POWER & LIGHT COMPANY         USA      MS7001FA    MS7221FA   159.00 EUPG   NG    CC      MARTIN 4

1992     FLORIDA POWER & LIGHT COMPANY         USA      MS7001FA    MS7221FA   159.00 EUPG   NG    CC      MARTIN 4


                        g                GE Power Systems
------------------------------------------


      19. Quality
--------------------------------------------------------------------------------
     19.1     GE Power Generation Quality ............................  19.2
     19.2     Quality Services Overview ..............................  19.6
     19.3     Gas Turbine Quality Services ........................... 19.10
     19.4     Generator Quality Services ............................. 19.11
     19.5     Purchased Equipment Quality Services ................... 19.11
     19.6     Standards and Procedures ............................... 19.12
     19.7     Customer Review of GE Documentation .................... 19.14
     19.8     Customer Observation Points ............................ 19.14




                              Quality                                  Page 19.1
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--------------------------------------------------------------------------------
19.1 GE Power Generation Quality

                     GE Power Generation (GEPG) is committed to setting the industry standard of excellence for customer satisfaction. Inherent in this objective is our continuing determination to perform every function, every process, to the highest quality standards--from the way we develop and apply technologies to the way we manufacture products and provide services.

             19.1.1  Company Policy Statements

                     The quality standards for the GE corporation are set in GE Policy 20.1, Company-Wide Quality and GE Policy 20.11, Customer Satisfaction. The highlights of Policy 20.1 are:

                     o Company-Wide Quality, as a corporate objective, means attaining a level of overall performance and attitude that makes GE the natural choice of customers and earns the respect of all those affected by the company's activities.

                     o Company-Wide Quality, as an individual objective, is achieved by employees who aspire to be better than the best. GE is committed to assisting employees in their pursuit of excellence by providing them with the leadership, cooperative climate, training, facilities and materials consistent with the overall company quest for quality.

                     Policy 20.11 highlights are:

                     o It is the policy of GE to understand its customers' needs for products and services, as well as all related requirements, and to put its best effort into responding to those customer needs before, during and after every sales transaction.

                     o GE shall make commitments to its customers which reflect GE's true ability to serve and to make every effort to meet those commitments.

             19.1.2  Power Generation Philosophy

                     "To provide our valued customers with the highest quality products, parts and services with unparalleled customer service, while effectively utilizing every employee and partner working together in an environment of mutual respect, dignity and unyielding integrity."


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            19.1.2.1 Objective

                     The objectives of the Quality Policy are based on the premise that, in striving for excellence in every facet of our operations, we will assure the highest level of customer satisfaction and the fulfillment of their objectives through the products and services Power Generation has provided. Integral to this are the following key elements:

                     o   Customers are both internal and external.

                     o   Quality measurements must be customer oriented.

                     o Complete understanding of customer requirements and expectations is essential.

                     o Quality is to be achieved by designing and building quality and reliability into our products and services, optimizing our processes and minimizing or eliminating inspections, waste and rework.

                     o Business processes and procedures instrumental in the achievement of the Quality Policy are to be defined, documented and controlled.

                     o Continuous process improvement efforts will focus around process simplification, variation reduction and cycle time compression, utilizing when able, "Best Practices" as models and examples.

                     o Timely and effective corrective and preventive action will be the key to the continuous improvement process.

                     o Management involvement plays a critical role in the achievement of the quality objectives.

                     o The Power Generation Quality System will be based on the International Standard ISO 9001.

            19.1.2.2 Implementation

                     It is the responsibility of the President and CEO, GE Power Systems, and his management teams at all levels, to ensure the understanding and implementation of this policy throughout the business and to provide the necessary processes, practices, procedures and resources necessary to achieve that end.

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            19.1.2.3 Measurement

                     To ensure the success of the Quality Policy, appropriate and meaningful measurements will be identified, developed and reviewed at all levels and functions to ensure that appropriate corrective and preventive action needs are identified and addressed in a timely and effective manner. The type and degree of such measurements will be of a nature to evaluate the performance to the objectives implied in the quality policy and consistent with the continuous improvement philosophy of the business.

                     Such measurements may include, but not be limited to:

                     o   Customer satisfaction measurements

                     o   Internal and external failures

                     o   Audit results

                     o   Process and product quality trends

                     o   Organizational performance data

                     o   Product performance data

                     o   Statistical analysis techniques

                     o   Related cost data

            19.1.2.4 References

                     This policy is intended to support the objectives established in Company Policy 20.1 "Company Wide Quality" and Company Policy 20.11 "Customer Satisfaction".

            19.1.2.5 Review

                     The Quality Policy will be reviewed annually by Executive Management in order to assure its continued applicability and objectives.


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              19.1.3 ISO 9000 Certification

                     The desire for customer satisfaction drives world class quality. Customers throughout the world are not only demanding a high level of quality, they are requiring this quality be assured through the application of a comprehensive quality program. The ISO 9000 program and certification provide customers with a globally recognized Quality Management system.

                     In order to be more responsive to our customer's needs GE took this customer requirement and made it a top priority. Our Sales, Engineering, Sourcing and Manufacturing functions worked diligently to accomplish ISO certification. GE takes great pride and pleasure in the fact that we were the first power generation supplier to obtain broad scope ISO certification. Lloyd's Register Quality Assurance has assessed and approved GE's quality management system standards of ISO 9001:1994, EN ISO 9001:1994 and ANSI/ASQC Q9001-1994.

                     GE has focused on this quality issue, with customer satisfaction being the top priority. The driving force behind our total quality system is to achieve total customer satisfaction by minimizing variances and completing the product or services correct the first time. We established our quality measurements and targets based on the most demanding of our customers' perspective. To satisfy this high level of demand, we focused on our "process" quality, not just the end-products and services. To achieve this we have directly involved our employees, our customers and suppliers in these process improvements.

                     What really counts is our customers' perception of how well we meet their quality requirements and goals. Therefore, our quality measurements and procedures are being constantly monitored and evaluated against both our own high standards and our customers' needs.

              19.1.4 Total Quality Plan

                     GEPG has an integrated total quality plan which addresses all processes, involves all employees and is driven by top management leadership. The principles of total quality are based on achieving total customer satisfaction by minimizing variances and doing the right thing the first time. These principles are:

                     o Total commitment to quality at every salaried and hourly level

                     o Assure understanding of customer requirements and expectations


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                     o   Directly involve our customers and suppliers in process
                         improvements

                     o Assign ownership for process design and control to empowered Workout/Continuous Improvement teams

                     o Focus on "process" quality - not just end-products and services

                     o Set our quality measurements/targets from the most demanding customer's perspective

                     o Define the key measures needed to assess variances in process performance

                     o Apply Continuous Improvement methods to reduce variances and cycle times to progressively improve overall performance

                     o   Train employees and maintain a cadre of leaders

                     o Implement tracking and reporting systems to monitor progress and results

                     o Monitor all elements of Cost Of Quality (COQ), including prevention, appraisal, and internal and external failure, plus the impact of "lost opportunities" on net operating income

                     o Identify and progressively eliminate the source of all avoidable COQ

                     o Identify, recognize, and reward exceptional individual and team performance

                     GEPG recognizes that ISO 9001 certification covers the basic fundamentals of a quality system. To attain total quality, GEPG has created a comprehensive Quality Manual which meets the requirements of the most demanding customer and sets the total quality guidelines.

--------------------------------------------------------------------------------
19.2 Quality Services Overview

              19.2.1 Terms and Definitions for Quality Services

            19.2.1.1 Acceptance Criteria

                     The specific set of measurements and criteria including judgment by which a part, a component, or the whole product is accepted or rejected. The acceptance criteria established by GE (as designer of the equipment) will prevail in all cases.


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            19.2.1.2 Audit Typical

                     A customer examination of typical parts or factory inspection practices (such as NDT, dimensional checks) in a specific area such as turbine wheel UT examination. The "audit typical" is frequently conducted in lieu of a witness point when the parts or components of interest are at a stage of production where the part does not have customer assignment.

            19.2.1.3 Materials Shipped Direct (MSD)

                     Materials or equipment within the GE scope of supply but manufactured by a sub-supplier and shipped directly from the subsupplier to the installation site.

            19.2.1.4 Observe

                     Advance notice of an observation point is provided to the customer and updated as the event nears. Production sequences are followed and the event is not delayed or rescheduled to accommodate customer schedules.

            19.2.1.5 Observation Point

                     A specific test or event in the production cycle observed by the customer or his representative, as an option, without interrupting the normal production flow. Advance notification will be provided to the customer for contractually specified observation points and updated as the event nears. Production sequences will be followed and the event will not be delayed or rescheduled to accommodate customer schedules.

            19.2.1.6 Quality Control Reports (QCR)

                     The reporting form used to identify and track manufacturing nonconformances. The customer representative may review any QCR pertaining to his equipment.

            19.2.1.7 Records Review

                     A joint Customer-Quality representative review of Manufacturing and Quality documentation applicable to or typical of the customer's unit.


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            19.2.1.8 Rights of Acceptance

                     The contractually agreed and stated ultimate power to accept a product or portion of product. Contract documents define the limits of customer rights of acceptance; otherwise, the manufacturer retains the rights.

              19.2.2 Arrangements and Access Guidelines

                     Customer representatives will be provided reasonable access to manufacturing facilities for purposes of obtaining information on production progress, determining status, and observing inspections and tests with respect to the customer ordered power generation equipment. All customer contacts with GE during the manufacturing phase are scheduled in advance through designated personnel in Project Management, Project Engineering and/or Manufacturing.

                     Access will be available at the manufacturing facilities during normal working hours and on an off-hours basis where appropriate or necessary for observation of contractually agreed upon production points. The main manufacturing locations are Greenville, SC and Schenectady, NY.

              19.2.3 Suppliers

                     GE Power Generation maintains a high quality global supplier base. These suppliers are subject to rigorous approval, qualification and surveillance processes to maintain this high level of quality. GE will make additions and deletions from time to time to the current supplier list in an effort to improve quality and delivery while maintaining the ability to provide our customer's equipment at competitive prices.

              19.2.4 Quality Systems Manual

                     GE Power Generation has and maintains controlled Quality Manuals in accordance with good quality practices and established standards.

                     The Quality Manuals are primarily a tool to be used by personnel and components in their pursuit of quality. The manuals provide information to integrate the quality system. All quality related instructions are referenced to permit ready access to pertinent information on any portion of the quality system.


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                     The Quality Manuals address the following elements:
                      1.    Management Responsibility
                      2.    Quality System
                      3.    Contract Review
                      4.    Design Control
                      5.    Document Control
                      6.    Purchasing
                      7.    Purchaser Supplied Product
                      8.    Product Identification and Traceability
                      9.    Process Control
                     10.    Inspection and Testing
                     11.    Control of inspection, measuring and test equipment
                     12.    Inspection and Test Status
                     13.    Control of Non-Conforming Material
                     14.    Corrective and Preventive Action
                     15.    Handling, Storage, Packaging, Preservation and
                            Delivery
                     16.    Quality Records
                     17.    Internal Quality Audits
                     18.    Training
                     19.    Servicing
                     20.    Statistical Techniques

              19.2.5 Monitoring and Diagnostics

                     At GE's discretion, a Monitoring and Diagnostics (M&D) system may be utilized by GE to perform quality management during the warranty period of a new unit. The system enables GE's turbomachinery experts located at the M&D Center in Schenectady, NY to remotely monitor trends and detect anomalies that may lead to more serious problems if left uncorrected.

                     The system requires installation of a non-intrusive, proactive GE proprietary computer called the On Site Monitor (OSM) at the customer site to receive and store data from sensors in the unit. The M&D Center, which operates 24 hours per day, seven days a week, periodically accesses the OSM via a phone modem. At the end of the warranty, the OSM may be removed from the customer site.


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19.3 Gas Turbine Quality Services

                     The following quality assurance services are available for the Gas Turbine:

              19.3.1 Quality Systems Manual (Review)

                     The GE Gas Turbine Quality Manual and related quality system documentation may be reviewed in detail by the customer with a quality organization representative at the gas turbine manufacturing facilities.

              19.3.2 Quality Program Review (Pre-Inspection Meeting)

                     A one day project-oriented review can be conducted by manufacturing quality professionals at the manufacturing facility. The customer's representatives are exposed to the quality system, manufacturing facilities, quality control methods and records system. A shop tour is conducted, specific customer required quality services are reviewed and any contract-level quality issues are identified.

              19.3.3 Progress and Quality Topics (Review)

                     An informal one day review guided by customer interests and hosted by manufacturing Quality personnel can be held at the manufacturing facility. Specific manufacturing progress is observed, Quality documentation checked, and other customer special interest quality topics discussed.

                     Typical events or activities include:

                     o Audit rotor or stator materials certifications

                     o Audit rotor balance procedures and records

                     o General Factory Tour

                     o Audit typical forging NDT practices

                     o Review typical unit records file


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              19.3.4 Comprehensive Product Quality Report

                     Gas Turbine personnel will supply on CD ROM the Comprehensive Product Quality Report (CPQR) containing images of the unit certification sheet, rotor assembly and balance data, unit assembly data, and final gas turbine factory test data (when required). The CD ROM will contain all files, programs, and instructions to allow its use on any IBM Compatible personal computer with a CD ROM drive in a Windows environment. The software provides easy identification and retrieval of any item or image.

                     Three (3) copies of the CD ROM will normally be available four weeks after unit shipment. Quality Records personnel will prepare the CD ROM with data from quality records files.


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19.4 Generator Quality Services

                     The following quality assurance services are available for generator.

              19.4.1 Quality Systems Manual (Review)

                     The Generator Quality Systems Manual and related quality systems documentation may be reviewed in detail by the customer with a quality representative at the manufacturing facilities.

--------------------------------------------------------------------------------
19.5 Purchased Equipment Quality Services

                     These services are provided for the major vendor purchased material and equipment required for the turbine-generators.

              19.5.1 Supplier Quality System

                     GE Power Systems utilizes the following three step process for selecting and controlling the quality of the products received from our suppliers:

                     o Supplier Approval--An approved supplier is one that has been authorized by functional representatives to receive a GE Power Generation Purchase Order. Additional suppliers are selected for potential approval on an on-going basis to maintain high quality, cost effective suppliers.


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                     o   Supplier Qualification--Product specific reviews,
                         inspections and qualifications are performed once a purchase order has been placed to assure the supplier complies with the customer requirements. A qualified supplier is one that has proven its ability to manufacture a component to satisfactorily meet all GE requirements.

                     o Supplier Surveillance--Inspections and quality audits are performed where required to assure conformance to customer requirements.

              19.5.2 Supplier Quality System Review

                     GE Sourcing (purchasing) personnel or a GE representative will arrange for and accompany where necessary the customer's representative on quality-oriented visits to subsuppliers. Emphasis is placed on equipment to be shipped direct to the customer site (MSD equipment). The customer's representative may review the subsupplier's quality program, the GE quality plan for the subject equipment and the status and condition of the equipment designated for their unit. This visit should be coordinated with specific supplier production cycle events or tests as applicable.

--------------------------------------------------------------------------------
19.6 Standards and Procedures

              19.6.1 General

                     GE has traditionally designed and manufactured its products in accordance with GE standards, specifications and procedures which are based on U.S. National Codes and Standards applicable to the product. Depending on product needs, the GE standards may fully meet or exceed the corresponding National Code (ASME, NEC, QWS), or deal with state-of-the-art materials, or govern a new proprietary process, or address a special foreign code requirement or meet GE design requirements.

                     The customer or his representative may review and discuss the standards at the manufacturing facilities but copies will not be provided and contents will not be altered.

                     GE specifications, standards, and procedures are also applied to all purchased materials for the GE supplied equipment.


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              19.6.2 Non-Destructive Testing (NDT)

                     The non-destructive testing practices are based on ASTM standards and ASNT recommended practices as deemed appropriate for the manufacture of the equipment. NDT personnel training is guided by SNT-TC-1A and the necessary process specifications are in place to direct NDT activities including:

                     o   Radiographic (X-Ray)

                     o   Liquid Penetrant (Red Dye)

                     o   Fluorescent Penetrant (i.e., Zyglo)

                     o   Ultrasonic

                     o   Eddy Current

                     o   Magnetic Particle

                     o   Bore Etch and Spin

                     o   Hydrostatic Testing

                     o   Kerosene and Whiting

                     o   Red and Blue Surface Contact


              19.6.3 Rights of Approval and Acceptance

                     GE reserves all rights of acceptance/rejection for components or characteristics except where specifically defined in the GE/Customer contract documentation.

                     Customer reviews or observations of factory tests and inspections do not constitute a waiver of requirements to meet the specified operating conditions, nor does customer inspection relieve GE of its responsibilities.

              19.6.4 Drawings and Records

                     Drawings and records are available for review and discussion on a specific case basis at the manufacturing facility. Copies will not be provided except for normal purchaser drawings and where specifically required in the contract.


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19.7 Customer Review of GE Documentation

                     A customer may review whatever quality control plans, procedures, drawings or records are necessary for operations/tests/inspections performed on his parts. (Under certain conditions when his parts may not be available, `typical' documentation, may be reviewed to demonstrate examples.) Due to the fact that such documentation usually contains information considered proprietary, copies are not provided.

                     All documentation reviews will be conducted with an authorized representative, such as the area Quality and Process Engineer. This is necessary as such documentation is usually of a "working" nature and will need interpretation by a knowledgeable individual.

                     Since the review of documentation and data will usually involve in-process product and activities, certain types of documentation may not be made available for customer review until after full resolution and/or implementation of related issues.

                     Advance submittals of specifications, procedures and manufacturing quality plans are not provided.

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19.8 Customer Observation Points

                     The customer, by previous arrangements, can be notified in advance of significant events in the manufacturing cycle for his major hardware. The normal practice is to provide the customer with a monthly "milestone" schedule of key activities for each of the customer's units.

                     If specific observation points have been contracted, advance notification (usually 5 days) of observation points will be provided with confirmation of 24 - 48 hours. Production work, testing and equipment delivery will not be delayed to accommodate the inspector.

                     Supplied equipment and parts are manufactured under a production and inventory control system. Many parts are produced for "inventory" and are not assigned to a specific customer until time of shipment. Thus, except for certain large components and major serialized parts, it may not be possible to provide an observation point on the actual parts a customer will receive. In such cases, GE recommends that a customer observe the test or inspection on similar parts to assure that the procedures and processes are being followed that will assure a quality part.


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                     The following tests and inspections are performed in the
                     manufacturing facilities and are optional observation points. This list should not be taken to mean that any one such test will be performed on a particular part. These points have been developed by GE based upon considerable past experience of what some of our customers have wanted to observe.

            19.8.1   Gas Turbine Tests and Inspections

            19.8.1.1 Rotor Final Balance (Observe) - Optional

                     The customer representative is invited to observe the normal production operation of final rotor balance on the rotor designated for his unit. The completed rotor is set up in the balance machine and stabilized. Unbalance readings are taken in two planes at low speed (300 to 500 rpm) and balance correction is applied to one or more planes by weight addition or removal. Final balance readings and mathematical checks are performed to assure an acceptable rotor.

                     Final rotor balance is a single operation on the entire unit for MS6001B, MS6001F, MS7001F, MS9001F gas turbine models (two bearing designs). The MS7001E and MS9001E models, (three bearing designs), have separate balance operations for the compressor section rotor and the turbine section rotor. Manufacturing methods and priorities are such that the customer should plan on separate visits where multiple balancing operations are to be observed.

                     Since GT rotors are considered rigid and are made up of individually balanced, geometrically-controlled components, the low speed balancing operation adequately ensures low vibration levels in the operation unit.

            19.8.1.2 Turbine Factory Final Test

                     There is no factory test as part of the order.

                      However, factory testing of gas turbines will be performed on an audit basis as determined by GE. If a customer's specific machine is scheduled for testing, the customer or his representative(s) may be invited to directly observe operation of his gas turbine during its normal final fire testing.

            19.8.1.3 Unit Ready for Shipment (Observe) - Optional

                     Consisting of up to two (2) distinct inspection points depending on the machine and the customer objectives, this option starts with a walk around


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                     inspection of the unit in the final stages of preparation
                     for shipment. This inspection is after final painting but before the bolting of batten strips which secure the side panels and prevent internal access for machines with on-base lagging. During this inspection the customer may review overall workmanship, completeness of assembly, adequacy of prime painting, application of flange blanking plates, preservation techniques and general shipping practices.

                     Next the customer may desire to see his unit on the rail car ready for shipment. The unit is fully enclosed, if an on-base lagging design, is secured to the car and appropriately marked. It is then shipped by rail, either to location or to port.

          19.8.2     Generator Test and Inspections

          19.8.2.1   Generator Stator

          19.8.2.1.1 Final Electrical Test (Observe)

                     The typically two (2) to four (4) hour inspection includes the following:

                     o   General visual inspection of the fully assembled stator

                     o Winding Resistance Measurement--The dc resistance of each phase is measured with a low resistance ohm meter along with the winding temperature.

                     o Insulation Resistance Measurement--Prior to the final winding high potential test, the insulation resistance over a ten minute period is measured with a 500 volt dc insulation tester.

                     o High-Potential Test--The windings of the armature are tested by grounding two phases and applying a 60 Hz voltage whose RMS value is twice the machine's rated voltage plus 1000 volts. This test is repeated for each phase. This test is done per GE standard which meets or exceeds IEEE 115 and ANSI C50.10.

          19.8.2.2   Generator Field

          19.8.2.2.1 Overspeed and Balance (Observe)

                     Overspeed Test - The overspeed test is intended to expose the components of the field assembly to forces higher than normal and demonstrate the ability of

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                     the field assembly to withstand such forces. The field is
                     set up in the high speed balance facility, it is held for three minutes at a speed 20% above the rated speed of the unit.

                     High Speed Balance - The generator field will undergo a high speed balance. The primary objective of precision balancing is to reduce the residual unbalance of the field to the lowest possible level. The approach used in balancing fields is called modal balancing. Each mode of vibration, or critical speed, is balanced in turn, starting with the lowest speed, on first mode. The process proceeds to each critical in turn from the first to the highest critical within the operating speed range. After all criticals are balanced to a small residual vibration level, balance at rated speed is evaluated.

          19.8.2.2.2 Final Electrical Test (Observe)

                     o Winding Resistance Measurement--The dc resistance of each phase is measured with a low resistance bridge. The winding temperature is also measured.

                     o Insulation Resistance Measurement--Prior to the final winding high potential test, the insulation resistance over a ten minute period is measured with a 500 volt dc insulation tester.

                     o High-Potential Test--The windings of the field are tested by applying 10 times the rated field voltage but not less than 1500 volts ac between the field winding and ground for field voltages of 500 volts or less. For fields rated greater than 500 volts, the test voltage is twice the rated voltage plus 4000 volts ac. This test is done per GE standard which meets or exceeds IEEE 115 and ANSI C50.10.


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                        G            GE Power Systems
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20. Reference Documents
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  Document Title                                       Number
--------------------------------------------------------------------------------
Process Specification Fuel Gases for Combustion in Heavy-            GEI-41040F
Duty Gas Turbines
--------------------------------------------------------------------------------
Gas Turbine Liquid Fuel Specifications                               GEI-41047H
--------------------------------------------------------------------------------
Recommendations for Storage of Liquid Fuels                          GEK-28163
--------------------------------------------------------------------------------
Cooling Water Recommendations for Closed Cooling System              GEI-41004G
--------------------------------------------------------------------------------
Requirements for Water/Steam Purity in Gas Turbines                  GEK-101944
--------------------------------------------------------------------------------
Gas Turbine Evaporative Coolers - Design Considerations for          GEK-107158
Water Supplies
--------------------------------------------------------------------------------
Compressor Cleaning                                                  GEK-107122A
--------------------------------------------------------------------------------
Field Performance Testing Procedure                                  GEK-28166A
--------------------------------------------------------------------------------
Standard Field Testing Procedure for NOx Emission                    GEK-28172F
Compliance
--------------------------------------------------------------------------------
Gas Turbine and Accessory Equipment Preservation                     GEK-28156C
--------------------------------------------------------------------------------
Lubricating Oil Recommendations for Gas Turbines with                GEK-32568E
Bearing Ambients above 500(degree)F (260(degree)C)
--------------------------------------------------------------------------------
Heavy Duty Gas Turbine Operating and Maintenance                     GER-3620F
Considerations
--------------------------------------------------------------------------------


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                        G            GE Power Systems
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21. Spare Parts Recommendation
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 Later






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